      As filed with the Securities and Exchange Commission on April 20, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ---------------

                                    FORM S-11

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                       AUTOMOTIVE REALTY TRUST OF AMERICA
      (Exact Name of Registrant as Specified in its Governing Instruments)

                               ---------------

                               CAMPBELL CENTRE II
                     8150 N. CENTRAL EXPRESSWAY, SUITE 1233
                               DALLAS, TEXAS 75206
                            TELEPHONE: (214) 346-2944
                            FACSIMILE: (214) 368-4886
               (Address, Telephone Number and Facsimile Number of
                   Registrant's Principal Executive Offices)

                                ---------------


                                DAVID L. JOHNSTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       AUTOMOTIVE REALTY TRUST OF AMERICA
                               CAMPBELL CENTRE II
                     8150 N. CENTRAL EXPRESSWAY, SUITE 1233
                               DALLAS, TEXAS 75206
                                 (214) 346-2944
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies To:


           Bryan L. Goolsby, Esq.                  Tracy K. Edmonson, Esq.
         Donald A. Hammett, Jr., Esq.               Laura L. Gabriel, Esq.
Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.          Latham & Watkins
         2001 Ross Avenue, Suite 3000          505 Montgomery Street, Suite 1900
             Dallas, Texas 75201                San Francisco, California 94111
          Telephone: (214) 849-5500                Telephone: (415) 391-0600
          Facsimile: (214) 849-5599                Facsimile: (415) 395-8095

                                ---------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                       PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT BEING           OFFERING PRICE PER       AGGREGATE OFFERING            AMOUNT OF
   BEING REGISTERED             REGISTERED                SHARE (1)                 PRICE (1)             REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Shares of
Beneficial Interest,  no
par value per share            8,740,000(2)                 $21.00                $183,540,000                $54,144
===============================================================================================================================

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
   (2) Includes 1,140,000 Common Shares of Beneficial Interest that may be purchased by the Underwriters to cover over-allotments, if any.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED APRIL 20, 1998

         PROSPECTUS
                                7,600,000 SHARES

                                     [logo]

                       AUTOMOTIVE REALTY TRUST OF AMERICA

                      COMMON SHARES OF BENEFICIAL INTEREST

                                ---------------

         Automotive Realty Trust of America (the "Company") is a newly organized self-administered and self-managed real estate investment trust ("REIT") formed under the Texas Real Estate Investment Trust Act, as amended, to invest in the real property and related improvements used by operators of high-quality, well-located automobile dealerships and motor vehicle related businesses located throughout the United States. The Company is one of the first real estate investment trusts formed to invest in automobile dealership-related real estate, and the Company believes it is therefore positioned to take advantage of the growth in the automobile industry and consolidation among automobile dealerships. The Company's acquisition strategy is to purchase real property and related improvements from automobile dealerships and lease the property back to the original owners or their affiliates.

         Upon the closing of this offering (the "Offering") and the Formation Transactions (as defined herein), it is anticipated that the Company will own 67 automobile dealership properties (the "Initial Properties") located in California, Colorado, Florida, Maryland, Ohio, Tennessee, Texas and Virginia.

         All of the Company's common shares of beneficial interest, no par value per share (the "Common Shares"), offered hereby are being sold by the Company. Upon completion of certain transactions relating to the formation of the Company, the executive officers of the Company and the Founding Dealers (as defined herein) will own approximately 52% of the Company, on a fully-diluted basis (assuming an initial public offering price of $20 per Common Share), through their ownership of Common Shares and interests in ARTA Operating Limited Partnership, a Delaware limited partnership controlled by the Company ("OP Units"). Jack I. Tompkins, Chairman of the Board, has agreed to purchase 150,000 Common Shares, and Bert Wollen, Executive Vice-President - Business Development and Chief Acquisition Officer, has agreed to purchase 75,000 Common Shares at the initial public offering price in a private placement anticipated to close simultaneously with the closing of the Offering.

         Prior to this Offering, there has not been a public market for the Common Shares. It is currently estimated that the initial public offering price will be between $19 and $21 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price. Application will be made to have the Common Shares listed on the New York Stock Exchange under the symbol "RTA."

         To assure that the Company maintains its qualification as a REIT, the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust") provides that, with certain exceptions, no person may own more than 9.8% of the number or value of outstanding shares of beneficial interest of any class of the Company. See "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws -- Restrictions on Transfer."

         SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY POTENTIAL INVESTORS INCLUDING, WITHOUT
LIMITATION:

         o Risks affecting automobile dealerships generally, including, without limitation, industry consolidation, competition, seasonality, susceptibility to changing consumer preferences and unpredictability of discretionary consumer spending, all of which could adversely affect a lessee's ability to make its lease payments to the Company;
         o Dependence upon lease payments from the Company's lessees for substantially all of the Company's income and the difficulties associated with attracting replacement lessees;
         o        Lack of investment diversification among different industries;
         o The limitations imposed by federal and state laws on the Company's recourse against lessees who default under their leases;
         o Risks associated with the long term nature of the leases (with terms, including options, of up to 35 years), together with lock-out periods applicable to many of the Initial
                  Properties, which may have an adverse effect on the Company's ability to sell a property;
         o The lack of appraisals of the Initial Properties and the possibility that the purchase prices paid for the Initial Properties may exceed the fair market value of one or more of the Initial Properties;

         o The risks associated with repurchase options allowing certain dealer lessees to repurchase properties at prices that may be less than the existing fair market values thereof;
         o The lack of control over the day-to-day operations and management of the automobile dealerships and related businesses which lease property from the Company;
         o Dependence upon future acquisitions, and the related risks of competition for acquisition opportunities and possible unavailability of capital to make such acquisitions;
         o The possible inability of the Company to achieve or maintain its proposed initial distribution rate;
         o        The lack of an operating history for the Company; and
         o Adverse tax consequences of failing to qualify as a REIT and, in the event of such failure, the decrease in funds available to pay distributions to shareholders resulting from taxation as a regular corporation.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================================
                                                         Underwriting
                                Price to                Discounts and              Proceeds to
                                 Public                Commissions (1)             Company (2)
------------------------------------------------------------------------------------------------------
Per Share                      $                         $                        $
------------------------------------------------------------------------------------------------------
Total (3)                      $                         $                        $
======================================================================================================

(1) For information regarding indemnification of the Underwriters, see "Underwriting."
(2)  Before deducting expenses estimated at $__________, payable by the Company.
(3) The Company has granted the Underwriters a 30-day option to purchase up to an additional 1,140,000 Common Shares solely to cover over-allotments, if any. See " Underwriting." If such option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, and Proceeds to Company will be $ , $ and $ , respectively.

                                ---------------

         The Common Shares are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions. It is expected that certificates for the Common Shares offered hereby will be available for delivery on or about ___________, 1998, at the office of Smith Barney Inc., 333 West 34th Street, New York, New York 10001.

                                ---------------

                    Joint Lead Managers and Joint Bookrunners

SALOMON SMITH BARNEY                       NATIONSBANC MONTGOMERY SECURITIES LLC

                                ---------------



JEFFERIES & COMPANY, INC.
                                                            SANDERS MORRIS MUNDY




              , 1998

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES, INCLUDING OVER- ALLOTMENT, ENTERING STABILIZING BIDS, EFFECTING SYNDICATE COVERING TRANSACTIONS AND IMPOSING PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                ---------------

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.
                                ---------------

                                TABLE OF CONTENTS

                                                                                                                    Page
                                                                                                                    ----
PROSPECTUS SUMMARY....................................................................................................1
         The Company .................................................................................................1
         Risk Factors.................................................................................................3
         Automotive Industry..........................................................................................4
         Business and Growth Strategy.................................................................................5
         Formation Transactions.......................................................................................6
         Organization.................................................................................................7
         Property Descriptions and Dealership Operation Profiles......................................................7
         The Offering ................................................................................................9
         Benefits to Related Parties.................................................................................10
         Distribution Policy.........................................................................................11
         Federal Income Tax Considerations...........................................................................11
         Summary Financial Data......................................................................................11

RISK FACTORS.........................................................................................................13
         Automotive Industry Risks...................................................................................13
         Dependence upon Lessees.....................................................................................15
         Concentration of Investments in the Automotive Industry.....................................................15
         Defaults by Lessees.........................................................................................15
         Duration of the Leases; No Right to Terminate Leases Upon Sale..............................................16
         Lack of Appraisals..........................................................................................16
         Repurchase Options..........................................................................................16
         Lack of Control Over Day-to-Day Operations and Management of the Dealerships................................16
         Dependence on Acquisitions..................................................................................16
         Possible Inability to Achieve or Maintain the Company's Initial Distribution Rate...........................17
         Lack of Operating History...................................................................................17
         Inability of the Company to Close the Acquisition of Property or Close Such Acquisition as Scheduled........18
         Real Estate Investment Risks................................................................................18
         Conflicts of Interest.......................................................................................19
         No Prior Trading Market; Dilution; Adverse Effect of Increases in Market Interest Rates.....................20
         Changes in Policies.........................................................................................21
         Ownership Limits............................................................................................21
         Anti-Takeover Provisions....................................................................................21
         Adverse Tax Consequences....................................................................................22
         Dependence Upon Key Personnel...............................................................................23
         Shares Eligible for Future Sale.............................................................................23
         Environmental and Other Regulations.........................................................................24
         Cost of Compliance with the Americans with Disabilities Act.................................................25
         Risks for Investors Subject to ERISA........................................................................26
         Competition From Other Companies with Similar Business Objectives and Strategies............................26
         Indemnification.............................................................................................26
         Risks of Leverage; No Limitation on Indebtedness............................................................26

USE OF PROCEEDS......................................................................................................28

DISTRIBUTION POLICY..................................................................................................29

CAPITALIZATION.......................................................................................................31

DILUTION ............................................................................................................32

SELECTED HISTORICAL FINANCIAL INFORMATION  ..........................................................................33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS...............................................................34
         Overview....................................................................................................34
         Pro Forma Results of Operations for the Company.............................................................35
         Pro Forma Liquidity and Capital Resources of the Company....................................................35
         Inflation...................................................................................................36
         Seasonality.................................................................................................36
         New Accounting Pronouncement................................................................................36

ORGANIZATION AND FORMATION TRANSACTIONS..............................................................................37
         Organization................................................................................................37
         The Formation Transactions..................................................................................37
         Acquisition of the Initial Properties From the Founding Dealers.............................................38

BUSINESS AND PROPERTIES..............................................................................................39
         The Company.................................................................................................39
         The Operating Partnership...................................................................................40
         Automotive Industry Overview................................................................................40
         Business and Growth Strategy................................................................................41
         Property Descriptions and Lease Terms.......................................................................42
         Investment Policies.........................................................................................55

MANAGEMENT...........................................................................................................56
         Executive Officers and Trust Managers.......................................................................56
         Compensation of Trust Managers..............................................................................58
         Executive Compensation......................................................................................58
         Incentive Share Plan........................................................................................58
         Employment Agreements.......................................................................................59
         Limitation of Liability and Indemnification.................................................................60
         Compensation and Audit Committee............................................................................60
         Indemnification of Trust Managers and Officers..............................................................60
         Transactions with Certain Officers and Trust Managers.......................................................60

CERTAIN POLICIES AND OBJECTIVES......................................................................................62
         Investment Policies.........................................................................................62
         Disposition Policy..........................................................................................62
         Financing Policies..........................................................................................63
         Conflict of Interest Policies...............................................................................63
         Certain Other Policies......................................................................................64

PARTNERSHIP AGREEMENT................................................................................................65
         Management..................................................................................................65
         Amendments..................................................................................................65
         Transfers of OP Units.......................................................................................65
         Initial and Additional Capital Contributions................................................................65
         Redemption of OP Units......................................................................................66
         Term........................................................................................................66

PRINCIPAL SHAREHOLDERS...............................................................................................67

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST.........................................................................68
         General.....................................................................................................68
         Common Shares...............................................................................................68
         Preferred Shares............................................................................................68
         Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws...........................68
         Transfer Agent..............................................................................................72

SHARES ELIGIBLE FOR FUTURE SALE......................................................................................72
         Lock-up Agreements..........................................................................................72
         Registration Rights.........................................................................................73

FEDERAL INCOME TAX CONSIDERATIONS....................................................................................73
         Taxation of the Company  ...................................................................................73
         Failure to Qualify..........................................................................................78
         Partnership Anti-Abuse Rule.................................................................................78
         Taxation of Taxable Domestic Shareholders...................................................................79
         Backup Withholding..........................................................................................79
         Taxation of Tax-Exempt Shareholders.........................................................................80
         Taxation of Foreign Shareholders............................................................................80
         State and Local Taxes.......................................................................................82
         Tax Aspects of the Operating Partnership....................................................................82

ERISA CONSIDERATIONS.................................................................................................84

UNDERWRITING.........................................................................................................86

LEGAL MATTERS........................................................................................................87

EXPERTS  ............................................................................................................87

ADDITIONAL INFORMATION...............................................................................................87

INDEX TO COMBINED FINANCIAL STATEMENTS ..............................................................................F-1


                                       iii

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere herein. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the initial public offering price per Common Share will be $20, which is the midpoint of the range of the estimated initial public offering prices set forth on the front cover of this Prospectus (the "Offering Price"), and (ii) the Underwriters' over-allotment option is not exercised. Unless the context otherwise requires, the term "Company," as used herein, includes Automotive Realty Trust of America and ARTA Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), and all references to Founding Dealers and Initial Dealer Lessees (each, as defined herein) also refer to their respective affiliates. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements relate to future events, the future financial performance of the Company, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors should specifically consider the various factors identified in this Prospectus that could cause actual results to differ, including those discussed in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties." The Company and the Underwriters disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. The laws cited above may not be applicable to initial public offerings such as this Offering. This Prospectus includes statistical data regarding the automotive industry. Unless otherwise indicated, such data is taken or derived from information published by (i) the Industry Analysis Division of the National Automobile Dealers Association ("NADA") in its NADA Data 1996, and NADA Data 1997, and on the "NADANET" Website located at "www.nadanet.com/news/nadadata/econfyi.htm," or (ii) Crain Communications, Inc. in its Automotive News 100-Year Almanac, 1996 Market Data Book and 1997 Market Data Book.

                                   THE COMPANY

         The Company is a newly organized self-administered and self-managed real estate investment trust ("REIT") formed under the Texas Real Estate Investment Trust Act, as amended, to invest in the real property and related improvements used by operators of high-quality, well-located automobile dealerships and motor vehicle related businesses located throughout the United States ("Automotive Properties"). The Company is one of the first REITs formed to invest in Automotive Properties, and the Company believes it is therefore positioned to take advantage of the growth in the automobile industry and the consolidation among automobile dealerships. The Company's acquisition strategy is to purchase Automotive Properties and lease such properties back to the original owners or their affiliates. This strategy allows the management of the dealerships to remain in place. Additionally, through the sale of its property to a REIT, an automobile dealer may consolidate its real estate with the real estate of other dealers and have the opportunity to obtain liquidity and funds to expand the operations of its retail operating businesses, while maintaining control of such operating businesses. Further, the Company believes that its acquisition strategy and its Operating Partnership structure will provide automobile dealers with opportunities to diversify their assets and facilitate their estate planning. The Company believes that its lease structure will be attractive to other owners of Automotive Properties and may facilitate the acquisition of properties that might not otherwise be available for purchase.

         Upon the closing of this offering (the "Offering") and the Formation Transactions (as defined herein), it is anticipated that the Company will acquire 67 automobile dealership properties (collectively, the "Initial Properties" and individually, an "Initial Property") located in California (5), Colorado (3), Florida (6), Maryland (15), Ohio (6), Tennessee (10), Texas (17) and Virginia (5) from 17 dealer groups (the "Founding Dealers"). The Company will lease the Initial Properties back to the Founding Dealers or their affiliates (collectively, the "Initial Dealer Lessees" and individually, an "Initial Dealer Lessee") under long-term triple-net operating leases (collectively, the "Initial Leases" and individually, an "Initial Lease"). See "Business and Properties -- Property Descriptions and Lease Terms." Of the Founding Dealers, four are in the 100 largest automobile dealership groups (as determined based on revenues) in the United States, and many have received numerous industry awards in connection with the operation of their respective businesses. In addition, the Company believes that each of the Founding Dealers has historically demonstrated strong operating performance.

         The Company believes that the trend toward consolidation of the ownership of Automotive Properties will continue. The marketing of automobiles by franchised dealers is a highly fragmented industry, with the largest 100 dealer groups generating less than 10% of total sales revenues nationwide and controlling approximately 5% of all franchised dealerships. While automobile sales have increased over the last five years, the number of automobile dealerships has decreased, in part through the consolidation currently underway in the industry. The Company intends to target for acquisition high-quality, well-located Automotive Properties owned by reputable, financially strong automobile dealerships that have long business track records, proven operating histories and the capacity to increase sales and compete in a consolidating automobile dealership environment. The Company believes that its multiple independent lessee structure, the substantial industry knowledge, experience and relationships within the automotive industry of its management and Board of Trust Managers and the financial condition and reputation of the Initial Dealer Lessees will provide the Company with a competitive advantage in the acquisition of high-quality, well-located Automotive Properties.

         The Initial Leases are typically for terms of ten years with two renewal options of five to ten years each. The majority of all of the Initial Leases between the Company and the Initial Dealer Lessees (representing 82% of the aggregate Initial Annual Base Rent (as defined herein)) are cross-defaulted with other Initial Leases within each particular Founding Dealer or are guaranteed by other Initial Dealer Lessees within such Founding Dealer. Of the remaining Initial Leases, (i) the obligations of Chase Chevrolet, Sunnyside Automotive, Towson Ford and FUS, Inc. are guaranteed by one or more principals (and in the case of FUS, Inc. is limited to 90% of the basic rental under the Initial Lease and extends for a period of seven years), (ii) the obligations of the Bowers Transportation Group ("Bowers Group") are subject to a limited third-party guarantee, except for two Initial Properties and (iii) the obligations of the Sterling McCall Group are not subject to any such cross-default provisions or guarantees. It is anticipated that the Company's leases will provide the Company with a consistent stream of cash flow, which will generally increase annually based upon increases in the Consumer Price Index. See "Business and Properties -- Property Descriptions and Lease Terms -- Lease Payments." The Initial Leases will be long-term "triple-net operating" leases that generally require an Initial Dealer Lessee to pay all operating costs of the Initial Property leased by it, as well as all taxes, utilities, insurance, repairs, maintenance and other expenses. See "Business and Properties -- Property Descriptions and Lease Terms --Triple Net Operating Leases." Twelve Founding Dealers have repurchase options, rights of first refusal and/or rights of first offer regarding the respective Initial Properties to be contributed by them in the Formation Transactions. See "Business and Properties -- Property Descriptions and Lease Terms." By leasing the Initial Properties to the Initial Dealer Lessees, there will be continuity of management of the dealerships, which the Company believes should facilitate its growth and profitability.

         The Company has established base rentals under the Initial Leases at conservative levels to provide lessees with sufficient cash flow to make rental payments. Based on its financial due diligence, the Company believes that the average of the Founding Dealers' aggregate 1997 estimated operating cash flow is in excess of 2.5 times their average initial lease payments for the Initial Properties. In addition, the Company believes that the average lease payment to be made by the Founding Dealers is less than 1.2% of 1997 average gross sales of the Founding Dealers.

         Jack I. Tompkins, Chairman of the Board of Trust Managers, David L. Johnston, President and Chief Executive Officer, and Bert Wollen, Executive Vice President-Business Development and Chief Acquisition Officer, are the Company's executive officers (the "Executive Officers"). Messrs. Tompkins and Wollen have 28 and 24 years of experience, respectively, in various industries, including experience in financial transactions and mergers and acquisitions, and each has experience as an officer of a public company. Mr. Johnston has 24 years of experience in the real estate industry and has been an executive officer of two publicly traded REITs. Messrs. Tompkins and Wollen have agreed to purchase an aggregate of 225,000 Common Shares (collectively, the "Placement Shares") at the initial public offering price in a private placement (the "Private Placement") anticipated to close simultaneously with the closing of the Offering. Upon the closing of the Offering and the Formation Transactions, the Company's Executive Officers, members of its Board of Trust Managers ("Trust Managers"), certain affiliates of the Trust Managers, and certain employees of the Company will beneficially hold an aggregate of approximately 22% of the Company on a fully-diluted and exchanged basis (assuming an initial public offering price of $20 per share), through their ownership of the Company's common shares of beneficial interest, no par value (the "Common Shares"), and interests in the Operating Partnership ("OP Units"). See "Principal Shareholders."

         Following the closing of the Offering, the Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the ability to issue additional OP Units in the Operating Partnership. The Company is presently negotiating with NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), to provide a $100 million line of credit facility (the "Line of Credit"), which the Company intends to use primarily to finance future acquisitions. The Company anticipates that NationsBank, N.A., will fully underwrite $75 million of the Line of Credit and syndicate the balance. There can be no assurance that such negotiations will result in a binding commitment for a Line of Credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company." In connection with the acquisition of the Initial Properties, the Company will assume approximately $5.6 million of outstanding indebtedness (the "Assumed Debt"), and anticipates drawing approximately $34.4 million under the Line of Credit. Upon the closing of the Offering and assuming such advance under the Line of Credit, the Company's debt to total market capitalization will be approximately 10.9%. The Company believes its initial low level of Assumed Debt, coupled with the Line of Credit, should provide the Company with financial flexibility in pursuing acquisition opportunities. The Company intends to maintain a capital structure that limits consolidated indebtedness to no more than 40% of its total market capitalization. See "Certain Policies and Objectives -- Financing Policies."

                                 RISK FACTORS

         An investment in the Common Shares involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" beginning on page 13 prior to any investment in the Company. Such risks include, among others:

              o The risks affecting automobile dealerships generally, including, without limitation, industry consolidation, competition, seasonality, susceptibility to changing consumer preferences, and unpredictability of discretionary consumer spending, all of which could have a material adverse effect on a lessee's ability to make its lease payments to the Company;

              o The dependence upon lease payments from the Company's lessees for substantially all of the Company's income and the difficulties associated with attracting replacement lessees;

              o The lack of investment diversification among different industries other than the automobile industry;

              o The limitation imposed by federal and state laws on the Company's recourse against lessees who default under the leases;

              o The risks associated with the long term nature of the leases (which, with extensions, may have terms of up to 35 years) which, together with certain lock-out periods during which the Company may not sell many of the Initial Properties, may have a material adverse effect on the Company's ability to sell a property;

              o The lack of appraisals of the Initial Properties and the possibility that the purchase price paid for an Initial Property may exceed the fair market value of such Initial Property;

              o The risks associated with repurchase options allowing certain Initial Dealer Lessees to repurchase the Initial Properties at prices that may be less than the then existing fair market values thereof (see "Business and Properties -- Property Descriptions and Lease Terms -- Repurchase Options, Rights of First Refusal and Rights of First Offer");

              o The lack of control over the day-to-day operations and management of the lessees of Automotive Properties;

              o The dependence upon future acquisitions, and the related risks of competition for acquisition opportunities and possible unavailability of capital to make such acquisitions;

              o The possible inability of the Company to achieve or maintain its proposed initial distribution rate;

              o        The lack of an operating history for the Company;

              o        Any inability to close the acquisition of an Initial
                       Property;

              o The risks associated with real estate investments generally;

              o The conflicts of interest in connection with the Offering and the Formation Transactions;

              o The absence of a prior market for the Common Shares and the potential effect of increases in market interest rates on the trading prices of the Common Shares;

               o The risks associated with the ability of the Board of Trust Managers of the Company (the "Board of Trust Managers") to change the investment, financing and other policies of the Company at any time without shareholder approval;

               o The restrictions on the ownership of the Common Shares and certain other potential anti-takeover effects of Texas law and the Company's organizational documents, which may inhibit a change in control of the Company or other transactions, even if such a change in control or other transactions might be beneficial to the Company's shareholders;

               o The adverse tax consequences of the Company failing to qualify as a REIT and, in the event of such failure, the decrease in funds available to pay distributions to shareholders resulting from taxation as a regular corporation;

               o The risks associated with the Company's dependence upon key personnel;

               o The immediate dilution of $3.84 per share in the net tangible book value of Common Shares purchased in the Offering;

               o The risks of dilution to holders of Common Shares resulting from future sales by the Company of Common Shares;

               o The potential liabilities relating to unknown or future environmental issues or compliance with various federal, state and local laws;

               o The risks associated with compliance with the Americans with Disabilities Act of 1990, as amended (the "ADA"), should a lessee fail to fulfill its obligation to comply with the ADA under its lease;

               o The fact that an investment in the Common Shares may be unsuitable for certain investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

               o The risk of a failure to obtain the consent of a manufacturer, if required under a franchise agreement, in order for a dealer or an affiliate thereof to transfer its real property and related improvements to the Company; and

               o The risks associated with the indemnification of officers, Trust Managers, shareholders, employees and agents of the Company.

                               AUTOMOTIVE INDUSTRY

         Automotive retailing is the largest retail trade sector in the United States. The automobile dealership industry is highly fragmented and largely privately held, with approximately 22,701 automobile dealership locations representing more than 53,000 franchised dealerships in 1997. It is estimated that sales by franchised automobile dealers account for one-fifth of the nation's total retail sales of all products and merchandise. In 1996, each of the 100 largest automobile dealership groups (as determined based upon revenues) had revenues in excess of $200 million. From 1992 through 1996, new vehicle sales revenues grew at a 10.5% compounded annual rate. Over the same period, used vehicle sales revenues grew at a 14.6% compounded annual rate. Slower unit volume growth over this time period has been offset by the rising prices associated with new vehicles and, on average, the higher prices paid for later model high-quality used vehicles that now comprise a significant portion of the used vehicle market. Automobile sales are affected by many factors, including, without limitation, rates of unemployment, income growth, interest rates, other national and local economic conditions, automotive innovations, weather patterns and general consumer sentiment. See "Risk Factors -- Automotive Industry Risks."

         Although automobile dealerships generally rely on new and used car sales for a significant portion of their revenues, strong automobile dealerships generally generate additional revenue from diversified operations that include after market products, financing and insurance products, service and parts, and collision repair centers (commonly referred to as body shops). This diversification reduces the impact on the dealers of economic downturns in any one of these sub-sectors. On average, gross margins are 6.4% on new car sales, 11.1% on used car sales and 45.0% on revenues from service/parts/collision repair. The emphasis on the service/parts/collision repair businesses of a dealership is important to maintain a recurring, recession-resistant income stream. Based on the Company's review of the internally generated, unaudited financial statements of the Founding Dealers, the aggregate revenues of the Initial Dealer Lessees from service/parts/collision repair cover approximately 57% of the total fixed expenses of the Initial Dealer Lessees.

         As the automotive industry has evolved, so has the profile of the typical automobile dealership. Over the past three decades, there has been a trend toward consolidation with fewer owners and automobile dealers. The number of automobile dealers has declined from approximately 24,825 in 1990 to approximately 22,701 in 1997, an approximate 9% decrease. Increased competition from independent leasing companies, Internet purchasing services and warehouse clubs has contributed to the decline in the number of automobile dealerships. Manufacturers have responded to the increased competition by consolidating dealerships, requiring automobile dealers to upgrade facilities and partnering with some of their automobile dealers to create automotive superstores in selected markets. The Company believes that these factors, together with increasing capital requirements for operating automobile dealerships, lack of a viable exit strategy (especially for larger dealerships), increased consumer information, aging dealership principals, declining new vehicle gross margins, high-cost distribution systems, vehicle manufacturer programs and other efforts to reduce the number of franchises, the advent and growth of specialty retailers for used vehicles, parts and services, and the increasing acceptance of public ownership of franchised automobile dealerships by automobile manufacturers indicate that there will be further consolidation in the automotive industry. Consolidation should translate into fewer, larger dealers with substantial capital requirements to support, improve and expand operations.

                          BUSINESS AND GROWTH STRATEGY

         The Company's business objective is to increase Cash Available for Distribution (as defined herein) per share and maximize shareholder value by acquiring high-quality, well-located Automotive Properties throughout the United States. The Company will focus on the ownership and acquisition of Automotive Properties that are leased by reputable, financially strong dealerships that have long business track records, proven operating histories and the capacity to increase sales and compete in a consolidating automobile dealership environment. The Company expects to achieve these objectives by successfully implementing the growth, acquisition and operating strategies set forth below.

         Growth Strategies. The Company's primary growth strategies are to (i) acquire additional Automotive Properties that meet the Company's acquisition criteria, (ii) increase rents pursuant to Consumer Price Index adjustments as provided under the Initial Leases and under leases for Automotive Properties that may be acquired in the future, (iii) acquire additional Automotive Properties from Founding Dealers as they expand their businesses and (iv) work with lessees to provide additional capital to expand their existing facilities in order to maximize the dealers' performance while benefitting from related rental increases.

         Acquisition Strategy. Given the highly fragmented nature of the automotive industry in the United States, the Company believes there are significant opportunities to make acquisitions that meet the Company's investment criteria. The Company believes that the combination of its multiple lessee structure, the strong reputation of the Company's management team and of the Founding Dealers, the high quality of the Company's portfolio of Automotive Properties and its ability to issue OP Units to finance acquisitions will be especially attractive to those dealers that seek liquidity with respect to the value of their real property and deferral of capital gains thereon without relinquishing operational control of their facilities. As a public company, the Company expects to have access to a wide variety of financing sources to fund acquisitions, including the ability to issue various types of public and private debt and equity securities, as well as the ability to issue OP Units as consideration for Automotive Properties where cash is not appropriate for tax or other reasons.

         The Company intends to concentrate its investment activities on purchasing Automotive Properties that meet one or more of the following acquisition criteria:

         o        Quality retail sites that are well-located
         o Reputable and financially sound lessees with proven operating histories
         o Demonstrated operating cash flow coverage typically in excess of two times initial lease payment
         o Validation of the foregoing by application of the Company's valuation methodology, which includes a thorough evaluation of the automobile dealer's financial strength as measured against a proprietary database of automobile dealership information

         The experience of the Company's management in developing relationships with dealers who are prospective sellers of real property to the Company will facilitate the acquisition of properties that meet its acquisition criteria. The Company has established relationships within the automotive industry that the Company believes will assist it in identifying potential acquisitions. The Company has relationships with consultants and certified public accounting firms who have an active presence in the automotive industry. Furthermore, the Company has entered into a memorandum of understanding with CB Commercial/Madison Advisory Group which anticipates that CB Commercial will serve as the Company's exclusive real estate brokerage firm for identifying future acquisitions and, in return therefor, will receive a fee. See "Business and Properties -- Business and Growth Strategy." The Company believes that CB Commercial's national brokerage force of over 2,600 professionals should give it a significant advantage in identifying acquisitions without incurring substantial additional general and administrative expenses. The Company's acquisition strategy will be supported by its multiple lessees and their strategic alliances with dealerships and industry contacts. These relationships are expected to enhance the Company's acquisition efforts and allow the Company to move quickly to acquire properties in markets where a Founding Dealer has market knowledge and operating expertise.

         Operating Strategy. The principal elements of the Company's operating strategy include:

         o Leasing high-quality, well-located Automotive Properties to reputable, financially strong dealerships with long business track records and proven operating histories
         o        Leasing its properties on a triple-net operating basis
         o Monitoring on an ongoing basis the operating performance of the dealerships and compliance by the lessees with their lease obligations
         o Cross-defaulting lease obligations of affiliated properties operated within dealership groups
         o Obtaining pledges of OP Units and/or guarantees of related parties as security for lease payments
         o Limiting consolidated indebtedness of the Company to no more than 40% of the Company's total market capitalization

                             FORMATION TRANSACTIONS

         In the Formation Transactions, Messrs. Tompkins and Wollen have agreed to purchase 150,000 and 75,000 Common Shares, respectively, at the initial public offering price in the Private Placement. See "Organization and Formation Transactions."

         In the Formation Transactions, the Founding Dealers will contribute the Initial Properties to the Operating Partnership in exchange for OP Units with an aggregate estimated value of approximately $158.7 million, approximately $50.8 million in cash, the assumption by the Company of approximately $5.6 million in Assumed Debt and repayment of approximately $119.4 million in existing indebtedness. OP Units may be redeemed, at the election of the holder, for cash or, at the Company's option, exchanged for Common Shares on a one-for-one basis at any time after the first anniversary of the closing of the Formation Transaction in which the OP Units are issued. Upon the closing of the Formation Transactions, it is anticipated that the Company will own an approximate 52% ownership interest in the Operating Partnership (including a 1% interest as a general partner of the Operating Partnership). The percentage ownership interest may fluctuate based on the number of OP Units actually issued. See "Organization and Formation Transactions." The Operating Partnership, as lessor, will lease the Initial Properties to the Initial Dealer Lessees pursuant to the Initial Leases, which are structured as triple-net operating leases and generally provide for initial terms of ten years, with each Initial Dealer Lessee generally having the right to extend the term of its Initial Lease for two renewal terms of five to ten years each. See "Organization and Formation Transactions" and "Business and Properties -- Property Descriptions and Lease Terms." Although the closing of the Offering is conditioned upon the acquisition by the Company of the Initial Properties, the Underwriters may, in their discretion, waive this condition with respect to one or more Initial Properties. See "Risk Factors -- Inability of the Company to Close the Acquisition of Property or Close such Acquisition as Scheduled," "Use of Proceeds" and "Underwriting."

                                  ORGANIZATION

         Following the closing of the Formation Transactions, the structure and relationships of the Company, the Operating Partnership, the Founding Dealers and the Initial Dealer Lessees will be as follows:

                                     [GRAPH]





             PROPERTY DESCRIPTIONS AND DEALERSHIP OPERATION PROFILES

         The Company has entered into agreements to acquire 67 Initial Properties located in California, Colorado, Florida, Maryland, Ohio, Tennessee, Texas and Virginia from 17 Founding Dealers. Set forth below is certain information with respect to the Founding Dealers and the Initial Properties. See also "Business and Properties -- Property Descriptions and Lease Terms -- Repurchase Options, Rights of First Refusal and Rights of First Offer."

                                                                                     AGGREGATE
                                                                                       GROSS
                                                                               LAND   LEASEABLE         INITIAL          EXTENDED
                                      NUMBER                                   AREA   BUILDING          ANNUAL    FIXED    TERM
                                        OF                        PURCHASE      IN       AREA            BASE     TERM   (OPTIONS/
FOUNDING DEALER GROUPS              PROPERTIES   LOCATION          PRICE       ACRES   (SQ. FT.)         RENT    (YEARS)  YEARS)
----------------------              ----------   --------          -----       -----  -----------      -------    ------  --------
Braman Group                             9       Florida,      $ 63,112,000    47.89    627,250     $  6,311,200    10      2/10
                                                 Colorado
Park Place Motorcars                     4       Texas           51,020,408    23.55    420,626        5,000,000    10      2/10
Momentum Motorcars                       4       Texas           36,840,000    26.16    193,123        3,684,000    10       5/5
Len Stoler Automotive Group (1)          4       Maryland        21,100,000    30.27    153,318        2,110,000    10       2/5
Bowers Transportation Group             10       Tennessee       19,572,720    31.38    154,253        1,957,272    10       2/5
Sterling McCall Group                    5       Texas           19,260,000    24.90    170,421        1,926,000    30(2)   None
Frankel Automotive Group                 4       Maryland        19,078,200    13.57    110,156        1,907,820    10       2/5
Lindsay Automotive Group                 3       Virginia        18,600,000     9.98    127,155        1,860,000    10       2/5
Bob Bell Automotive Group                3       Maryland        15,000,000    24.34    151,000        1,500,000    10       2/5
Miller Automotive Group (3)(4)           4       California      14,790,000     3.37     89,818        1,479,000    10       2/5
Lustine Automotive Group                 4       Maryland,       13,200,000    17.77    171,786        1,320,000    10       2/5
                                                 Virgina
The Motorcars Group                      4       Ohio            12,840,000     8.68     85,100        1,284,000    10      2/10
Lynn Alexander Auto Group                4       Texas            9,000,000    18.54    130,525          900,000    10       2/5


                                                                                   AGGREGATE
                                                                                     GROSS
                                                                             LAND  LEASEABLE         INITIAL          EXTENDED
                                      NUMBER                                 AREA   BUILDING         ANNUAL    FIXED    TERM
                                        OF                      PURCHASE      IN     AREA             BASE     TERM   (OPTIONS/
FOUNDING DEALER GROUPS              PROPERTIES   LOCATION        PRICE       ACRES  (SQ. FT.)         RENT    (YEARS)  YEARS)
----------------------              ----------   --------       --------     -----  -----------      -------    ------  --------
Sunnyside Automotive                     2       Ohio            7,344,000    6.90     83,000        734,400    10         2/5
Chase Chevrolet                          1       California      7,200,000    7.36     48,294        720,000    10         2/5
Towson Ford                              1       Maryland        4,200,000    2.81     33,000        420,000    10         2/5
FUS, Inc.                                1       Maryland        2,328,000    3.52     18,403        232,800    10         2/5
                                        --                    ------------                       -----------
    TOTALS                              67                    $334,485,328                       $33,346,492
                                        ==                    ============                       ===========

------------
         (1) One property interest contributed is a ground lease which includes an option to purchase the underlying property contingent upon the death of the current lessor. Such option will be assigned to the Company upon the closing of the Formation Transactions with respect to the Len Stoler Automotive Group.
         (2) Subject to earlier termination by tenant upon written notice delivered to the landlord no less than six months prior to the Early Termination Date (as defined in the lease) or December 3, 2007, 2012, 2017 or 2022, as designated by the tenant, in the tenant's sole discretion).
         (3) A portion of one property interest contributed is a ground lease with 45 years remaining on its fixed term, which includes a right granted to the landlord's beneficiaries to require the tenant to purchase the property after the death of the landlord.
         (4) One Initial Lease has a 25 year fixed term with no options to extend the term thereof.

         The following is a description of the allocation of the purchase price for each Founding Dealer:

                                                                     ESTIMATED           ESTIMATED       ESTIMATED
                                       TOTAL                           ASSUMED           DEBT REPAID     VALUE OF
FOUNDING DEALER GROUPS             PURCHASE PRICE         CASH         DEBT             AT CLOSING      OP UNITS(1)
----------------------             --------------         ----         -----           ------------     -----------
Braman Group(2) ..............     $ 63,112,000             --       $  5,646,000     $ 20,952,000     $ 36,514,000
Park Place Motorcars .........       51,020,408             --               --         26,645,550       24,374,858
Momentum Motorcars(3) ........       36,840,000             --               --         15,885,063       20,954,937
Len Stoler Automotive
   Group .....................       21,100,000     $  2,532,813             --         11,292,909        7,274,278
Bowers Transportation
   Group .....................       19,572,720       11,498,337             --          6,344,742        1,729,641
Sterling McCall Group ........       19,260,000        1,250,000             --          8,916,153        9,093,847
Frankel Automotive Group .....       19,078,200             --               --               --         19,078,200
Lindsay Automotive Group .....       18,600,000             --               --          8,118,000       10,482,000
Bob Bell Automotive Group ....       15,000,000             --               --          5,000,000       10,000,000
Miller Automotive Group ......       14,790,000          100,000             --          9,844,000        4,846,000
Lustine Automotive Group .....       13,200,000             --               --          6,379,400        6,820,600
The Motorcars Group ..........       12,840,000       12,840,000             --               --               --
Lynn Alexander Auto
  Group ......................        9,000,000        8,000,000             --               --          1,000,000
Sunnyside Toyota .............        7,344,000        7,344,000             --               --               --
Chase Chevrolet ..............        7,200,000        7,200,000             --               --               --
Towson Ford ..................        4,200,000             --               --               --          4,200,000
FUS, Inc. ....................        2,328,000             --               --               --          2,328,000
                                   ------------     ------------     ------------     ------------     ------------
         TOTALS ..............     $334,485,328     $ 50,765,150     $  5,646,000     $119,377,817     $158,696,361
                                   ============     ============     ============     ============     ============


----------
    (1) The actual number of OP Units issued to the Founding Dealers will vary depending upon the initial public offering price of the Common Shares. The actual number of OP Units issued to each Founding Dealer will be determined at the closing of the Formation

              Transactions by dividing the purchase price of the Initial Properties contributed by such Founding Dealer to the Operating Partnership (less the cash portion of the purchase price and any Assumed Debt) by the initial public offering price per Common Share. The number of Common Shares held by Jack I. Tompkins, Bert Wollen and WS&B Auto REIT, LLC ("WS&B"), the founding shareholders of the Company, will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, 7,934,818 OP Units will be issued in the Formation Transactions, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 179,250, 119,250 and 238,500 respectively. If the initial public offering price per Common Share is $21, the number of OP Units issued will be 7,556,970, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 273,712, 213,712 and 427,424, respectively. If the initial public offering price is $19, the number of OP Units issued will be 8,352,440, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 74,845, 14,844 and 29,689, respectively. As a result, notwithstanding the initial public offering price per Common Share, an aggregate of 16,425,984 Common Shares and OP Units will be outstanding on the closing of the Offering.

    (2) The Braman Group and its affiliates will also receive five-year warrants to purchase 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the closing of the Formation Transactions involving the Braman Group.

    (3) Ricardo Weitz, an affiliate of Momentum Motorcars, will also receive five-year warrants to purchase 50,000 Common Shares at the initial public offering price.

                                  THE OFFERING

Common Shares offered by the Company.................  7,600,000
Common Shares to be outstanding
   after this Offering(1)(2).........................  8,491,166
OP Units to be outstanding after the Offering (2) ...  7,934,818
Common Shares and OP Units to be outstanding after
   the Offering (1).................................  16,425,984
Use of proceeds.....................................  Proceeds of the Offering and the Private Placement,
                                                      together with borrowings under the Line of Credit,
                                                      will be used for the acquisition of the Initial
                                                      Properties, for the repayment of existing indebtedness
                                                      in connection with the acquisition of the Initial
                                                      Properties, and for working capital and general
                                                      corporate purposes.
Proposed New York Stock Exchange
symbol .............................................  RTA

------------

    (1) Includes an aggregate of 225,000 Common Shares agreed to be purchased by Messrs. Tompkins and Wollen in the Private Placement. See "Organization and Formation Transactions." Excludes (i) 1,642,600 Common Shares reserved for issuance pursuant to the Incentive Share Plan (as defined herein), of which options to purchase 1,000,000 Common Shares will be granted to certain officers and Trust Managers of the Company in connection with this Offering, (ii) 70,000 Common Shares reserved for issuance upon exercise of five-year warrants to purchase Common Shares at the initial public offering price to be issued to Norman Braman and his affiliates in connection with the closing of the Formation Transaction regarding the Braman Group, and (iii) 50,000 Common Shares reserved for issuance upon exercise of five-year warrants to purchase Common Shares at the initial public offering price to be issued to Ricardo Weitz, an affiliate of Momentum Motorcars, in connection with the closing of the Formation Transaction regarding Momentum Motorcars. See "Organization and Formation Transactions," "Management -- Incentive Share Plan" and "-- Transactions with Certain Officers and Trust Managers," and "Partnership Agreement."
    (2) OP Units are redeemable for cash or, at the Company's option, exchangeable for Common Shares on a one-for-one basis. See "Partnership Agreement -- Redemption of OP Units." Messrs. Tompkins and Wollen have agreed to purchase an aggregate of 225,000 Common Shares in the Private Placement. See "Organization and Formation Transactions." The actual number of OP Units issued to the Founding Dealers will vary depending upon the initial public offering price of the Common Shares. The foregoing table assumes an initial public offering price of $20 per Common Share. See "Organization and Formation Transactions" and "Benefits to Related Parties."

                           BENEFITS TO RELATED PARTIES

         The closing of the Formation Transactions will result in benefits to certain Executive Officers, Trust Managers and Founding Dealers. See "Management -- Transactions with Certain Officers and Trust Managers."

         Nelson E. Bowers, II (affiliated with the Bowers Group), Norman Braman (affiliated with the Braman Group) and Douglas W. Schnitzer (affiliated with Park Place Motorcars ("Park Place")), each of whom is a Founding Dealer or an affiliate thereof, have agreed to serve as Trust Managers of the Company upon the closing of the Offering and the Formation Transactions with respect to their respective affiliated dealer groups. In regard to Park Place, Kenneth L. Schnitzer, the brother of Douglas W. Schnitzer, is primarily responsible for the operations of Park Place. Douglas W. Schnitzer has responsibility for the real estate operations of Senterra Real Estate Group, L.L.C. and certain affiliates of Park Place. Douglas W. Schnitzer has also agreed to serve as the Chairman of the Executive Committee of the Board of Trust Managers upon his election to the Board of Trust Managers. In consideration for the contribution of the Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer, Messrs. Bowers, Braman and Douglas W. Schnitzer, or their affiliates, will receive cash and OP Units as set forth in "Business and Properties -- Property Descriptions and Lease Terms -- The Leases." The Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer will be leased back to their affiliates who will continue the operation of dealerships located upon such Initial Properties. See "Business and Properties -- Property Descriptions and Lease Terms -- The Leases" and "Management -- Transactions with Certain Officers and Trust Managers." In connection with the Formation Transactions, due to potential adverse tax consequences to these Founding Dealers, the Company has agreed not to sell certain Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer prior to the expiration of certain lock-out periods. The lock-out periods applicable to Initial Properties contributed by affiliates of Messrs. Braman and Douglas W. Schnitzer are generally the earlier of ten years (20 years with respect to one property owned by an affiliate of Mr. Braman), the sale or conversion of 75% of the OP Units held by Messrs. Braman or Douglas W. Schnitzer, or their affiliates, respectively, or the termination by their affiliated Initial Dealer Lessees of their respective leases. The lock-out period applicable to Mr. Bowers is generally the earlier of December 31, 2002 or the date upon which 75% of the OP Units held by Mr. Bowers have been converted or sold. In addition, upon the closing of the Formation Transactions (i) with respect to the Initial Properties to be contributed by the Braman Group, Mr. Braman and his affiliates will receive five-year warrants to purchase an aggregate of 70,000 Common Shares at the initial public offering price and will receive a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the transfer of such properties to the Operating Partnership and (ii) with respect to the Initial Properties to be contributed by Momentum Motorcars, Douglas W. Schnitzer or his affiliates will receive a cash fee equal to up to 1% of the total purchase price paid by the Company for such Initial Properties. The warrants to be issued to Mr. Braman and his affiliates may not be exercised for a period of one year after the closing of the Formation Transaction with respect to the Braman Group. See "Management -- Transactions with Certain Officers and Trust Managers."

         The Company has entered into employment agreements with Jack I. Tompkins, David L. Johnston and Bert Wollen, who are Executive Officers and Trust Managers. Messrs. Tompkins, Johnston and Wollen, in connection with their employment, Gerald W. Haddock in connection with his appointment as a Trust Manager, and Douglas W. Schnitzer, in connection with his appointment as a Trust Manager and as the Chairman of the Executive Committee, will receive options under the Company's Incentive Share Plan. See "Management -- Incentive Share Plan" and "-- Employment Agreements."

         In connection with his employment agreement, David L. Johnston received 16,666 Common Shares and options to purchase 33,334 Common Shares for $0.40 per share (such options to vest over a two-year period). See "Management -- Employment Agreements."

         The actual number of OP Units issued to each Founding Dealer will be determined at the closing of the Formation Transactions by dividing the purchase price of the Initial Properties contributed by such Founding Dealer to the Operating Partnership (less the cash portion of the purchase price and any Assumed Debt) by the initial public offering price per Common Share. The number of Common Shares held by Jack I. Tompkins, Bert Wollen and WS&B, the founding shareholders of the Company, will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, 7,934,818 OP Units will be issued in the Formation Transactions, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 179,250, 119,250 and 238,500 respectively. If the initial public offering price per Common Share is $21, the number of OP Units issued will be 7,556,970, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 273,712, 213,712 and 427,424, respectively. If the initial public offering price is $19, the number of OP Units issued will be 8,352,440 and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 74,845, 14,844 and 29,689, respectively. As a result, notwithstanding the initial public offering price per Common Share, an aggregate of 16,425,984 Common Shares and OP Units will be outstanding upon the closing of the Offering.

                               DISTRIBUTION POLICY

         The Company intends to pay to its shareholders regular quarterly distributions of at least 95% of the Company's annual REIT taxable income determined without regard to the deduction for dividends paid and by excluding net capital gains (as determined under Section 857(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) each year so as to qualify for the benefits accorded to a REIT under the Code. The Board of Trust Managers, in its sole discretion, will determine the actual distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors that the Board of Trust Managers deems relevant. The Company's first distribution, for the period from the closing of this Offering to June 30, 1998, is expected to equal a pro rata share of the estimated initial quarterly distribution of $0.394 per Common Share, which, on an annualized basis, will represent a distribution rate of $1.58 per share, or 7.88% of the initial public offering price. On a pro forma basis for the year ended December 31, 1997, the estimated initial distribution would represent approximately 93.2% of the Company's estimated net income, computed in accordance with generally accepted accounting principles (excluding gains and losses from debt restructuring and property sales), plus depreciation, amortization and minority interests, minus capital expenditures and principal payments of indebtedness ("Cash Available for Distribution.") There can be no assurance that the Company will be able to achieve or maintain its estimated initial distribution rate. Holders of OP Units will receive distributions on a per unit basis equal to the per share distributions to holders of Common Shares. The Company does not expect to adjust the estimated initial distribution rate if the Underwriters' over-allotment option is exercised. See "Distribution Policy."

                        FEDERAL INCOME TAX CONSIDERATIONS

         The Company will elect to be taxed as a REIT under Sections 856 through 859 of the Code, commencing with its taxable year ending December 31, 1998. If the Company qualifies for taxation as a REIT, with certain exceptions, the Company will not be subject to federal income tax at the corporate level on its taxable income that is distributed to shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it distribute at least 95% of its annual REIT taxable income determined without regard to the deduction for dividends paid and by excluding any net capital gains. For any taxable year in which the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In connection with the Company's election to be taxed as a REIT, the Declaration of Trust imposes restrictions on transfer of the Common Shares. See "Risk Factors -- Adverse Tax Consequences," "-- Anti-Takeover Provisions" and "-- Ownership Limits," "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws -- Restrictions on Transfer" and "Federal Income Tax Considerations."

                             SUMMARY FINANCIAL DATA

         The following table sets forth unaudited selected pro forma financial information for the Company. The pro forma operating information is presented as if the closing of the Offering and the Formation Transactions had occurred as of January 1, 1997, and therefore incorporates certain assumptions that are included in the Notes to Pro Forma Condensed Statements of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the closing of the Offering and the Formation Transactions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period.

                       AUTOMOTIVE REALTY TRUST OF AMERICA
             UNAUDITED SUMMARY CONSOLIDATED PRO FORMA FINANCIAL DATA
               (in thousands, except for share and per share data)

                                           Pro Forma for the Year Ended
                                                 December 31, 1997
                                                 -----------------
                                                  (Unaudited)
Statement of Operations Data:
        Rental Income                                         33,347
        General and Administrative Expense                     2,585
        Depreciation                                           5,020
        Minority Interest                                     10,731
        Interest Expense                                       3,385
        Net Income                                            11,626
        Net Earnings Per Common Share
          Basic                                                 1.37
          Fully Diluted                                         1.36
        Weighted Average Common Shares Outstanding
          Basic(1)                                         8,491,166
          Fully Diluted(1)                                 8,523,833


                                                Pro Forma at
                                              December 31, 1997
                                              -----------------
                                                (Unaudited)
Balance Sheet Data:
        Real Estate Owned, at Cost               334,485
        Total Assets                             336,699
        Debt Outstanding                          40,000
        Minority Interest                        158,696
        Total Shareholders' Equity               137,233


-------------
  (1) The actual number of Common Shares issuable upon the closing of the Offering will vary depending upon the initial public offering price per Common Share. See "Organization and Formation Transactions."

                                  RISK FACTORS

         An investment in the Common Shares involves various risks. Prospective investors should carefully consider the following risk factors in conjunction with the other information contained in this Prospectus before purchasing any Common Shares in this Offering.

         Certain statements included in this Prospectus are forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act), including, without limitation, statements containing the words "believes," "anticipates," "expects" and words of similar import. Such forward-looking statements relate to future events, the future financial performance of the Company, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Prospective investors should specifically consider the various factors identified in this Prospectus that could cause actual results to differ, including, without limitation, those discussed in the following section, as well as in the sections entitled "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business and Properties." The Company and the Underwriters disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. The laws cited above may not be applicable to initial public offerings such as this Offering.

AUTOMOTIVE INDUSTRY RISKS

         Consolidation of the Automotive Industry. Vehicles, both new and used, are being marketed and sold through a decreasing number of outlets. This rapid consolidation of the automobile dealership industry is due to a number of factors, including, but not limited to, increased consumer information, aging dealership principals, declining new vehicle gross margins, high-cost distribution systems, vehicle manufacturer programs and other efforts to reduce the number of franchises, the advent and growth of specialty retailers for used vehicles, parts and services, the increasing acceptance of public ownership of franchised automobile dealerships by automobile manufacturers, and the desire of certain manufacturers to strengthen their brand identity by consolidating their franchised dealerships. See "Business and Properties -- Automotive Industry Overview." As a result of these and other factors, there can be no assurance that the Company will be able to attract replacement lessees or acquire the property of additional dealerships, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         Influence of Vehicle Manufacturers. Automobile dealerships operate pursuant to franchise agreements with vehicle manufacturers. No assurance can be given that such manufacturers or any other manufacturer will not seek to impose restrictions on a lessee's operations or capital structure. If a manufacturer terminates or declines to renew a franchise agreement with a lessee, such action could have a material adverse effect on such lessee, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         Standard automobile franchise agreements may contain restrictions on the sale or transfer of assets or real property necessary for the operation of the dealerships operated by the lessees, or may contain rights of first refusal in favor of certain manufacturers to purchase those assets or real property. Consents from certain manufacturers are required under various franchise agreements in connection with the transfer of the Initial Properties of the Company. There are no assurances that certain manufacturers will consent to the sale of, or waive prior rights to purchase, certain properties that the Company may negotiate to acquire, when such consents or waivers are required. Failure to receive all or some required consents or waivers could prevent the Company from acquiring one or more properties in the Formation Transactions and could have a material adverse effect on the ability of the Company to acquire additional properties. Also, such an event could impair the relationship between the dealer and the manufacturer. The Contribution Agreements (as defined herein) for the Initial Properties require, and the contribution agreements for future properties will require, the contributors to indemnify the Company if the Company does not acquire clear fee simple title to a property.

         Operating Risks. The lessees will be subject to all operating risks common to the automobile dealership industry. Each lessee is dependent upon the applicable manufacturer to provide it with an inventory of new vehicles. If the lessees are unable to obtain sufficient quantities of the most popular makes and models, their profitability and their ability to make lease payments to the Company may be adversely affected which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         The lessees depend on manufacturers for certain sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. A reduction or discontinuation of a manufacturer's incentive programs may adversely affect the profitability of a lessee and the ability of such lessee to make lease payments to the Company which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         In addition, the Company's lessees are susceptible to (i) increases in operating costs due to inflation and other factors, which increases may not be offset by increased revenues, (ii) product liability claims and (iii) adverse effects of general and local economic conditions. The foregoing factors could adversely affect the ability of the lessees to make their lease payments, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         Competition. The automotive industry is highly competitive with respect to price, service, location and selection. Each lessee competes with numerous franchised automobile dealerships (including publicly-held franchised dealership consolidators) in each of its market segments, many of which are large and have significant financial and marketing resources. Each lessee also competes with private market buyers and sellers of used cars, used car dealerships, service center chains and independent service and repair shops for service and repair business. While sales of used vehicles have traditionally had higher gross profit margins than new vehicle sales, competition in the used vehicle market has been increasing in recent years.

         Automobile dealers also have faced increased competition in the sale of vehicles from non-traditional sources such as companies that sell automobiles on the Internet, automobile rental agencies, independent leasing companies, price clubs associated with established consumer agencies such as the American Automobile Association and used car "superstores," some of which use non-traditional sales techniques such as one-price shopping. The used car "superstores" generally offer a greater and more varied selection of used vehicles than do traditional automobile dealerships. Some of these recent market entrants are capable of operating on smaller gross margins than those on which the dealerships are capable of operating because they have lower overhead and sales costs. Such increased competition may have an adverse effect on the profitability of the lessees and their ability to make lease payments to the Company which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         In addition, the automotive industry is changing as a result of rapid consolidation. The future success of the Company's lessees, and therefore, the Company, may be affected by such changes, the nature of which cannot be forecast with any degree of certainty. There can be no assurance that, in addition to the competitive factors described above, additional developments in the automotive industry will not create additional competitive pressures on the Company's lessees, which could adversely affect the ability of its lessees to make their lease payments, which, in turn, could have a material adverse effect on the business, financial condition and results of operations of the Company and its ability to make distributions to shareholders. Furthermore, no assurance can be given that automobile manufacturers will not attempt to modify the historical automobile manufacturer/dealer franchise system in a manner that increases competition among dealers or that automobile manufacturers will not attempt to market their vehicles through other distribution channels.

         Seasonality; Quarterly Fluctuations. The automotive industry is affected by economic factors, unpredictability of discretionary consumer spending, and seasonal consumer buying patterns, with a disproportionate amount of sales occurring in the second and third calendar quarters. The Founding Dealers' quarterly revenues have fluctuated and may continue to fluctuate as a result of a number of factors, including, without limitation, the timing of new products, the mix of automobile sales and weather patterns. Seasonal variations in revenue at dealerships may require the Company's lessees to supplement revenue at their dealerships to make their lease payments. Failure of a lessee to properly manage its cash flow may result in a lessee having insufficient cash to make its lease payments during slow seasons, which could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality."

         Susceptibility to Changing Consumer Preferences. The automotive industry is subject to changing consumer preferences. Shifts in consumer preferences may adversely affect dealerships that misjudge such preferences. Accordingly, a market misjudgment could adversely affect the ability of a lessee to make its lease payments, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

DEPENDENCE UPON LESSEES

         The Company's ability to make distributions to shareholders will depend solely upon the ability of the lessees to make lease payments under the leases (which will be dependent primarily on the lessees' ability to generate revenue in excess of operating expenses from their dealerships). The success of any retail automobile dealership is dependent on a number of factors, including, but not limited to, competitive environment, adequate capital, accurate site selection, the supply of new and used vehicles, vehicle manufacturers' approval and control over dealership franchises, the building of brand recognition, rates of unemployment, income growth, interest rates, other national and local economic conditions, automotive innovations, weather patterns and general consumer sentiment. Therefore, while the Company has evaluated, and plans to continue to evaluate, the financial condition of its lessees based upon a due diligence review of available financial and other pertinent information, there can be no assurance that any lessee will not default on its lease payments. In addition, the Initial Annual Base Rents with respect to certain of the Initial Properties are based upon property values that assume completed construction or improvements. Failure to complete all or a portion of such construction or improvements with respect to a particular Initial Dealer Lessee could affect that Lessee's ability to make its lease payments. See "Business and Properties -- Property Descriptions and Lease Terms -- Development Properties." Any failure or delay by a lessee in making lease payments could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         No assurance can be given that a lessee will exercise any option to renew its lease upon the expiration of the term thereof. In addition, a failure on the part of a lessee to comply with the material terms of its lease would give the Company the right to terminate such lease, repossess the applicable property and enforce the lease payment obligations under the lease. See "-- Real Estate Investment Risks." In such an event, the Company will be required to locate a qualified replacement lessee, or it may risk losing its ability to elect or maintain its REIT status. The Company may not be able to attract replacement lessees on a timely basis, if at all, or on terms acceptable to the Company. Moreover, as a result of consolidation in the automotive industry, both new and used vehicles are now being marketed and sold through a decreasing number of outlets. See "-- Automotive Industry Risks -- Consolidation of the Automotive Industry." Therefore, it may become increasingly difficult for the Company to find suitable lessees to replace a defaulting lessee, particularly in instances where the prior lessee was not able to operate profitably. In such instances, the Company would likely be required to reduce the lease payments with respect to such property, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

CONCENTRATION OF INVESTMENTS IN THE AUTOMOTIVE INDUSTRY

         The Company's current strategy is to acquire primarily the land and improvements of Automotive Properties. As a result, the Company will be subject to risks inherent in investments in a single industry. The effect on the Company's ability to make distributions to shareholders resulting from a downturn in the automobile industry will, therefore, be more pronounced than if the Company had further diversified its investments. Although retail automobile dealerships typically are generic in nature, certain facilities may be better suited for particular retail automobile dealership tenants and could require modification prior to or at the commencement of a lease term if a property has to be leased to another lessee. Furthermore, such properties may not be suitable for lease to other types of lessees.

DEFAULTS BY LESSEES

         The Company's recourse against an Initial Dealer Lessee or a future lessee is and will be limited by federal bankruptcy laws and state laws affecting creditors' rights and remedies available to owners of real property. Many of the leases of the Initial Properties provide for an event of default under a lease if any event of default occurs under any other lease of a particular Initial Dealer Lessee. In the event of the financial failure of a lessee (or a guarantor of the obligation of such lessee), such lessee (or the guarantor of the obligations of such lessee) could seek the protection afforded under the Bankruptcy Code. In such event, there can be no assurance that the Company could promptly recover the applicable property from the lessee or from a trustee or debtor-in-possession in any bankruptcy proceeding, or that the Company would receive rent in the proceeding sufficient to cover its expenses with respect to the property.

         If a lessee files for bankruptcy protection, it initially will have at least 60 days to decide whether to assume the lease. That period could be extended by order of the Bankruptcy Court. During the period before the lease is assumed or rejected, the lessee will not be required to pay amounts due under the lease for the period before the bankruptcy was filed. If the lease is assumed, the lessee will be required to pay all amounts then due under the lease, but will not be required to pay interest on those amounts.

         If a lease is rejected by a bankrupt lessee, the rejection is treated as a breach of the lease, and the Company will have a claim for damages resulting from the breach. However, the claim will be limited to an amount equal to the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease (but no more than three years), plus rent already due but unpaid. In addition, the Company's rejection claim ordinarily will be treated as a general unsecured claim, and will be paid only to the extent that funds are available to pay general unsecured claims against the lessee. There can be no assurance that any such payment would be sufficient to pay the amounts due under the lease. The Company's ability to recover damages from the lessee may be further limited if the lessee is a newly-organized limited purpose entity or other entity with nominal capitalization.

DURATION OF THE LEASES; NO RIGHT TO TERMINATE LEASES UPON SALE

         The leases, some of which, with extensions, have terms of up to 35 years, do not terminate when the property occupied by the dealership is sold. The value to a prospective buyer, and therefore, the price paid to the Company for the applicable property, may be less than if the lease were to terminate upon a sale. See "Business and Properties -- Property Descriptions and Lease Terms."

LACK OF APPRAISALS

         No third-party valuations of the Initial Properties were obtained in connection with the Formation Transactions. The valuation of the Company is based upon the capitalization of the Company's estimated Cash Available for Distribution and the factors set forth in this Prospectus in the section captioned "Underwriting." There can be no assurance that the price paid by the Company for an Initial Property will not exceed the fair market value of such Initial Property or that the price paid by the Company for other properties in the future will not exceed their fair market value.

REPURCHASE OPTIONS

         Eleven Founding Dealers have the option to repurchase their properties at a price which in certain cases is based upon a multiple of the rental income generated by such properties. There can be no assurance that the purchase price paid by such Founding Dealers in connection with the repurchase of their properties will not be less than the then existing fair market value of such properties or the price that could otherwise be obtained by the Company upon the sale of such properties in the open market. Further, there can be no assurance that such repurchase options will not be exercised at a point in time in which a transfer of such property is not in the best interests of the Company and its shareholders. See "Business and Properties -- Lease Descriptions and Lease Terms -- Repurchase Options, Rights of First Refusal and Rights of First Offer."

LACK OF CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF THE DEALERSHIPS

          In order to qualify as a REIT for federal income tax purposes, the Company may not operate any Automotive Property or participate in the decisions affecting the operations of any Automotive Property. Each lessee will control the operations of its business. The Company will not have the authority to require any lessee to operate its business in a particular manner, or to govern any particular aspect of its operations, except as set forth in the applicable lease. Thus, even if the Company believes a lessee is operating its business inefficiently, the Company may not require a lessee to change its method of operation. The Company is limited to seeking redress only if a lessee violates the terms of its lease, in which case the Company's primary remedies will be to enforce or terminate such lease and seek to recover damages from such lessee. If a lease is terminated, the Company will be required to find another lessee or it may risk losing its ability to elect or maintain its REIT status, as applicable. There can be no assurance that the Company will be able to attract new lessees on a timely basis, if at all, or on terms acceptable to the Company.

DEPENDENCE ON ACQUISITIONS

         The Company's success in implementing its growth plan will depend significantly on the Company's ability to acquire, at favorable prices, additional Automotive Properties. Under the Initial Leases, increases in lease payments (other than pursuant to the Revaluation Option, as defined herein) are limited to annual cost-of-living increases (except with respect to Automotive Properties leased to the Bowers Group) based upon increases in the Consumer Price Index for All Urban Consumers, United States City Average issued by the United States Department of Labor (the "CPI") and, in many cases, are subject to limitations on the amount of such increases. See "Business and Properties -- Property Descriptions and Lease Terms -- Lease Payments." As a result, internal growth through increases in revenues of the

Initial Properties is not expected to provide as much growth in Cash Available for Distribution to shareholders as will the acquisition of additional properties. Although there are many potential Automotive Properties that may fit the Company's acquisition criteria, there can be no assurance that the Company will be able to consummate any such transactions in the future or that future acquisitions of Automotive Properties will be consummated at acceptable prices and terms. If the Company is unable to acquire Automotive Properties at attractive prices, there could be a material adverse effect on the Company's ability to implement its growth strategy, which could have a negative impact on the performance of the Common Shares and the Company's ability to maintain or increase distributions to shareholders.

         The Company will compete for acquisition opportunities with entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of real estate, automobile dealerships and related businesses. The Company may be competing for such opportunities with entities that have substantially greater financial resources than the Company and a broader geographic base. These entities may also generally be able to accept more risk than the Company prudently can manage. In addition, there are only a limited number of attractive automobile dealerships in an environment which includes the rapid consolidation of the automotive industry. Such competition in the acquisition of properties, along with the consolidation in the automotive industry, may generally reduce the number of suitable acquisition opportunities available to the Company and may result in a higher cost for properties the Company is able to purchase. See "Business and Properties -- Business and Growth Strategy."

         In addition, the success of the Company's growth strategy will depend, in part, upon its access to capital necessary to acquire additional properties through use of excess cash flow, borrowings or subsequent issuances of Common Shares, OP Units or other securities. There can be no assurance that sufficient financing will be available on a timely basis, or at all, or on terms acceptable to the Company. In addition, the requirement that, in order to maintain qualification as a REIT, the Company distribute at least 95% of its annual REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gains) to maintain its qualification as a REIT will limit the Company's ability to rely upon income from operations or cash flow from operations to finance acquisitions. As a result, if financing is not available or is not available in the amounts or on terms acceptable to the Company, the implementation of the Company's growth strategy could be impeded, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         If the Company were to raise additional capital through the issuance of additional Common Shares, or securities convertible into or exercisable for Common Shares (including OP Units), the interests of holders of the Common Shares could be diluted. Likewise, the Board of Trust Managers is authorized to cause the Company to issue Preferred Shares (as defined herein) in one or more series and to determine the distributions and voting and other rights of the Preferred Shares. Accordingly, the Board of Trust Managers may authorize the issuance of Preferred Shares with voting, distribution and other similar rights which could be dilutive to, or otherwise materially and adversely affect the interests of, the holders of the Common Shares. See "Description of Shares of Beneficial Interest."

POSSIBLE INABILITY TO ACHIEVE OR MAINTAIN THE COMPANY'S INITIAL DISTRIBUTION
RATE

         The Company initially plans to distribute an annualized dividend of approximately $1.58 per Common Share. If the Company's operating performance falls short of estimates, the Company may be unable to achieve or maintain its estimated initial distribution rate. See "Distribution Policy."

LACK OF OPERATING HISTORY

         The Company has been recently organized and has no operating history. There can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions to shareholders. The Company also will be subject to the risks generally associated with the formation of any new business.

         Upon consummation of the Formation Transactions, the Company will own the Initial Properties. None of the Initial Properties has previously been owned by the Company. There can be no assurance that the Initial Properties do not have undisclosed characteristics or deficiencies that could have a material adverse effect upon such Initial Properties' valuation or revenue potential.

         The Company's ability to make and sustain cash distributions is based upon its ability to generate sufficient Cash Available for Distribution which, in turn, is based on many factors, including, without limitation, the ability of the Company to make additional acquisitions, the ability of the Company to negotiate favorable lease terms, the lessees' performance under leases and the Company's anticipated operating expense levels. Some of these factors are beyond the control of the Company. As a result, no assurance can be given as to the Company's ability to pay or maintain cash distributions. Neither is there an assurance that the level of distributions will increase over time or that contractual increases in rent under the leases of the Initial Properties or the receipt of rental revenue in connection with future acquisitions of properties will increase the Company's actual Cash Available for Distribution to shareholders. Further, because of the long-term nature of the Company's leases with regard to the Initial Properties and the application of a factor of the CPI to determine rental increases (as well as limitations on the amount of such increases), there can be no assurance that rental increases with respect to such leases will result in lease payments with regard to the Initial Properties being commensurate with then-prevailing market lease rates at the time of such rental increases. See "Distribution Policy."

INABILITY OF THE COMPANY TO CLOSE THE ACQUISITION OF PROPERTY OR CLOSE SUCH ACQUISITION AS SCHEDULED

         The Contribution Agreements for the Initial Properties contain, and the contribution agreements for the acquisition of future properties will contain, closing conditions typically required in connection with the acquisition of commercial real estate. Closing conditions under the Contribution Agreements include the receipt of a survey, title insurance commitment and Phase I environmental audit acceptable to the Company. Although the Company anticipates that these closing conditions with respect to the Initial Properties will be satisfied in advance of the closing of the Offering, information may come to the attention of the Company that may cause the Company to conclude that the acquisition of one or more of the Initial Properties is not in the best interests of the Company. In addition, there may be a failure of performance by either party at closing. In such case, the Company could refuse to purchase such Initial Property, or enter into negotiations to resolve the relevant conditions, which could delay, or result in a change of the terms of, the acquisition. The failure to acquire one or more of the Initial Properties could have an adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. Although the closing of the Offering is conditioned upon the acquisition by the Company of the Initial Properties, the Underwriters may, in their discretion, waive this condition with respect to one or more Initial Properties. See "Prospectus Summary -- Formation Transactions," "Use of Proceeds" and "Underwriting."

REAL ESTATE INVESTMENT RISKS

         Effect of Economic and Real Estate Conditions. Investments in real estate involve a high level of risk. One of the risks of investing in real estate is the possibility that the properties will not generate revenue sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. Income from properties and yields from investments in properties may be affected by many factors, including, without limitation, the type of property involved, the form of investment, conditions in financial markets, over-building, changes in the supply of or demand for similar or competing properties in an area, the impact of environmental protection laws, changes in interest rates and availability of financing which may render the sale or financing of a property difficult or unattractive, reduction in rental income, adverse changes in applicable tax laws, changes in general economic conditions, adverse local conditions such as changes in real estate zoning laws that may reduce the desirability of real estate in the area, acts of God (such as earthquakes, tornados, hurricanes or floods), and the creation of mechanics' liens or similar encumbrances placed on a property by a lessee or other party without the Company's knowledge and consent. Some or all of the foregoing conditions may have a material adverse effect on the Company's properties, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

         The number of competitive properties operated as dealerships or related businesses in a particular area could have a material adverse effect on the Company's ability to lease a property in the event of the loss of a lessee.

         Resale of Properties. Real estate investments are relatively illiquid. Such illiquidity will tend to limit the ability of the Company to vary its portfolio in response to changes in economic or other conditions. In addition, applicable lock-out periods with regard to certain Initial Properties as well as federal income tax provisions applicable to REITs limit the Company's ability to sell its properties. All of these factors may make it more difficult or impossible to transfer a property even if such transfer may be in the best interests of the Company and its shareholders. The Company may or may not be able to sell a property if and when the Company decides to do so. The real estate market is affected by many factors, such as general economic downturns, availability of financing, interest rates and other factors, including supply and demand, that are beyond the control of the Company. The Company cannot predict whether it would be able to sell any property for the price or on the terms set by the Company, or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

         The Company may not be able to sell a property as is. The Company may be required to expend significant funds to correct defects affecting a property, such as defects related to the environment, health or safety, or maintenance or repair of the property. The Company may also be required to make improvements before a property can be sold. There is no assurance that the Company will have funds available to correct defects or make improvements. Furthermore, the expenditure of funds to correct defects or make improvements (including improvements necessary to relet a property) may adversely affect the funds available for investment by the Company or actual Cash Available for Distribution to shareholders.

         If a property is not occupied or if rent is not being paid or is being paid in an amount that is insufficient to cover operating expenses, the Company could be required to expend funds in excess of net amounts received by the Company in order to defray expenses with respect to that property, including expenses relating to taxes, insurance, utilities and maintenance of the property. Any such expenditures could have a material adverse effect on the business, results of operations or financial condition of the Company and its ability to make distributions to shareholders.

         Uninsured Property Losses. The Company's leases require that each lessee maintain extended coverage property insurance covering fire and other hazards under "extended coverage" or "all risk" endorsements. There are, however, certain types of losses (such as from hurricanes or earthquakes) that may be either uninsurable or not insurable at commercially reasonable rates. In addition, environmental considerations and other factors also might make it not feasible to use insurance proceeds to replace a property after such property has been damaged or destroyed. Should an uninsured loss occur with respect to a property, the Company could lose both its invested capital in and anticipated cash flow and profits from the lease payments relating to such property, which, in turn, could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. See "Business and Properties -- Property Descriptions and Lease Terms -- The Leases" and "-- Property Descriptions and Lease Terms -- Insurance."

CONFLICTS OF INTEREST

         Founding Dealers as Trust Managers. Nelson E. Bowers, II (affiliated with the Bowers Group), Norman Braman (affiliated with the Braman Group) and Douglas W. Schnitzer (affiliated with Park Place), each of whom is an affiliate of a Founding Dealer, have agreed to join the Board of Trust Managers upon the closing of the Offering and the Formation Transactions with respect to their respective affiliated dealer groups. Upon the closing of the Offering and the Formation Transactions, affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer will own a __%, __% and __% interest, respectively, in the outstanding OP Units, which may be redeemed for cash or exchanged for Common Shares (subject to certain limitations). See "Management -- Transactions with Certain Officers and Trust Managers." Messrs. Bowers, Braman and Douglas W. Schnitzer, as Trust Managers, will be in a position to exercise influence over the operations and affairs of the Company.

         Terms of Transfer of the Initial Properties and the Initial Dealer Leases. The terms of the transfer to the Company of certain Initial Properties from affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer and the related Initial Leases may be more advantageous to them than the terms the Company will attempt to negotiate with sellers of future properties. Such Trust Managers can influence the decision whether or not to take action against an Initial Dealer Lessee or guarantor affiliated with a Trust Manager in the event of a default. The terms of any related party agreement or the declaration of any default against an Initial Dealer Lessee will require the authorization of a majority of the disinterested Trust Managers of the Company (including such operations and affairs which may affect the interests of their affiliates). Upon the closing of the Formation Transactions with respect to the Initial Properties to be contributed by the Braman Group, Mr. Braman and his affiliates will receive warrants to purchase 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the transfer of the Braman Group's properties to the Operating Partnership. Upon the closing of the Formation Transactions with respect to the Initial Properties to be contributed by Momentum Motorcars, Douglas W. Schnitzer or his affiliates will receive a cash fee equal to up to 1% of the total purchase price paid by the Company for such Initial Properties.

         Sale or Refinancing of Certain Initial Properties. The Initial Dealer Lessees who are affiliates of certain Trust Managers have entered into Initial Leases that grant certain rights to the Initial Dealer Lessees to repurchase the Initial Properties upon the Company deciding to sell an Initial Property and upon expiration of the fixed term or the extended term of the Initial Lease. Messrs. Bowers, Braman or Douglas W. Schnitzer could influence the Company's decision to sell, and the terms of sale of any Initial Property of an affiliated Initial Dealer Lessee. These Initial Dealer Lessees could experience adverse tax consequences upon the sale of, or reduction of mortgage indebtedness on, certain Initial Properties. While the Company, as the sole general partner of the Operating Partnership, has the exclusive authority to determine whether and on what terms to sell or finance certain properties (subject to the applicable lock-out periods and other provisions further described in "Business and Properties -- Property Descriptions and Lease Terms"), such parties may have different objectives regarding the appropriate pricing and timing of any sale of, or reduction of mortgage indebtedness on, such properties. Trust Managers affiliated with Initial Dealer Lessees could influence the Company not to sell a particular property, and not to incur additional, or conversely, not to pay off outstanding, indebtedness on a particular property, or not to enter into a merger or sale of all or substantially all of the assets of the Company, even though such transaction might otherwise be financially advantageous to the Company and its shareholders.

         Pursuant to certain lock-out provisions, the Company may not sell certain Initial Properties (subject to certain exceptions, including transactions that would not result in the recognition of any gain to the contributor or its investors for tax purposes), for periods ranging from 4 years to 20 years on certain Initial Properties. See "Business and Properties -- Property Descriptions and Lease Terms -- Lease Payments." Thus, the lock-out provisions materially restrict the Company's ability to sell or otherwise dispose of such Initial Properties, even if it would otherwise be in the best interests of the shareholders for the Company to sell one or more of such Initial Properties, reduce the outstanding indebtedness with respect to any of such Initial Properties, refinance such indebtedness, or increase the amount of indebtedness with respect to such Initial Properties. Specifically, the Company has agreed not to sell certain Initial Properties owned by affiliates of Messrs. Bowers, Braman or Douglas W. Schnitzer prior to the expiration of certain lock-out periods. The lock-out periods applicable to Initial Properties contributed by affiliates of Messrs. Braman and Douglas W. Schnitzer are generally the earlier of ten years (20 years with respect to one property owned by an affiliate of Mr. Braman), the sale or conversion of 75% of the OP Units held by Messrs. Braman or Douglas W. Schnitzer, or their affiliates, respectively, or the termination by their affiliated Initial Dealer Lessees of their respective Initial Leases. The lock-out period applicable to Mr. Bowers is generally the earlier of December 31, 2002 or the date upon which 75% of the OP Units held by Mr. Bowers have been converted or sold. See "Management -- Transactions with Certain Officers and Trust Managers." See also "Organization and Formation Transactions" and "Business and Properties -- Property Descriptions -- Repurchase Options, Rights of First Refusal and Rights of First Offer."

         Benefits to Certain Officers and Trust Managers. In connection with the Offering and the Formation Transactions, Jack I. Tompkins, David L. Johnston and Bert Wollen, Executive Officers of the Company who also serve as Trust Managers, will realize certain benefits that will not be received by other persons. See "Management." Messrs. Tompkins and Wollen have agreed to purchase 150,000 Common Shares and 75,000 Common Shares, respectively, in the Private Placement. See "Organization and Formation Transactions." The number of Common Shares held by Jack I. Tompkins and Bert Wollen will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, the number of Common Shares held by Messrs. Tompkins and Wollen (excluding the Placement Shares) will be 179,250 and 119,250 respectively. If the initial public offering price per Common Share is $21, the number of Common Shares held by Messrs. Tompkins and Wollen (excluding the Placement Shares) will be 273,712 and 213,712, respectively. If the initial public offering price is $19, the number of Common Shares held by Messrs. Tompkins and Wollen (excluding the Placement Shares) will be 74,845 and 14,844, respectively. In addition, officers, Trust Managers and certain employees of the Company will be granted options to purchase Common Shares pursuant to the Incentive Share Plan. Because certain officers, Trust Managers and affiliates of the Company were involved in structuring the terms of these transactions, they had the ability to influence the type and level of benefits they will receive. As a result, the type and level of benefits these persons will receive may have been different if they had not participated in structuring such terms. These persons may have interests that conflict with the interests of persons acquiring Common Shares in this Offering. Upon the closing of the Formation Transactions with respect to the Initial Properties to be contributed by the Braman Group, Mr. Braman and his affiliates will receive warrants to purchase an aggregate of 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the transfer of such properties to the Operating Partnership. Upon the closing of the Formation Transactions with respect to the Initial Properties to be contributed by Momentum Motorcars, Douglas W. Schnitzer or his affiliates will receive a cash fee equal to up to 1% of the total purchase price paid by the Company for such Initial Properties.

NO PRIOR TRADING MARKET; DILUTION; ADVERSE EFFECT OF INCREASES IN MARKET INTEREST RATES

         Prior to this Offering, there has been no public market for the Common Shares. The price of Common Shares in the Offering will be determined through negotiations between the Company and the Underwriters. See "Underwriting" for a discussion of factors to be considered in the determination of the initial public offering price. There can be no assurance that an active trading market will develop or be sustained or that the market price of the Common Shares will not decline below the initial public offering price.

         The value of the Common Shares will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the value of the Common Shares are the following: the extent to which a secondary market develops for the Common Shares following the closing of the Offering; the extent of investor interest in the Company; the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities; the Company's financial performance; and general stock and bond market conditions, including changes in interest rates for fixed income securities which may lead prospective purchasers of the Common Shares to demand a higher annual yield from their investment in Common Shares. In addition, purchasers of Common Shares in this Offering will experience immediate and substantial dilution of $3.84 per share (based on an initial offering price of $20 per share and after deducting underwriting discounts and estimated offering expenses). See "Dilution."

         The market value of the equity securities of a REIT is generally based primarily upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions, and is secondarily based upon the real estate market value of the underlying assets. The failure of the Company to meet the market's expectations with regard to growth, future earnings and cash distributions likely would adversely affect the market price of the Common Shares.

CHANGES IN POLICIES

         The Company's policies with respect to all activities, including its growth, debt, capitalization, distribution, investment, financing, operating policies, and maintaining its qualification as a REIT will be determined by the Board of Trust Managers. Although the Board of Trust Managers has no present intention to do so, these policies may be amended or revised at any time and from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company. If the Company changes these policies, the risks and potential rewards of an investment in the Company also may change. See "Certain Policies and Objectives."

OWNERSHIP LIMITS

         In order for the Company to qualify and to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities). To minimize the possibility that the Company will fail to qualify as a REIT under this test, the Declaration of Trust authorizes the Board of Trust Managers to take such action as may be required to preserve the Company's qualification as a REIT. In addition, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own (under rules of constructive ownership as further described in the Declaration of Trust), more than 9.8% (the "Ownership Limit") of the total number or value of any class of outstanding shares of beneficial interest in the Company. Direct or constructive ownership of Common Shares in excess of the Ownership Limit would cause the violative transfer or ownership to be void or cause shares to be designated as Excess Securities (as defined in the Declaration of Trust), which will be held in trust for the benefit of a charitable beneficiary. See "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws."

         The ownership limits may have the effect of delaying, deferring or preventing a transaction or a change in ownership or control of the Company that might involve a premium for the Common Shares or otherwise be in the best interests of the shareholders.

ANTI-TAKEOVER PROVISIONS

         The Declaration of Trust and the Company's Amended and Restated Bylaws (the "Bylaws"), as well as the Texas REIT Act, contain a number of provisions that might have the effect of entrenching current management or delaying or discouraging an unsolicited takeover of the Company. These provisions may delay, defer or prevent a change in control of the Company, even if such a change in control could be beneficial to the Company's shareholders, and also may deter tender offers for Common Shares, even if such offers may be attractive to shareholders, or limit the opportunity of shareholders to receive a premium for their Common Shares that might otherwise exist if an investor were attempting to effect a change in control of the Company.

         These provisions include, among others, the following: (a) any transfer or issuance of Common Shares or any security convertible into Common Shares that would (i) create a direct or indirect ownership of Common Shares in excess of the Ownership Limit, (ii) with respect to transfers only, result in the Common Shares being owned by fewer than 100 persons, (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) result in the Company owning, directly or indirectly, 10% or more of the ownership interest in any tenant or subtenant of the Company's real property within the meaning of Section 856(d)(2)(B) of the Code or (v) result in the disqualification of the Company as a REIT, will be null and void, and the intended transferee will acquire no rights to the

Common Shares; (b) a Trust Manager remains in office unless removed by shareholders holding two-thirds of the outstanding Shares (as defined below); and (c) except in certain circumstances, the affirmative vote of the holders of not less than 80% of the outstanding Shares, including the affirmative vote of the holders of not less than 50% of the outstanding Shares not owned, directly or indirectly, by any Related Person (as defined in the Declaration of Trust), is required for the approval of certain Business Combinations (as defined in the Declaration of Trust). Additionally, the Declaration of Trust provides that any Shares transferred in violation of the Ownership Limit become "Excess Securities," which, in lieu of being owned by the holder whose ownership violates such restrictions, shall be held in trust for the benefit of a charitable beneficiary. The Company has the power to purchase or direct the sale of such Excess Securities, with the sale proceeds being paid to the former owner and a charitable beneficiary of the trust.

         In addition, the Trust Managers have the power to issue 20,000,000 preferred shares of beneficial interest, no par value per share (the "Preferred Shares" and collectively with the Common Shares, the "Shares"), with such rights and preferences as determined by the Board of Trust Managers. The rights of the holders of the Common Shares will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Shares that may be issued in the future. The issuance of the Preferred Shares, while providing desired flexibility in connection with possible acquisitions and other purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting securities of the Company, thereby delaying, deferring or preventing a change of control of the Company. Furthermore, such Preferred Shares may have other rights, including economic rights senior to the Common Shares, and as a result, the issuance thereof could have a material adverse effect on the market value of the Common Shares. See "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws."

ADVERSE TAX CONSEQUENCES

         The Company intends to operate so as to qualify as a REIT under the Code. Although the Company believes that it will be so organized and will operate in such a manner and has received an opinion of its legal counsel, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., as to its REIT status (which opinion is based on certain assumptions and representations), no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to quality as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources, and the Company must make distributions to shareholders aggregating annually at least 95% of its annual taxable income determined without regard to the deduction for dividends paid and by excluding any net capital gains. In addition, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. The Company is not aware, however, of any currently pending tax legislation that would adversely affect its ability to qualify or maintain its qualification as a REIT.

         The Operating Partnership has been structured to be classified as a partnership for federal income tax purposes. If the Internal Revenue Service (the "Service") were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be treated as an association taxable as a corporation. In such event, the character of the Company's assets and items of gross income would change and preclude the Company from satisfying certain requirements of the Code, which, in turn, would prevent the Company from qualifying as a REIT. See "Federal Income Tax Considerations -- Taxation of the Company -- Requirements for Qualification." In addition, the imposition of a corporate tax on the Operating Partnership would reduce the amount of Cash Available for Distribution. See "Federal Income Tax Considerations."

         The Company intends to make distributions to its shareholders to comply with the distribution provisions of the Code and to avoid federal income taxes and the non-deductible 4% excise tax imposed on REITs that fail to distribute annually at least 85% of REIT ordinary income and 95% of REIT capital gain net income and all undistributed income from prior periods. The Company's income consists primarily of its share of the income of the Operating Partnership, and the Company's cash flow consists primarily of its share of distributions from the Operating Partnership. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income (of the Company or the Operating Partnership) and the effect of non-deductible capital expenditures, the creation of reserves or required debt amortization payments could in the future require the Company to borrow funds through the Operating Partnership on a short-term or long-term basis to meet the distribution requirements that are necessary to continue to qualify as a REIT. For any taxable year that the Company fails to qualify as a REIT, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates with no deduction for dividends paid to its shareholders. In addition, unless entitled to relief under certain statutory provisions, the Company also will be disqualified from treatment as a REIT for the four taxable years following the year during which REIT qualification is lost. This treatment would reduce the net earnings of the Company available for investment or distribution to shareholders because of the additional tax liability to the Company for the year or years involved. In addition, the Company would no longer be required to make any distributions to shareholders. In such circumstances, the Company might need to borrow funds to avoid adverse tax consequences even if management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings are not advisable in the absence of such tax considerations. There can be no assurance that the Company will be able to continue to satisfy the annual distribution requirement so as to avoid corporate income taxation on the earnings that it distributes.

         Distributions by the Operating Partnership are determined by the Company, as general partner, and are dependent on a number of factors, including the amount of actual Cash Available for Distribution, the Operating Partnership's financial condition, any decision by the Company's Board of Trust Managers to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditure requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trust Managers deems relevant.

DEPENDENCE UPON KEY PERSONNEL

         The Company's success depends to a large extent upon the experience and abilities of Jack I. Tompkins, Chairman of the Board of Trust Managers, David L. Johnston, President and Chief Executive Officer, and Bert Wollen, Executive Vice President-Business Development and Chief Acquisition Officer, all of whom serve as Trust Managers. The Executive Officers will receive substantial compensation and/or other benefits from the Company. See "Management -- Executive Officers and Trust Managers." Each of Messrs. Tompkins, Johnston and Wollen have three-year employment agreements with the Company. See "Management -- Employment Agreements." The loss of the services of any of these individuals could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. The Company's success also is dependent upon its ability to attract and retain additional qualified personnel.

SHARES ELIGIBLE FOR FUTURE SALE

         The sale of a substantial number of Common Shares in the public market following this Offering, or the perception that the sale of a substantial number of Common Shares might occur, could have a material adverse effect on the prevailing market price of the Common Shares or the ability of the Company to raise capital through a public offering of its equity securities. Upon the closing of this Offering and the Formation Transactions and assuming an initial public offering price of $20 per Common Share, the Company will have outstanding 8,491,166 Common Shares (9,631,166 Common Shares if the Underwriters' over-allotment option is exercised in full), of which the 7,600,000 Common Shares sold in this Offering (8,740,000 Common Shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or further registration under the Securities Act, except for those Common Shares held by affiliates of the Company.

         In addition to the Common Shares being offered by the Company in this Offering, an aggregate of 7,934,818 OP Units will be outstanding upon the closing of the Formation Transactions (assuming an initial public offering price of $20 per Common Share). See "Organization and Formation Transactions." The OP Units may be redeemed at the election of the holder for cash or, at the election of the Company, exchanged for Common Shares on a one-for-one basis at any time after the first anniversary of the completion of the Offering. Such Common Shares and OP Units will be deemed to be "restricted securities" with the meaning of Rule 144 under the Securities Act and may not be transferred unless such Common Shares or OP Units have been registered under the Securities Act or an exemption from registration is available, including any exemption from registration provided under Rule 144.

         In general, beginning 90 days after the date of this Prospectus and upon satisfaction of certain conditions, Rule 144 permits the sale by non-affiliates of certain amounts of restricted securities one year following the date of acquisition of the restricted securities from the Company and, after two years, permits unlimited sales by persons unaffiliated with the Company. After the one-year period during which OP Units cannot be exchanged or redeemed, the Common Shares issuable upon exchange of the OP Units may be sold in the public market pursuant to any available exemption from registration. Pursuant to the applicable Contribution Agreements, the Company has agreed to file, as soon as practicable (and in no event later than 90 days) after the expiration of 12 months after the closing of the Formation Transactions, a registration statement under the Securities Act with respect to the offer and sale of Common Shares issuable on exchange of OP Units. Upon such registration statement being declared effective, Common Shares issuable on exchange of OP Units could be sold in the public market. See "Shares Eligible for Future Sale -- Registration Rights." The Company has agreed, subject to certain exceptions, not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common

Shares or any other security of the Company or the Operating Partnership convertible into, or exchangeable or exercisable for Common Shares for a period of six months after the date of this Prospectus, and Jack I. Tompkins, David L. Johnston, Bert Wollen and Douglas W. Schnitzer, who will hold in the aggregate ______ Common Shares and ____ OP Units, have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares or OP Units, or any other security of the Company or the Operating Partnership convertible into, or exchangeable or exercisable for, Common Shares or OP Units for a period of two years after the date of this Prospectus, without the prior written consent of Smith Barney Inc. Nelson E. Bowers, II, and Norman Braman have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares or any other security convertible into, or exchangeable or exercisable for, Common Shares for a period of one year after the date of this Prospectus, without the prior written consent of Smith Barney Inc. See "Underwriting." Smith Barney Inc., at any time and without notice, may release all or any portion of the Common Shares or OP Units subject to the foregoing lock-up agreements. Approximately 90 days after the date of this Prospectus, the Company intends to file a registration statement under the Securities Act registering the offer and sale of Common Shares reserved for issuance under the Incentive Share Plan. Upon the closing of this Offering, 1,642,600 Common Shares will be authorized under the Incentive Share Plan, of which options to purchase 1,000,000 Common Shares will be outstanding. Upon the effectiveness of such registration, shares issued on exercise of options under, and Common Shares purchased pursuant to, the Incentive Share Plan generally will be eligible for sale in the public market, subject, in the case of options to purchase ___ Common Shares, to the lock-up provisions described herein. See "Management -- Incentive Share Plan."

         There can be no assurance as to when, and how many of, such Common Shares will be sold and the effect that such sales may have on the market price of the Common Shares. In addition, the Company intends to issue Common Shares and OP Units in connection with the acquisition of additional properties in other transactions. Such securities may be subject to resale restrictions in accordance with the Securities Act. As such restrictions lapse or if such shares are registered for sale to the public, such securities may be sold to the public. If such sales or any other factor should reduce the market price of the Common Shares, the Company's ability to raise additional capital in the equity markets could be adversely affected. No prediction can be made as to the effect, if any, that future sales of Common Shares, or the perception that such sales could occur, will have on the price of the Common Shares. See "Shares Eligible for Future Sale."

ENVIRONMENTAL AND OTHER REGULATIONS

         The Initial Properties are subject to federal, state and local laws, ordinances and regulations relating to the protection of human health and safety and the environment ("Environmental Laws"). Under certain Environmental Laws, a current or previous owner or operator of real property may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances or wastes at such property. Such laws typically impose liability and clean-up responsibility without regard to whether or not the owner or operator knew of or caused the presence or discharge of such hazardous or toxic substances or wastes, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. In addition, the owner or operator of a property may be subject to claims by third parties based on personal injury, property damage and/or other costs, including investigation and clean-up costs, resulting from environmental contamination or hazardous or toxic substances or wastes present at or emanating from a property. Under certain other Environmental Laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination or hazardous or toxic substances at such facilities. Other Environmental Laws, govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.

         Past and future operations on the Initial Properties subject to Environmental Laws include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluids, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and other petroleum products. Certain of the Initial Properties contain, or may have contained, underground storage tanks for the storage of petroleum products or other hazardous or toxic substances or wastes. These operations create a potential for the release of petroleum products or other hazardous or toxic substances or wastes. Some of the Initial Properties are adjacent to or near other properties that have contained or currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances or wastes. In addition, certain of the Initial Properties are on, or are adjacent to or near properties upon which other parties, including former owners or tenants of the Initial Properties, have engaged or may in the future engage in activities that may release petroleum products or other hazardous or toxic substances or wastes into the environment which may have affected or may affect the environmental condition of the Initial Properties.

         All of the Initial Properties will be subject to a Phase I environmental assessment by an independent environmental consultant in connection with this Offering. A Phase I environmental assessment is intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. A Phase I environmental assessment generally includes a historical review, a public records review, an investigation of the surveyed property and surrounding properties, and preparation and issuance of a written report, but does not include soil or groundwater sampling or subsurface investigation and typically does not include an asbestos survey, although the Company undertook a limited assessment survey with respect to the Initial Properties on which improvements were built at a time when asbestos containing materials were commonly used. With respect to some of the Initial Properties for which the Phase I environmental assessment raised issues of possible material releases which could not be adequately assessed within the scope of a Phase I environmental assessment, the Company will undertake a Phase II environmental assessment. A Phase II environmental assessment usually consists of soil or groundwater sampling or other intrusive investigation to detect whether contaminants actually have been released into the environment.

         Except as described below with respect to Miller Infiniti, none of the Company's environmental assessments of the Initial Properties has revealed any environmental liability that the Company believes would have a material adverse effect on the Company's financial condition or results of operations taken as a whole, nor is the Company aware of any such material environmental liability. Nonetheless, it is possible that the Company's assessments do not reveal all environmental liabilities or that there are material environmental liabilities of which the Company is unaware. Moreover, there can be no assurance that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the Initial Properties will not be affected by tenants, by the condition of land or operations in the vicinity of the Initial Properties (such as releases from underground storage tanks or other hazardous or toxic substance handling activities), or by third parties unrelated to the Company. Petroleum hydrocarbons and constituent compounds have been detected in groundwater collected from one of the Initial Properties, Miller Infiniti. The Miller Automotive Group has been performing and continues to perform product recovery and groundwater monitoring operations at the property. The California Regional Water Quality Control Board, Los Angeles region, has requested reports regarding off-site groundwater assessment to determine the extent and nature of groundwater impacts which may exist off-site, if any. Until product recovery operations cease and the nature and extent of any migration is understood, the costs associated with future monitoring and/or cleanup obligations is uncertain. Moreover, the migration of hydrocarbon constituents onto property owned by third parties may generate claims from such parties which may be material. Furthermore, failure to perform investigation and cleanup obligations on a timely basis by the Miller Automotive Group may cause governmental authorities to initiate enforcement proceedings against the Miller Automotive Group as the facility operator and former owner of the property and/or the Company as owner of the property, the defense of and response to which may be material.

         While the Initial Leases, including the Initial Lease applicable to Miller Infiniti, provide that the Initial Dealer Lessees generally are required to operate in compliance with all applicable Environmental Laws and to indemnify the Company against any environmental liability arising from tenants' activities on the Initial Properties, the Company could nevertheless be subject to environmental liability relating to its management of the Initial Properties or strict liability by virtue of its ownership interest in the Initial Properties, and there can be no assurance that the Initial Dealer Lessees would satisfy their indemnification obligations under the Initial Leases. If the costs of compliance with Environmental Laws, either now existing or hereafter adopted, exceed the Company's budgets for such items, the Company's ability to make expected distributions to shareholders could be adversely affected.

         The Company's lessees' operations are subject to extensive regulation, the permitting, licensing and supervision under various federal, state and local statutes, ordinances and regulations, including those relating to the taxation and licensing of vehicles, insurance, consumer protection, workers' safety, fire, occupational and life safety requirements, advertising, environmental matters, currency controls, used vehicle sales, zoning, land use and labor. There can be no assurance that a lessee will be able to maintain all requisite licenses and permits. The failure to satisfy those and other regulatory requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants, which could have a material adverse effect on the operations of the lessees' dealerships and their ability to make lease payments to the Company and could, in turn, have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. The adoption of additional laws, rules and regulations could also have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders.

COST OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT

         The ADA requires public accommodations to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. Failure to comply with the ADA could result in an imposition of fines or the award of damages to private litigants, and also could result in an order to correct any non-complying feature. The applicable lessee generally will be responsible for correcting any such non-complying feature. If the lessee fails or is unable to correct a non-complying feature, however, the Company likely will be required to do so. If required changes involve greater expenditures than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, there could be a material adverse effect on the business, financial condition and results of operations of the Company and its ability to make distributions to shareholders.

         Additional and future legislation may impose other burdens or restrictions on owners with respect to access by disabled persons. The ultimate costs of complying with the ADA and other similar legislation are not currently ascertainable and, while such costs are not expected to have a material adverse effect on the business, financial condition or results of operations of the Company or its ability to make distributions to shareholders, such costs could be substantial.

RISKS FOR INVESTORS SUBJECT TO ERISA

         Fiduciaries of a pension, profit-sharing or other employee benefit plans subject to ERISA should consider, among other factors, whether the investment of plan assets in the Common Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Common Shares, and whether such fiduciaries have authority to acquire the Common Shares under their appropriate governing instruments and Title I of ERISA. See "ERISA Considerations."

COMPETITION FROM OTHER COMPANIES WITH SIMILAR BUSINESS OBJECTIVES AND
STRATEGIES.

         The Company believes that it is one of the first publicly-offered REITs to focus primarily on consolidating Automotive Properties into a single ownership structure. The Company also believes that other REITs or entities may target these types of properties for acquisition or development financing, and some of those companies may have greater financial resources or general real estate experience than the Company. Those entities will compete with the Company in seeking properties for acquisition and disposition and re-letting of properties to dealers upon expiration of the lease terms. Such competition could have a material adverse effect on the business, results of operations or financial condition of the Company and its ability to make distributions to shareholders.

INDEMNIFICATION

         With certain exceptions applicable to the Sterling McCall Group and the Bowers Group, the Initial Dealer Lessees have agreed to comply with, indemnify and hold harmless the Company and its officers, Trust Managers, employees, shareholders, agents and affiliates from, and to assume the cost of compliance with, all laws and regulations applicable to its Automotive Properties, including environmental laws, and remediation requirements. See "Business and Properties -- Property Descriptions and Lease Terms -- Indemnification." However, if any Initial Dealer Lessee fails to comply with such requirements, the Company could be forced to pay such costs, which could be significant, and then seek reimbursement of those costs from the Initial Dealer Lessee. Any such payments could reduce the Cash Available for Distribution and adversely affect the Company's ability to make distributions to shareholders.

RISKS OF LEVERAGE; NO LIMITATION ON INDEBTEDNESS

         Upon the closing of the Offering and the Formation Transactions, the Company expects to have outstanding indebtedness of approximately $5.6 million of Assumed Debt and $34.4 million under the Line of Credit. The Company's organizational documents do not contain any limitation on the amount or percentage of indebtedness that the Company can incur. However, the Company intends to maintain a capital structure that limits consolidated indebtedness to no more than 40% of its total market capitalization. The Company may borrow funds under the Line of Credit or from other lenders in the future, or may issue corporate debt securities in public or private offerings. Any increase in the Company's outstanding indebtedness will result in an increase in debt service that could adversely affect the Cash Available for Distribution and would result in the Company increasing the risk of default on its obligations. Certain of such additional borrowings may, subject to existing loan agreements, be secured by mortgages on the properties owned by the Company. If such additional borrowings require balloon payments, the ability of the Company to make such payments will depend on its ability to sell or refinance its properties for amounts sufficient to repay such loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company" and "Certain Policies and Objectives -- Financing Policies."

         There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company will risk the loss of some or all of its assets, including any property securing such debt, through foreclosure, which could have a material adverse effect on the business, financial condition or results of operations of the Company and its ability to make distributions to shareholders. Adverse economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Line of Credit, which could decrease Cash Available for Distribution, increase the risk of loss upon a sale or from a foreclosure and adversely affect Cash Available for Distribution and the Company's ability to make distributions to shareholders.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the Common Shares offered hereby and the Private Placement, net of the estimated underwriting discounts, commissions and other offering expenses, are estimated to be approximately $138.1 million ($159.1 million if the Underwriters' over-allotment option is exercised in full), assuming an initial public offering price of $20 per Common Share. The Company intends to contribute the net proceeds of this Offering and the Private Placement to the Operating Partnership, which will use such net proceeds, together with $34.4 million anticipated to be borrowed under the Line of Credit, as follows: (i) approximately $50.8 million to pay the cash consideration in connection with the purchase of the Initial Properties; (ii) approximately $119.4 million to repay certain indebtedness of the Founding Dealers (as more fully described in the tables set forth in "Business and Properties -- Property Descriptions and Lease Terms -- Descriptions of Properties"); (iii) $1.0 million to pay the Line of Credit fee; (iv) $920,000 to repay existing indebtedness of the Company; and (v) approximately $431,000 for working capital and general corporate purposes. The indebtedness to be repaid bears interest at rates ranging from __% to __% per annum and matures at various dates through _____.

         If the initial public offering price is less than $20 per Common Share, the Company may reduce the amount of the Offering proceeds applied to general corporate purposes or draw additional amounts under the Line of Credit, as necessary, to make the foregoing payments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company." If the Underwriters' over-allotment option is exercised in full, the Company expects to use the additional net proceeds for general corporate purposes, including the acquisition of additional properties. The closing of the Offering is conditioned upon the acquisition by the Company of the Initial Properties; however, the Underwriters may, in their discretion, waive this condition with respect to one or more of the Initial Properties. See "Prospectus Summary -- Formation Transactions," "Use of Proceeds" and "Underwriting." If one or more of the proposed Formation Transactions is not consummated, the portion of the net proceeds allocated thereto may instead be used for general corporate purposes, including the repayment of certain indebtedness and the acquisition of additional properties, although neither the Company nor the Operating Partnership has any commitment to acquire any property other than in connection with the Formation Transactions.

         Pending the uses described above, the net proceeds will be invested in interest-bearing accounts and short-term, interest bearing securities that are consistent with the Company's intention to qualify for taxation as a REIT. Such investments may include, for example, government securities, certificates of deposit and interest bearing bank deposits.

                               DISTRIBUTION POLICY

         Subsequent to the closing of this Offering, the Company intends to make regular quarterly distributions to its shareholders. The Board of Trust Managers, in its sole discretion, will determine the distribution rate based on the Company's actual results of operations, economic conditions, tax considerations (including those related to REITs) and other factors that the Board of Trust Managers deems relevant. The Company's first distribution, for the period from the completion of this Offering to June 30, 1998, is expected to equal a pro rata share of the estimated initial quarterly distribution of $0.394 per Common Share and OP Unit, which, on an annualized basis, will represent a distribution rate of $1.58 per share, or approximately 7.88% of the initial public offering price. On a pro forma basis for the year ended December 31, 1997, the estimated initial distribution represents approximately 93.2% of estimated Cash Available for Distribution. Holders of OP Units will receive distributions on a per unit basis equal to the per share distributions to holders of the Common Shares. See "The Partnership Agreement." The Company does not expect to adjust the estimated initial distribution rate if the Underwriters' over-allotment option is exercised.

         The Company has established the initial distribution rate based upon the Company's estimate of Cash Available for Distribution, which has been derived from the pro forma condensed statement of operations of the Company for the year ended December 31, 1997. The Company believes the pro forma financial information for the year ended December 31, 1997 constitutes a reasonable basis for setting the initial distribution rate. The estimate of Cash Available for Distribution is being made solely for the purpose of setting the initial rate of distribution and is not intended to be a projection or forecast of the Company's results of operations or its liquidity.

         The following table sets forth certain financial information for the year ended December 31, 1997, which has been used to establish the expected initial annualized distribution per Common Share.


                                                                                 Year ended
                                                                             December 31, 1997
                                                                             -----------------
                                                                           (in thousands, except
                                                                               per share data)
Pro forma income before minority interest (1)..............................      22,357

Pro forma depreciation ....................................................       5,020
                                                                                 ------

Pro forma Funds from Operations (2) .......................................      27,377

Adjustments:

   Amortization of line of credit fees .......................................      333

   Amortization of deferred compensation .....................................       40

   Estimated capital expenditures(3) .........................................       --
                                                                                -------

Estimated Cash Available for Distribution .................................     $27,750
                                                                                =======

Expected initial annualized distribution(4) ...............................     $25,871

Expected initial annualized distribution per OP Unit and per Common Share .     $  1.58

Expected payout ratio based on estimated Cash Available for Distribution (5)      93.2%


------------
    (1) Minority interest in pro forma income for the year ended December 31, 1997, is approximately $10.7 million (approximately 48%).
    (2) Management and industry analysts generally consider Funds from Operations (as defined below) to be one measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs, and it is presented to assist investors in analyzing the performance of the Company. "Funds from Operations" is defined as income before minority interest (computed in accordance with generally accepted accounting principles), excluding gains (losses) from debt restructuring and sales of property and real estate related depreciation and amortization (excluding amortization of financing costs). Funds from Operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. Funds from Operations should not be considered an alternative to net income as an indication of the Company's financial performance or as an alternative to cash flows from operating activities as a measure of liquidity and may be determined differently from similarly titled measures used by other REITs.

    (3) Capital expenditures will be funded by Initial Dealer Lessees under the Initial Leases.

    (4) Represents expected initial annual distribution per Common Share and OP Unit multiplied by the 16,425,984 Common Shares and OP Units to be outstanding upon completion of the Formation Transactions and the Offering.

    (5) Represents the anticipated initial aggregate annual distribution divided by Cash Available for Distribution.

         The Company expects to maintain its initial distribution rate unless actual results of operations, economic conditions or other factors differ from the pro forma results for the year ended December 31, 1997. The Company's actual Cash Available for Distribution will be affected by a number of factors. The Company anticipates that the Cash Available for Distribution will not exceed earnings and profits because the Company's non-cash expenses, primarily depreciation and amortization, are not expected to be significant due to the long depreciable lives assigned to properties for earnings and profits purposes by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes, other than capital gain dividends, will be taxable to shareholders as ordinary dividend income. Any dividends designated by the Company as capital gain dividends generally will give rise to capital gain for shareholders. Distributions in excess of the Company's current and accumulated earnings and profits generally will be treated as a non-taxable reduction of a shareholder's basis in the Common Shares held to the extent thereof, and thereafter as capital gain. Distributions treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of a shareholder's Common Shares or future distributions in excess of the shareholder's basis in the Common Shares held. Based upon the total estimated Cash Available for Distribution set forth in the table above, the Company believes that none of the Company's expected annual distributions would represent a return of capital for federal income tax purposes. See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." If actual Cash Available for Distribution or taxable income vary from these amounts, or if the Company is not treated as the owner of one or more of its properties, the percentage of distributions that represents a return of capital may be materially different.

         In order to maintain its qualification as a REIT, the Company must make annual distributions to its shareholders of at least 95% of its annual taxable income determined without regard to the deductions for dividends paid and by excluding any net capital gains. Based on the Company's pro forma results of operations for the year ended December 31, 1997, the Company would have been required to distribute approximately $21 million, or approximately $1.28 per Common Share and OP Unit, in order to maintain its status as a REIT. Under certain circumstances, the Company may be required to make distributions in excess of Cash Available for Distribution in order to meet such requirements. In such event, the Company would seek to borrow the amount of the deficiency or sell assets to obtain the cash necessary to make distributions to retain its qualification as a REIT for federal income tax purposes. See "Risk Factors -- Real Estate Investment Risks -- Market Illiquidity." The Board of Trust Managers, in its sole discretion, will determine the actual distribution rate based on a number of factors, including, without limitation, the amount of Cash Available for Distribution, the Company's financial condition, capital expenditure requirements for the properties, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Trust Managers deems relevant.

                                 CAPITALIZATION

         The following table sets forth the historical and pro forma capitalization of the Company at December 31, 1997, to reflect the (i) sale of the 7,600,000 Common Shares offered hereby, the sale of the Placement Shares and the application of the estimated net proceeds therefrom, as described under "Use of Proceeds," and (ii) the consummation of the Formation Transactions, as described under "Organization and Formation Transactions" and (iii) expected borrowings under the Line of Credit.

                                                                                     Historical    Pro Forma
                                                                                     ----------    ---------
                                                                                         (in thousands)
Mortgage notes payable ..........................................................     $   --       $  5,646
                                                                                      --------     --------
Debt outstanding under Line of Credit ...........................................         --         34,354
                                                                                      --------     --------
Minority interest in the Operating Partnership ..................................         --        158,696
                                                                                      --------     --------
Shareholders' equity:
   Common shares of beneficial interest, no par value per share, 200,000,000 shares authorized, 1,596,666 shares issued and outstanding historical, and
      8,491,166 shares issued and outstanding pro forma(1) .....................          --           --
   Preferred shares of beneficial interest, no par value per share, 20,000,000
       shares authorized, no shares issued ......................................         --           --
   Additional paid-in capital ...................................................          176      137,233
                                                                                      --------     --------

Total shareholders' equity ......................................................          176      137,233
                                                                                      --------     --------
Total capitalization ............................................................     $    176     $335,929
                                                                                      ========     ========


------------
   (1) Excludes shares issuable upon redemption of OP Units issued in connection with the Formation Transactions. The actual number of Shares issuable upon redemption of OP Units will vary depending upon the initial public offering price. See "Organization and Formation Transactions."

                                    DILUTION

         At December 31, 1997, the net tangible book value of the Company was approximately $176,000 or $0.28 per Common Share. After giving effect to the sale by the Company of 7,600,000 Common Shares offered hereby (assuming an initial public offering price of $20 per share), the pro forma net tangible book value of the Company at December 31, 1997 would have been $137.2 million or $16.16 per Common Share. This represents an immediate decrease in the net tangible book value per Common Share to purchasers of Common Shares in the Offering. Net tangible book value per Common Share represents the amount of total tangible assets of the Company less total liabilities, divided by the number of Common Shares outstanding. The following table illustrates the foregoing dilution.

Assumed initial public offering price per share (1)...............................                       $   20.00

Pro forma net tangible book value per share prior to the Offering attributable to
Common Shares issued to certain Executive Officers and Trust Managers (2).........             0.28

Increase in net tangible book value per share attributable to the Offering........            15.88
                                                                                        -----------

Pro forma net tangible book value after the Offering..............................                           16.16
                                                                                                         ---------

Dilution per share purchased in the Offering......................................                       $    3.84
                                                                                                         =========

------------
     (1) Before deduction of underwriting discounts and commissions and estimated expenses of the Offering.
     (2) Reflects 179,250, 119,250 and 238,500 Common Shares held by Messrs. Tompkins and Wollen and WS&B on the closing of the Offering.

         The following table sets forth on a pro forma basis at December 31, 1997 (assuming an initial public offering price of $20 per share), the number of Common Shares to be sold by the Company in the Offering, the number of Placement Shares to be sold by the Company in the Private Placement, the total OP Units anticipated to be issued by the Company in the Formation Transactions, the number of Common Shares previously outstanding or to be issued to or for the benefit of certain of the Founding Dealers and members of management, the total consideration paid to the Company by purchasers of the Common Shares sold in the Offering, the net book value as of December 31, 1997, of the assets transferred or amount of cash contributed to the Company, and the net book value of the average contribution or amount of cash contribution per Common Share or OP Unit based on total contributions.


                                                                                                           BOOK VALUE OR
                                                                                 BOOK VALUE OR               CASH
                                              COMMON SHARES SOLD BY            CASH CONTRIBUTIONS         CONTRIBUTION
                                                   THE COMPANY                  TO THE COMPANY              PER SHARE
                                                   -----------                    --------------            ---------
                                                                                  (IN THOUSANDS)
                                               NUMBER         PERCENT        AMOUNT          PERCENT
                                               ------         -------        ------          -------
Shares sold to new public investors           7,600,000       46.3%          $132,400        44.7%           $17.42

Shares sold in the Private Placement            225,000        1.4              4,500         1.5             20.00

Shares issued in connection with the
formation of the Company                        666,166(1)      4.0               333         0.1              0.50

OP Units issued to the Initial Dealers        7,934,818(1)    48.3            158,696        53.7             20.00
                                             ----------       -----          --------       -----

Total                                          16,425,984       100.0%       $295,929       100.0%
                                               ==========       =====        ========       =====

------------
         (1) The actual numbers of Common Shares issuable upon the closing of the Offering and upon exchange of OP Units, and the number of OP Units issued to the Founding Dealers will vary depending upon the initial public offering price of the Common Shares. See "Organization and Formation Transactions."

                    SELECTED HISTORICAL FINANCIAL INFORMATION

         The following tables set forth unaudited selected consolidated pro forma financial information for the Company presented as if the Formation Transactions had occurred as of December 31, 1997, and the pro forma operating information therefore incorporates certain assumptions that are included in the Notes to Pro Forma Condensed Statements of Operations included elsewhere in this Prospectus. The pro forma balance sheet information is presented as if the closing of the Offering and the Formation Transactions had occurred on December 31, 1997. The pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been had the Formation Transactions, in fact, occurred on such date or at the beginning of the period indicated, or to project the Company's financial position or results of operations at any future date or any future period.

         The unaudited selected consolidated pro forma financial information should be read in conjunction with the financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is included elsewhere in this Prospectus.


                       AUTOMOTIVE REALTY TRUST OF AMERICA
         UNAUDITED SELECTED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION
                 (in thousands, except share and per share data)

                                                                               Pro Forma for the
                                                                                  Year Ended
                                                                               December 31, 1997
                                                                               -----------------
                                                                                  (Unaudited)
Statement of Operations Data:
                  Rental Income                                                    $   33,347
                  General and Administrative Expense                                    2,585
                  Depreciation                                                          5,020
                  Minority Interest                                                    10,731
                  Interest Expense                                                      3,385
                  Net Income                                                           11,626
                  Net Earnings Per Common Share
                     Basic                                                         $     1.37
                     Fully Diluted                                                 $     1.36
                  Weighted Average Common Shares Outstanding
                    Basic(1)                                                        8,491,166
                    Fully Diluted(1)                                                8,523,833


                                                                                  Pro Forma at
                                                                               December 31, 1997
                                                                               -----------------
                                                                                  (Unaudited)
Balance Sheet Data:
                  Real Estate Owned, at Cost                                       $  334,485
                  Total Assets                                                        336,699
                  Debt Outstanding                                                     40,000
                  Minority Interest                                                   158,696
                  Total Shareholders' Equity                                          137,233

--------------

     (1) The actual number of Common Shares issuable upon the closing of The Offering will vary depending upon the initial public offering price per Common Share. See "Organization and Formation Transactions."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         The Company was organized as a Texas REIT on August 28, 1997 and intends to make an election to qualify under the Code as a REIT commencing with its taxable year ending December 31, 1998. Substantially all of the Company's initial revenues are expected to be derived from: (i) rents received under long-term triple-net operating leases of Automotive Properties including 67 Initial Properties the Company anticipates acquiring upon the closing of this Offering and which the Company will simultaneously lease back to the Initial Dealer Lessees pursuant to the Initial Leases; and (ii) interest earned from the temporary investment of funds in short-term investments. The Initial Annual Base Rent (as defined herein) for each Initial Property under the Initial Leases is set at a fixed amount and generally will be adjusted upward periodically based on increases in the CPI, ranging from 1/2 adjustment to full CPI adjustment every year, which may be subject to caps, which generally range from 2% to 4%, respectively. See "Business and Properties -- Property Descriptions and Lease Terms."

         Upon the closing of this Offering and the Formation Transactions, the Operating Partnership will own the Initial Properties, and the Company will own a 1% general partner interest and an approximate 51% limited partner interest in the Operating Partnership. See "Organization and Formation Transactions." The Company is the sole general partner of the Operating Partnership. The Operating Partnership's primary source of revenue will be the lease payments made to the Operating Partnership under its leases, and the Company's sole source of revenue will be distributions from the Operating Partnership.

         As a result of the Formation Transactions, it is anticipated that the Initial Properties will be contributed to the Operating Partnership, substantially all of the indebtedness of the Founding Dealers related to the Initial Properties will be repaid, and the Operating Partnership and the Initial Dealer Lessees will enter into the Initial Leases providing for the above-referenced lease payments to the Operating Partnership. In addition, depreciation of the Initial Properties will be reflected in the results of operations of the Company following the closing of the Formation Transactions. Consequently, the results of operations for the Initial Dealer Lessees following the Formation Transactions will differ from the historical results for the Founding Dealers.

         The Company intends to acquire the real estate of additional Automotive Properties that meet one or more of its investment criteria. See "Business and Properties -- Business and Growth Strategy." The Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the Line of Credit and the ability to issue OP Units. See " -- Pro Forma Liquidity and Capital Resources of the Company."

         The Company will incur operating and administrative expenses including, principally, compensation expense for its Executive Officers and other employees, professional fees and various expenses incurred in the process of acquiring additional properties (including, without limitation, due diligence and other costs of investigating potential acquisitions). The Company will be self-administered and self-managed by its Executive Officers and staff.

         The primary non-cash expense of the Company will be the depreciation of its properties. The Company expects to depreciate buildings and improvements on the Initial Properties over a 39 1/2-year and 20-year period for tax and financial reporting purposes, respectively. The Company will not own or lease any personal property, furniture or equipment at any Initial Property.

         The Company intends to make distributions to its shareholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. The Company's ability to make distributions will depend upon its actual Cash Available for Distribution.

         The Company had no operations prior to the Offering. The Company's future results of operations will depend to a large degree upon the Company's receipt of payments under the Initial Leases, the acquisition of the additional properties, and the terms of any other investments the Company may make.

         The following discussion and analysis of pro forma financial condition and pro forma results of operations of the Company is based upon the consolidated pro forma financial statements of the Company which are presented elsewhere in this Prospectus.

PRO FORMA RESULTS OF OPERATIONS FOR THE COMPANY

         Pro forma results of operations are not necessarily indicative of what the Company's results of operations would have been had the Company actually consummated the Formation Transactions on the dates indicated, nor do they purport to project future results of operations. Any significant transactions in future periods could impact future revenues and expenses.

         On a pro forma basis for the year ended December 31, 1997, the Company would have received $33.3 million in revenue from the Initial Leases for the Initial Properties, assuming a full year's operation for all Initial Properties. The pro forma condensed consolidated statement of operations reflects Initial Annual Base Rents from each Initial Dealer Lessee.

         Total pro forma expenses, before minority interest of $11.0 million for the year ended December 31, 1997, reflect the depreciation and amortization, general and administrative expenses and interest expense. Depreciation expense is based on the Company's cost of acquiring the Initial Properties.

         Minority interest would have totaled $10.7 million for the year ended December 31, 1997, reflecting the 48% interest of the Founding Dealers in the pro forma net income of the Operating Partnership.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY

         On a pro forma basis, cash flow from operating activities for the year ended December 31, 1997, excluding changes in working capital, would have been $27.7 million. This reflects net income before minority interest, plus non-cash charges to income for depreciation and loan fee and deferred compensation amortization. Cash flows provided by financing activities, totaling $8.5 million, represent the amount of the initial borrowing of $34.4 million under the Line of Credit, offset by distributions (based upon an initial estimated annualized distribution of approximately $25.9 million) to holders of the Common Shares and OP Units.

         The Company's principal source of cash to meet its cash requirements, including distributions to its shareholders, will be its share of the Operating Partnership's cash flow. The Operating Partnership's sole source of revenue will be lease payments under the Initial Leases. The Initial Dealer Lessees may have nominal or limited capitalization, and the ability of the Initial Dealer Lessees to make lease payments to the Operating Partnership and, therefore, the Company's liquidity, including the ability to make distributions to its shareholders, will depend upon the Company's lessees' ability to generate sufficient cash flow from their dealership operations. See "Risk Factors -- Dependence upon Lessees."

         Concurrently with the closing of the Formation Transactions and the acquisition of the Initial Properties, it is anticipated that the Company will utilize the net proceeds of this Offering and the Private Placement and advances under the Line of Credit to fund the cash consideration to the Founding Dealers, to repay certain indebtedness and to provide approximately $431,000 in initial working capital ($21.4 million if the Underwriters' over-allotment option is exercised). The Company has entered into negotiations with NationsBank, N.A., an affiliate of NationsBanc Montgomery, to provide a $100 million Line of Credit, subject to closing, which the Company intends to use primarily for future acquisitions. The Company has not, however, finalized negotiations on the Line of Credit, and there can be no assurance that the Company will obtain the Line of Credit or otherwise have access to sufficient debt and equity financing to allow it successfully to pursue its acquisition strategy. The Company anticipates that the terms of a Line of Credit will impose certain conditions on the Company's ability to draw on the Line of Credit. Such conditions may include, without limitation, borrowing base limitations (which initially could limit the availability of funds under the Line of Credit), a requirement that advances be used primarily to fund acquisitions and a requirement that the lender be granted a security interest in any real estate acquired with proceeds from borrowings under the Line of Credit, as well as other properties owned by the Company. If the Company is not able to successfully finalize the Line of Credit, the Company anticipates that future acquisitions would be funded by the issuance of OP Units to dealers, assumption of indebtedness of such dealers, debt financing to be secured by the particular acquisition property, or with proceeds of additional equity offerings. In the future, the Company may negotiate additional credit facilities or issue corporate debt instruments. The Company will not undertake investments unless adequate sources of financing are available. Any debt issued or incurred by the Company may be secured or unsecured, long-term or short-term, fixed or variable interest rate, and may be subject to such other terms as the Board of Trust Managers deems prudent. The Company currently has no binding commitment to acquire any real estate, other than the Initial Properties, and there can be no assurance that the Company will make any acquisitions of other real estate.

         Upon the closing of this Offering and the Formation Transactions, and assuming an initial public offering price of $20 per Common Share, consolidated indebtedness will comprise approximately 10.9% of the total market capitalization of the Company on a pro forma basis. The Company intends to maintain a capital structure with consolidated indebtedness representing no more than 40% of its total market capitalization. See "Certain Policies and Objectives -- Financing Policies."

INFLATION

         The Company believes that the relatively moderate rates of inflation over the last several years have not had a significant impact on the revenues or profitability of the Founding Dealers. The Company does not expect inflation to have any near-term material effect on the sale of the Initial Dealer Lessees' products and services. However, there can be no assurance that there will be no such effect in the future.

         Generally, lease payments will increase annually in proportion to any increases based on a factor of the CPI. All of the leases are triple-net operating leases requiring the Initial Dealer Lessees to pay for all taxes, maintenance and repair, insurance, utilities, services and other expenses, thereby minimizing the effect of inflation on the Company.

SEASONALITY

         Lessees may be adversely affected by extended periods of inclement weather, which could deter customers from test driving vehicles or visiting locations with large open-air lots. Historically, the Founding Dealers' sales, in the aggregate, generally have been higher from March to September, in part due to manufacturer-sponsored or subsidized marketing programs or incentives near the end of each model year. As a result, operating income is typically lower in the first and fourth quarters as fixed operating costs are spread over generally lower sales volume. "See Risk Factors -- Automotive Industry Risks -- Seasonality; Quarterly Fluctuations." Fluctuations in a lessee's cash flow can affect its ability to make rent payments.

NEW ACCOUNTING PRONOUNCEMENT

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128 "Earnings Per Share," which simplifies the standards for computing and presenting earnings per share ("EPS") and makes them comparable to international EPS standards. This statement is effective for the year ended December 31, 1997. Earlier application is not permitted and restatement of prior period earnings per share data is required. The Company does not believe that implementation of SFAS No. 128 will have a material impact on its EPS.

                     ORGANIZATION AND FORMATION TRANSACTIONS

ORGANIZATION

         Following the closing of this Offering and the Formation Transactions, the structure and relationships of the Company, the Operating Partnership, the Founding Dealers, and the Initial Dealer Lessees will be as follows:



                                    [GRAPH]




THE FORMATION TRANSACTIONS

         Contemporaneously with the closing of the Offering, the Company, the Operating Partnership, the Founding Dealers, the Initial Dealer Lessees and Messrs. Tompkins and Wollen plan to consummate the Formation Transactions described below.

         o Jack I. Tompkins, Chairman of the Board, and Bert Wollen, Executive Vice-President - Business Development and Chief Acquisition Officer, will purchase in the Private Placement 150,000 and 75,000 Common Shares, respectively. Based on the midpoint of the range of the estimated public offering prices set forth on the front cover of this Prospectus, Mr. Tompkins has agreed to purchase Common Shares with an aggregate value of $3,000,000, and Mr. Wollen has agreed to purchase Common Shares with an aggregate value of $1,500,000. The closing of the purchase of the Placement Shares by Messrs. Tompkins and Wollen will occur on the earlier of the closing of the Offering or October 1, 1998.

         o The Company will sell 7,600,000 Common Shares in the Offering and will contribute all of the net proceeds thereof, together with the proceeds of the Private Placement, estimated to be approximately $138.1 million ($159.1 million if the Underwriters' over-allotment option is exercised in full), to the Operating Partnership in return for an approximate 52% ownership interest in the Operating Partnership (55% if the Underwriters' over-allotment option is exercised in full). Upon the closing of the Offering and the Formation Transactions, the Company's ownership interest in the Operating Partnership will represent an approximate 51% limited partner interest (an approximate 54% limited partner interest if the Underwriters' over-allotment option is exercised in full) and a 1% general partner interest in the Operating Partnership. The Company is the sole general partner of the Operating Partnership.

         o Each Founding Dealer will convey to the Operating Partnership all of its rights, title and interest in and to the real property used by its dealerships and all of the buildings, structures, parking areas, landscaping and improvements located thereon (other than any personal property) and all fixtures and other property affixed thereto, together with all rights, privileges and appurtenances owned by such Founding Dealer in any way related to such real property, pursuant to the terms and subject to the conditions of each of the Contribution and Exchange Agreements (collectively, "Contribution Agreements" and individually, a "Contribution Agreement") among the Founding Dealers, the Company and the Operating Partnership. In exchange for such conveyances, the Operating Partnership will issue to the Founding Dealers an aggregate of 7,934,818

                OP Units (based upon an initial public offering price of $20) which have an aggregate value of approximately $158.7 million, pay to the Founding Dealers an aggregate of approximately $50.8 million in cash (the "Cash Consideration") and assume indebtedness of the Founding Dealers in the sum of approximately $5.6 million and repay approximately $119.4 million of existing indebtedness of the Founding Dealers. See "Business and Properties -- Property Descriptions and Lease Terms -- Descriptions of the Properties."

          o The actual number of OP Units issued to each Founding Dealer will be determined at the closing of the Formation Transactions by dividing the purchase price of the Initial Properties contributed by such Founding Dealer to the Operating Partnership (less the cash portion of the purchase price and any Assumed
                Debt) by the initial public offering price per Common Share. The number of Common Shares held by Jack I. Tompkins, Bert Wollen and WS&B, the founding shareholders of the Company, will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, 7,934,818 OP Units will be issued in the Formation Transactions, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 179,250, 119,250 and 238,500 respectively. If the initial public offering price per Common Share is $21, the number of OP Units issued will be 7,556,970, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 273,712, 213,712 and 427,424, respectively. If the initial public offering price is $19, the number of OP Units issued will be 8,352,440, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 74,845, 14,844 and 29,689, respectively. As a result, notwithstanding the initial public offering price per Common Share, an aggregate of 16,425,984 Common Shares and OP Units will be outstanding on the closing of the Offering.

ACQUISITION OF THE INITIAL PROPERTIES FROM THE FOUNDING DEALERS

         The Operating Partnership will acquire the Initial Properties from the Founding Dealers pursuant to Contribution Agreements with each Founding Dealer. The obligations of the Founding Dealers to transfer such Initial Properties pursuant to the Contribution Agreements are or will be conditioned upon the closing of the Offering, the closing of the Formation Transactions under the Contribution Agreements, and normal and customary conditions to the closing of real estate transactions, including the consents of any lenders with respect to loans which are being assumed by the Operating Partnership and consents required under any manufacturers' franchise agreements. The Founding Dealers are in the process of obtaining such lender or manufacturer consents, if applicable, and expect to obtain all necessary consents prior to the closing of the Offering. See "Risk Factors -- Automotive Industry Risks -- Influence of Vehicle Manufacturers." The Contribution Agreements also contain representations and warranties to the Operating Partnership concerning the ownership and operation of the Initial Properties and environmental matters, together with certain other covenants, representations and warranties customarily found in real estate purchase agreements. Generally, claims for indemnification for any breach of a representation or warranty by a Founding Dealer will survive closing and may be made by the Operating Partnership at any time prior to the expiration of the applicable statute of limitations. There is no assurance that a Founding Dealer will be able to satisfy its indemnification obligation. Although the closing of the Offering is conditioned upon the acquisition by the Company of the Initial Properties, the Underwriters may, in their discretion, waive this condition with respect to one or more Initial Properties. See "Prospectus Summary -- Formation Transactions," "Use of Proceeds" and "Underwriting."

                             BUSINESS AND PROPERTIES

THE COMPANY

         The Company is a newly organized self-administered and self-managed REIT formed under the Texas Real Estate Investment Trust Act, as amended, to invest in Automotive Properties. The Company is one of the first REITs formed to invest in Automotive Properties, and the Company believes it is therefore positioned to take advantage of the growth in the automobile industry and the consolidation among automobile dealerships. The Company's acquisition strategy is to purchase Automotive Properties and lease such properties back to the original owners or their affiliates. This strategy allows the management of the dealerships to remain in place. Additionally, through the sale of its property to a REIT, an automobile dealer may consolidate its real estate with the real estate of other dealers and have the opportunity to obtain liquidity and funds to expand the operations of its retail operating businesses, while maintaining control of such operating businesses. Further, the Company believes that its acquisition strategy and its Operating Partnership structure will provide automobile dealers with opportunities to diversify their assets and facilitate their estate planning. The Company believes that its lease structure will be attractive to other owners of Automotive Properties and may facilitate the acquisition of properties that might not otherwise be available for purchase.

         Upon the closing of this Offering and the Formation Transactions, it is anticipated that the Company will acquire 67 Initial Properties located in California (5), Colorado (3), Florida (6), Maryland (15), Ohio (6), Tennessee
(10), Texas (17) and Virginia (5) from 17 Founding Dealers. The Company will lease the Initial Properties back to the Initial Dealer Lessees under long-term triple-net operating leases. See "-- Property Descriptions and Lease Terms." Of the Founding Dealers, four are in the 100 largest automobile dealership groups (as determined based on revenues) in the United States, and many have received numerous industry awards in connection with the operation of their respective businesses. In addition, the Company believes that each of the Founding Dealers has historically demonstrated strong operating performance.

         The Company believes that the trend toward consolidation of the ownership of Automotive Properties will continue. The marketing of automobiles by franchised dealers is a highly fragmented industry, with the largest 100 dealer groups generating less than 10% of total sales revenues nationwide and controlling approximately 5% of all franchised dealerships. While automobile sales have increased over the last five years, the number of automobile dealerships has decreased, in part through the consolidation currently underway in the industry. The Company intends to target for acquisition high-quality, well-located Automotive Properties owned by reputable, financially strong automobile dealerships that have long business track records, proven operating histories and the capacity to increase sales and compete in a consolidating automobile dealership environment. The Company believes that its multiple independent lessee structure, the substantial industry knowledge, experience and relationships within the automotive industry of its management and Board of Trust Managers and the financial condition and reputation of the Initial Dealer Lessees will provide the Company with a competitive advantage in the acquisition of high-quality, well-located Automotive Properties.

         The Initial Leases are typically for terms of ten years with two renewal options of five to ten years each. The majority of the Initial Leases between the Company and the Initial Dealer Lessees (representing 82% of the aggregate Initial Base Annual Rent) are cross- defaulted with other Initial Leases within each particular Founding Dealer or are guaranteed by other Initial Dealer Lessees within such Founding Dealer. Of the remaining leases, (i) the obligations of Chase Chevrolet, Sunnyside Automotive, Towson Ford and FUS, Inc. are guaranteed by one or more principals (and in the case of FUS, Inc. is limited to 90% of the basic rental under the Initial Lease and extends for a period of seven years), (ii) the obligations of the Bowers Group are subject to a limited third-party guarantee, except for two Initial Properties and (iii) the obligations of the Sterling McCall Group are not subject to any such cross-default provisions or guarantees. It is anticipated that the Company's leases will provide the Company with a consistent stream of cash flow, which will generally increase annually based upon increases in the Consumer Price Index. See " -- Property Descriptions and Lease Terms -- Lease Payments." The Initial Leases will be long-term "triple-net operating" leases that generally require an Initial Dealer Lessee to pay all operating costs of the Initial Property leased by it, as well as all taxes, utilities, insurance, repairs, maintenance and other expenses. See "-- Property Descriptions and Lease Terms --Triple Net Operating Leases." Thirteen Founding Dealers have repurchase options, rights of first refusal and/or rights of first offer regarding the respective Initial Properties to be contributed by them in the Formation Transactions. See "-- Property Descriptions and Lease Terms --Repurchase Options, Rights of First Refusal and Rights of First Offer." By leasing the Initial Properties to the Initial Dealer Lessees, there will be continuity of management of the dealerships, which the Company believes should facilitate its growth and profitability.

         The Company has established base rentals under the Initial Leases at conservative levels to provide lessees with sufficient cash flow to make rental payments. Based on its financial due diligence, the Company believes that the average of the Founding Dealers' aggregate 1997 estimated operating cash flow is in excess of 2.5 times their average initial lease payments for the Initial Properties. In addition, the Company believes that the average lease payment to be made by the Founding Dealers is less than 1.2% of 1997 average gross sales of the Founding Dealers.

         Jack I. Tompkins, Chairman of the Board of Trust Managers, David L. Johnston, President and Chief Executive Officer, and Bert Wollen, Executive Vice President-Business Development and Chief Acquisition Officer, are the Company's Executive Officers. Messrs. Tompkins and Wollen have 28 and 24 years of experience, respectively, in various industries, including experience in financial transactions and mergers and acquisitions, and each has experience as an officer of a public company. Mr. Johnston has 24 years of experience in the real estate industry and has been an executive officer of two publicly traded REITs. Messrs. Tompkins and Wollen have agreed to purchase the Placement Shares at the initial public offering price in the Private Placement. Upon the closing of the Offering and the Formation Transactions, the Company's Executive Officers, Trust Managers, certain affiliates of the Trust Managers, and certain employees of the Company will beneficially hold an aggregate of approximately 22% of the Company on a fully-diluted and exchanged basis, through their ownership of Common Shares, and OP Units. See "Principal Shareholders."

         Following the closing of the Offering, the Company expects to have access to a variety of debt and equity financing sources to fund acquisitions, including the ability to issue additional OP Units in the Operating Partnership. The Company is presently negotiating with NationsBank, N.A., an affiliate of NationsBanc Montgomery, to provide a $100 million Line of Credit, which the Company intends to use primarily to finance future acquisitions. The Company anticipates that NationsBank, N.A., will fully underwrite $75 million of the Line of Credit and syndicate the balance. There can be no assurance that such negotiations will result in a binding commitment for a Line of Credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Pro Forma Liquidity and Capital Resources of the Company." In connection with the acquisition of the Initial Properties, the Company will assume approximately $5.6 million of outstanding indebtedness, and anticipates drawing approximately $34.4 million under the Line of Credit. Upon the closing of the Offering and assuming such advance under the Line of Credit, the Company's debt to total market capitalization will be approximately 10.9%. The Company believes its initial low level of Assumed Debt, coupled with the Line of Credit, should provide the Company with financial flexibility in pursuing acquisition opportunities. The Company intends to maintain a capital structure that limits consolidated indebtedness to no more than 40% of its total market capitalization. See "Certain Policies and Objectives -- Financing Policies."

         The Company is anticipated to have __ full-time employees, __ of which will be devoted primarily to acquisitions. The principal executive offices of the Company are located at Campbell Centre II, 8150 North Central Expressway, Suite 1233, Dallas, Texas, 75206 and its telephone number is (214) 346-2944.

THE OPERATING PARTNERSHIP

         Upon contribution of the net proceeds of this Offering to the Operating Partnership, the Company will acquire an approximate 51% limited partner interest (54% limited partnership interest if the Underwriters' over-allotment option is exercised) and a 1% general partner interest in the Operating Partnership and will be the sole general partner of the Operating Partnership. The other limited partners of the Operating Partnership will be the Founding Dealers. In their capacity as such, the limited partners will have limited authority to transact business for, or participate in the management, activities or decisions of, the Operating Partnership. The OP Units held by the Founding Dealers will be redeemable beginning one year after the closing of this Offering for cash or, at the Company's option, exchangeable for Common Shares on a one-for-one basis. See "Partnership Agreement." Upon the consummation of the Formation Transactions and this Offering, the Operating Partnership will own all of the Initial Properties and will lease the Initial Properties to the Initial Dealer Lessees pursuant to the Initial Leases. See "-- Property Descriptions and Lease Terms -- The Leases."

AUTOMOTIVE INDUSTRY OVERVIEW

         Automotive retailing is the largest retail trade sector in the United States. The automobile dealership industry is highly fragmented and largely privately held, with approximately 22,701 automobile dealership locations representing more than 53,000 franchised dealerships in 1997. It is estimated that sales by franchised automobile dealers account for one-fifth of the nation's total retail sales of all products and merchandise. In 1996, each of the 100 largest automobile dealership groups (as determined based upon revenues) had revenues in excess of $200 million. From 1992 through 1996 new vehicle sales revenues grew at a 10.5% compounded annual rate. Over the same period, used vehicle sales revenues grew at a 14.6% compounded annual rate. Slower unit volume growth over this time period has been offset by the rising prices associated with new vehicles and, on average, the higher prices paid for later model high-quality used vehicles that now comprise a significant portion of the used vehicle market. Automobile sales are affected by many factors, including, without limitation, rates of unemployment, income growth, interest rates, other national and local economic conditions, automotive innovations, weather patterns and general consumer sentiment. See "Risk Factors -- Automotive Industry Risks."

         Although automobile dealerships generally rely on new and used car sales for a significant portion of their revenues, strong automobile dealerships generally generate additional revenue from diversified operations that include after market products, financing and insurance products, service and parts, and collision repair centers (commonly referred to as body shops). This diversification reduces the impact on the dealers of economic downturns in any one of these sub-sectors. On average, gross margins are 6.4% on new car sales, 11.1% on used car sales and 45.0% on revenues from service/parts/collision repair businesses. The emphasis on the service/parts/collision repair businesses of a dealership is important to maintain a recurring, recession-resistant income stream. Based on the Company's review of the internally generated, unaudited financial statements of the Founding Dealers, the aggregate revenues of the Initial Dealer Lessees from service/parts/collision repair cover approximately 57% of the total fixed expenses of the Initial Dealer Lessees.

         As the automotive industry has evolved, so has the profile of the typical automobile dealership. Over the past three decades, there has been a trend toward consolidation with fewer owners and automobile dealers. The number of automobile dealers has declined from approximately 24,825 in 1990 to approximately 22,701 in 1997, an approximate 9% decrease. Increased competition from independent leasing companies, Internet purchasing services and warehouse clubs has contributed to the decline in the number of automobile dealerships. Manufacturers have responded to the increased competition by consolidating dealerships, requiring automobile dealers to upgrade facilities and partnering with some of their automobile dealers to create automotive superstores in selected markets. The Company believes that these factors, together with increasing capital requirements for operating automobile dealerships, lack of a viable exit strategy (especially for larger dealerships), increased consumer information, aging dealership principals, declining new vehicle gross margins, high-cost distribution systems, vehicle manufacturer programs and other efforts to reduce the number of franchises, the advent and growth of specialty retailers for used vehicles, parts and services, and the increasing acceptance of public ownership of franchised automobile dealerships by automobile manufacturers indicate that there will be further consolidation in the automotive industry. Consolidation should translate into fewer, larger dealers with substantial capital requirements to support, improve and expand operations.

BUSINESS AND GROWTH STRATEGY

         The Company's business objective is to increase Cash Available for Distribution per share and maximize shareholder value by acquiring high-quality, well-located Automotive Properties throughout the United States. The Company will focus on the ownership and acquisition of Automotive Properties that are leased by reputable, financially strong dealerships that have long business track records, proven operating histories and the capacity to increase sales and compete in a consolidating automobile dealership environment. The Company expects to achieve these objectives by successfully implementing the growth, acquisition and operating strategies set forth below.

         Growth Strategies. The Company's primary growth strategies are to (i) acquire additional Automotive Properties that meet the Company's acquisition criteria, (ii) increase rents pursuant to CPI adjustments as provided under the Initial Leases and under leases for Automotive Properties that may be acquired in the future, (iii) acquire additional Automotive Properties from Founding Dealers as they expand their businesses and (iv) work with lessees to provide additional capital to expand their existing facilities in order to maximize the dealers' performance while benefitting from related rental increases.

         Acquisition Strategy. Given the highly fragmented nature of the automotive industry in the United States, the Company believes there are significant opportunities to make acquisitions that meet the Company's investment criteria. The Company believes that the combination of its multiple lessee structure, the strong reputation of the Company's management team and of the Founding Dealers, the high quality of the Company's portfolio of Automotive Properties and its ability to issue OP Units to finance acquisitions will be especially attractive to those dealers that seek liquidity with respect to the value of their real property and deferral of capital gains thereon without relinquishing operational control of their facilities. As a public company, the Company expects to have access to a wide variety of financing sources to fund acquisitions, including the ability to issue various types of public and private debt and equity securities, as well as the ability to issue OP Units as consideration for Automotive Properties where cash is not appropriate for tax or other reasons.

         The Company intends to concentrate its investment activities on purchasing Automotive Properties that meet one or more of the following acquisition criteria:

         o    Quality retail sites that are well-located
         o Reputable and financially sound lessees with proven operating histories
         o Demonstrated operating cash flow coverage typically in excess of two times initial lease payment
         o Validation of the foregoing by application of the Company's valuation methodology, which includes a thorough evaluation of the automobile dealer's financial strength as measured against a proprietary database of automobile dealership information

         The experience of the Company's management in developing relationships with dealers who are prospective sellers of real property to the Company will facilitate the acquisition of properties that meet its acquisition criteria. The Company has established relationships within the automotive industry that the Company believes will assist it in identifying potential acquisitions. The Company has relationships with consultants and certified public accounting firms who have an active presence in the automotive industry. Furthermore, the Company has entered into a memorandum of understanding with CB Commercial/Madison Advisory Group which anticipates that CB Commercial will serve as the Company's exclusive real estate brokerage firm for identifying future acquisitions. The memorandum of understanding (which is subject to the execution of a definitive agreement) contemplates a contract for a term of six months, renewable at the election of both parties, pursuant to which CB Commercial would receive a fee equal to 1% of the price of acquired properties as to which a real estate broker is involved, together with a retainer of $25,000 upon signing a definitive agreement and a retainer of $25,000 per month thereafter (which would be offset against fees owed to CB Commercial or its personnel). The Company believes that CB Commercial's national brokerage force of over 2,600 professionals should give it a significant advantage in identifying acquisitions without incurring substantial additional general and administrative expenses. The Company's acquisition strategy will be supported by its multiple lessees and their strategic alliances with dealerships and industry contacts. These relationships are expected to enhance the Company's acquisition efforts and allow the Company to move quickly to acquire properties in markets where a Founding Dealer has market knowledge and operating expertise. The Company has entered into arrangements with unaffiliated persons who have expertise and contacts in the real estate or automotive industries pursuant to which the Company will pay a sourcing fee equal to 1% of the total purchase price paid by the Company for the Automotive Properties sourced by such persons.

         Operating Strategy. The principal elements of the Company's operating strategy include:

         o Leasing high-quality, well-located Automotive Properties to reputable, financially strong dealerships with long business track records and proven operating histories
         o      Leasing its properties on a triple-net operating basis
         o Monitoring on an ongoing basis the operating performance of the dealerships and compliance by the lessees with their lease obligations
         o Cross-defaulting lease obligations of affiliated properties operated within dealership groups
         o Obtaining pledges of OP Units and/or guarantees of related parties as security for lease payments
         o Limiting consolidated indebtedness of the Company to no more than 40% of the Company's total market capitalization

PROPERTY DESCRIPTIONS AND LEASE TERMS

         Overview. Upon consummation of the Offering and the Formation Transactions, it is anticipated the Company will own 67 automobile dealership and related properties located in California (5), Colorado (3), Florida (6), Maryland (15), Ohio (6), Tennessee (10), Texas (17) and Virginia (5), which will be contributed by 17 Founding Dealers. The Operating Partnership's interest in each Initial Property includes the land, buildings and improvements, related easements and rights and fixtures. The Operating Partnership will not own or lease any personal property, furniture or equipment at the Initial Properties, all of which will be owned, or leased from third parties by the respective Initial Dealer Lessees. The Initial Properties are generally zoned for a wide range of commercial uses and typically have frontage on major transportation arteries with high traffic patterns, high visibility, bright signage, and ease of entrance and exit. The improvements on the Initial Properties generally consist of one or more retail showrooms, office space, adjacent full service and repair facilities, parts and accessories departments and, in many cases, acreage set aside for used car sales, body shops and parking for inventory.

         Each of the Initial Dealer Lessees operates under a franchise agreement with the applicable vehicle manufacturer. Such franchise agreements generally grant the Initial Dealer Lessee a non-exclusive right to sell the applicable manufacturer's brand of vehicles and offer related parts and service within a specified market area, although generally a manufacturer will retain the discretion to allocate the mix of vehicles among its franchised dealerships within a given market area. Such agreements also grant the Initial Dealer Lessee the right to use the manufacturer's trade names in connection with the sale of its vehicles. Franchise agreements generally impose operational requirements and restrictions on the Initial Dealer Lessee relating to such things as inventory levels, working capital requirements, showroom and service facilities, personnel and monthly financial reporting. Franchise agreements generally provide for termination of the agreement by the manufacturer or non-renewal for a variety of causes including, without limitation, changes of ownership without prior approval, certain bankruptcy related events, the death, disability or conviction of the dealer principal, the failure to maintain certain customer satisfaction ratings, or any material breach of the franchise agreement.

         The franchise relationship is also regulated by various state and federal laws, which generally protect the franchised dealership. These include statutes that prohibit a manufacturer from terminating or failing to renew a franchise without good cause and statutes that prohibit a manufacturer from unreasonably withholding approval of a proposed change in ownership. Under such statutes, a vehicle manufacturer may disapprove of a proposed change in ownership for certain enumerated reasons involving the character, financial ability or business experience of the proposed transferee.

         Descriptions of the Properties. Set forth below are brief descriptions of each of the Initial Properties. Unless otherwise noted, the Operating Partnership will own fee title to each Initial Property, free and clear of any liens or encumbrances which could materially and adversely affect ownership and operation of such properties.


                                                                                                               LAND   GROSS LEASABLE
  FOUNDING                                                                                   PURCHASE        AREA IN   BUILDING AREA
DEALER GROUPS                   INITIAL DEALER LESSEES                      LOCATION          PRICE (1)       ACRES       (SQ.FT.)
-------------                   ----------------------                      --------         ---------       -------  --------------
Braman Group(2)    Braman Motorcars................................      Palm Beach, FL     $ 12,600,000        11.99        91,180
                   Braman Motorcars................................      Palm Beach, FL        3,050,000         1.06        32,776
                   Braman Honda....................................      Miami, FL            11,500,000         5.30       211,399
                   Braman Cadillac.................................      Miami, FL             5,600,000         3.31        23,200
                   Braman Motors...................................      Miami, FL             7,599,000         6.70        80,797
                   Braman Motors...................................      Miami, FL             3,163,000         1.07        42,429
                   Mile High Honda.................................      Denver, CO           11,300,000        11.10        80,497
                   European Motorcars of Littleton.................      Denver, CO            4,700,000         4.98        36,304
                   Prestige Porsche Audi...........................      Denver, CO            3,600,000         2.38        28,668
                                                                                            ------------        -----       -------
                       Sub-Total...................................                         $ 63,112,000        47.89       627,250
                                                                                            ============        =====       =======

Park Place
Motorcars          Park Place Motorcars of  Houston................      Houston, TX        $ 18,571,429         6.81        66,210
                   Park Place Motorcars............................      Dallas, TX           17,963,265         4.56       235,747
                   Park Place Lexus................................      Plano, TX            12,857,143         8.42        55,183
                   Park Place Motorcars............................      Dallas, TX            1,628,571         3.76        63,486
                                                                                            ------------        -----       -------
                       Sub-Total...................................                         $ 51,020,408        23.55       420,626
                                                                                            ============        =====       =======

Momentum           Momentum Jaguar, Momentum Porsche and
Motorcars(3)         Momentum Saab.................................      Houston, TX        $ 17,400,000        13.93        69,764
                   Momentum BMW....................................      Houston, TX          11,040,000         6.24        71,200
                   Momentum Volvo..................................      Houston, TX           4,200,000         1.37        14,583
                   Momentum Motorcars..............................      Houston, TX           4,200,000         4.62        37,576
                                                                                            ------------        -----       -------
                        Sub-Total..................................                         $ 36,840,000        26.16       193,123
                                                                                            ============        =====       =======

Len Stoler         Len Stoler Chrysler/Plymouth, Len Stoler
Automotive           Lexus and Len Stoler Mitsubishi(4)............      Owings Mills, MD   $  8,900,000         4.03        48,000
Group

                                                                                                                        AGGREGATE
                                                                                                              LAND   GROSS LEASABLE
  FOUNDING                                                                                 PURCHASE         AREA IN   BUILDING AREA
DEALER GROUPS                 INITIAL DEALER LESSEES                      LOCATION          PRICE (1)        ACRES       (SQ.FT.)
-------------                 ----------------------                      --------         ---------        -------   -------------
                        Len Stoler Ford, Len Stoler Nissan and
                          Len Stoler Porsche/Audi..................     Owings Mills, MD       6,500,000       7.00     55,000
                        Len Stoler
                        Chevrolet/Oldsmobile/Cadillac .............     Owings Mills, MD       3,200,000      13.00     35,000
                        Len Stoler Jeep Eagle Suzuki...............     Westminster, MD        2,500,000       6.24     15,318
                                                                                            ------------      -----    -------
                             Sub-Total.............................                         $ 21,100,000      30.27    153,318
                                                                                            ============      =====    =======

Bowers
Transportation Group    Saturn Retail Company of Tennessee.........     Chattanooga, TN    $   3,246,480       5.00     17,240
                        Town & Country Jaguar......................     Chattanooga, TN        2,892,240       2.03     29,669
                        Sonic Automotive of Chattanooga............     Chattanooga, TN        2,798,400       3.85     32,138
                        Nebco of Cleveland, Inc., Toyota...........     Cleveland, TN          2,520,000       3.36     15,356
                        Abra Auto Body & Glass.....................     Chattanooga, TN        1,980,000       2.20     17,232
                        Town & Country Ford of Cleveland...........     Cleveland, TN          1,914,240       5.60     17,280
                        Sonic Automotive 2490 South Lee
                        Highway....................................     Cleveland, TN          1,542,960       2.05     13,320
                        Sonic International Drive..................     Chattanooga, TN        1,328,400       3.75      7,314
                        Town & Country Ford of Cleveland...........     Cleveland, TN            900,000       2.00      4,704
                        Town & Country Jaguar......................     Chattanooga, TN          450,000       1.54         --(5)
                                                                                             -----------      -----    -------
                             Sub-Total.............................                          $19,572,720      31.38    154,253
                                                                                             ===========      =====    =======

Sterling McCall         Group One: SMC Luxury Cars, Inc.,
Group                   Lexus......................................     Houston, TX            8,400,000       7.65     21,005
                        Group One: Southwest Toyota................     Houston, TX            8,400,000      10.41     99,120
                        Group One: Southwest Toyota................     Houston, TX              840,000       3.00
                        Group One: Southwest Toyota................     Houston, TX              840,000       2.00     32,296
                        Group One: SMC Luxury Cars.................     Houston, TX              780,000       1.84     18,000
                                                                                             -----------      -----    -------
                             Sub-Total.............................                          $19,260,000      24.90    170,421
                                                                                             ===========      =====    =======

Frankel Automotive
Group                   Frankel Cadillac...........................     Baltimore, MD          6,286,200       5.03     49,205
                        Chesapeake Cadillac........................     Cockeysville, MD       5,160,000       2.87     29,915
                        Frankel Acura..............................     Cockeysville, MD       4,800,000       3.60     27,116
                        Chesapeake Cadillac........................     Cockeysville, MD       2,832,000       2.07      3,920
                                                                                             -----------      -----    -------
                             Sub-Total.............................                          $19,078,200      13.57    110,156
                                                                                             ===========      =====    =======

Lindsay Automotive      Lindsay Cadillac...........................     Alexandria, VA         9,000,000       5.40     93,046
Group                   Lindsay Lexus..............................     Alexandria, VA         6,000,000       3.53     22,645
                        Saturn of Alexandria.......................     Alexandria, VA         3,600,000       1.05     11,464
                                                                                             -----------      -----    -------
                             Sub-Total.............................                          $18,600,000       9.98    127,155
                                                                                             ===========       =====   =======


                                                                                                                LAND     AGGREGATE
                                                                                                                 IN   GROSS LEASABLE
  FOUNDING                                                                                         PURCHASE     AREA   BUILDING AREA
DEALER GROUPS                   INITIAL DEALER LESSEES                       LOCATION              PRICE (1)    ACRES    (SQ.FT.)
-------------                   ----------------------                       --------              ---------   ------- ------------
Bob Bell Automotive       Bob Bell Ford..............................     Glen Burnie, MD        $  6,840,000   11.00     65,000
Group                     Bob Bell Chevrolet Nissan..................     Baltimore, MD             5,640,000    5.84     60,000
                          Bob Bell Chevrolet of Bel Air .............     Bel Air, MD               2,520,000    7.50     26,000
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $ 15,000,000   24.34    151,000
                                                                                                 ============   =====    =======

Miller Automotive         Miller Infiniti(6).........................     Van Nuys, CA           $  5,430,000    0.62     51,508
Group                     Miller Honda...............................     Van Nuys, CA              3,720,000    1.36      8,815
                          Miller Mitsubishi..........................     Van Nuys, CA              2,880,000    0.89     12,608
                          Miller Honda...............................     Van Nuys, CA              2,760,000    0.50     16,887
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $ 14,790,000    3.37     89,818
                                                                                                 ============   =====    =======

Lustine Automotive
Group                     Lustine Chevrolet..........................     Hyattsville, MD        $  6,000,000    6.65     98,480
                          Saturn of Woodbridge.......................     Woodbridge, VA            2,400,000    4.76     25,390
                          Lustine Toyota/Dodge.......................     Woodbridge, VA            2,400,000    3.81     30,920
                          Lustine Nissan.............................     Lanham, MD                2,400,000    2.55     16,996
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $ 13,200,000   17.77    171,786
                                                                                                 ============   =====    =======

The Motorcars Group       Motorcars West.............................     North Olmsted, OH      $  4,800,000    4.95     18,000
                          Motorcars, Inc. Honda......................     Cleveland Heights, OH     4,740,000    2.00     29,600
                          Motorcars Oldsmobile-Pontiac...............     Cleveland Heights, OH     2,400,000    1.40     24,000
                          Motorcars..................................     Cleveland, OH               900,000    0.33     13,500
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $ 12,840,000    8.68     85,100
                                                                                                 ============   =====    =======

Lynn Alexander
Auto Group                All American Chevrolet.....................     San Angelo, TX         $  4,000,000    8.58     88,100
                          Lynn Alexander Lincoln Mercury
                          Dodge Nissan...............................     San Angelo, TX            2,600,000    3.98     20,932
                          Lynn Alexander Chrysler Plymouth
                          Jeep Eagle.................................     San Angelo, TX            1,400,000    1.66     11,493
                          Fiesta Dodge Chrysler Plymouth.............     Big Spring, TX            1,000,000    4.32     10,000
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $  9,000,000   18.54    130,525
                                                                                                 ============   =====    =======

Sunnyside Automotive      Sunnyside Toyota...........................     North Olmsted, OH      $  4,944,000    6.90     34,000
                          Saturn of North Olmsted....................     North Olmsted, OH         2,400,000      --(7)  49,000
                                                                                                 ------------   -----    -------
                               Sub-Total.............................                            $  7,344,000    6.90     83,000
                                                                                                 ============   =====    =======

Chase Chevrolet           Chase Chevrolet............................     Stockton, CA           $  7,200,000    7.36     48,294
                                                                                                 ============   =====    =======

                                                                                                   LAND         AGGREGATE
                                                                                                    IN        GROSS LEASABLE
  FOUNDING                                                                        PURCHASE          AREA       BUILDING AREA
DEALER GROUPS                   INITIAL DEALER LESSEES          LOCATION          PRICE (1)        ACRES        (SQ.FT.)
-------------                   ----------------------          --------          ---------        -------    ---------------
Towson Ford          Towson Ford............................    Towson, MD       $  4,200,000         2.81        33,000
                                                                                 ============         ====        ======

FUS, Inc.            Neviaser Motors........................    Easton, MD       $  2,328,000         3.52        18,403
                                                                                 ============         ====        ======

                TOTAL                                                            $334,485,328
                                                                                 ============

------------
         (1) The Founding Dealers are generally responsible for their respective expenses of transfer, including title insurance premiums, survey costs and transfer and recording taxes, if any.
         (2) The Braman Group and its affiliates will also receive five-year warrants to purchase an aggregate of 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the closing of the Formation Transaction involving the Braman Group.
         (3) Ricardo Weitz, an affiliate of Momentum Motorcars, will also receive five-year warrants to purchase 50,000 Common Shares at the initial public offering price.
         (4) Property interest contributed is a ground lease which includes an option to purchase the underlying property contingent upon the death of the current lessor. Such option will be assigned to the Company upon the closing of the Formation Transactions with respect to the Len Stoler Automotive Group.
         (5)   Property interest is a parking lot with no building.
         (6) A portion of the property interest contributed is a ground lease with 45 years remaining on its fixed term, which includes a right granted to the landlord's beneficiaries to require the tenant to purchase the property on the death of the landlord.
         (7) Both Sunnyside Automotive Initial Properties are on a contiguous lot equaling 6.90 acres.

         The following is a description of the allocation of the purchase price for each Founding Dealer:

                                                TOTAL                        ESTIMATED        ESTIMATED         ESTIMATED
                                               PURCHASE                      ASSUMED        DEBT REPAID         VALUE OF
FOUNDING DEALER GROUPS                          PRICE           CASH          DEBT          AT CLOSING       OP UNITS(1)
----------------------                          -----           ----          ----          ----------       -----------
Braman Group(2) .......................     $ 63,112,000             --       $ 5,646,000  $ 20,952,000     $ 36,514,000
Park Place Motorcars ..................       51,020,408             --           --         26,645,550       24,374,858
Momentum Motorcars(3) .................       36,840,000             --           --         15,885,063       20,954,937
Len Stoler Automotive Group ...........       21,100,000     $  2,532,813         --         11,292,909        7,274,278
Bowers Transportation Group ...........       19,572,720       11,498,337         --          6,344,742        1,729,641
Sterling McCall Group .................       19,260,000        1,250,000         --          8,916,153        9,093,847
Frankel Automotive Group ..............       19,078,200             --           --               --         19,078,200
Lindsay Automotive Group ..............       18,600,000             --           --          8,118,000       10,482,000
Bob Bell Automotive Group .............       15,000,000             --           --          5,000,000       10,000,000
Miller Automotive Group ...............       14,790,000          100,000         --          9,844,000        4,846,000
Lustine Automotive Group ..............       13,200,000             --           --          6,379,400        6,820,600
The Motorcars Group ...................       12,840,000       12,840,000         --               --               --
Lynn Alexander Auto Group .............        9,000,000        8,000,000         --               --          1,000,000
Sunnyside Automotive ..................        7,344,000        7,344,000         --               --               --
Chase Chevrolet .......................        7,200,000        7,200,000         --               --               --
Towson Ford ...........................        4,200,000             --           --               --          4,200,000
FUS, Inc. .............................        2,328,000             --           --               --          2,328,000

                                            ------------     ------------     -----------  ------------      ------------
                               Totals       $334,485,328     $ 50,765,150     $ 5,646,000  $119,377,817      $158,696,361
                                            ============     ============     ===========  ============      ============

----------

  (1) The actual number of OP Units issued to the Founding Dealer Groups will vary depending upon the initial public offering price of the Common Shares. The actual number of OP Units issued to each Founding Dealer will be determined at the closing of the Formation Transactions by dividing the purchase price of the Initial Properties contributed by such Founding Dealer to the Operating Partnership (less the cash portion of the purchase price and any Assumed Debt) by the initial public offering price per Common Share. The number of Common Shares held by Jack I. Tompkins, Bert Wollen and WS&B, the founding shareholders of the Company, will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, 7,934,818 OP Units will be issued in the Formation Transactions and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 179,250, 119,250 and 238,500 respectively. If the initial public offering price per Common Share is $21, the number of OP Units issued will be 7,556,970, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 273,712, 213,712 and 427,424, respectively. If the initial public offering price is $19, the number of OP Units issued will be 8,352,440, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 74,845, 14,844 and 29,689, respectively. As a result, notwithstanding the initial public offering price per Common Share, an aggregate of 16,425,984 Common Shares and OP Units will be outstanding on the closing of the Offering.
  (2) The Braman Group and its affiliates will also receive five-year warrants to purchase 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the closing of the Formation Transactions involving the Braman Group.
  (3) Ricardo Weitz, an affiliate of Momentum Motorcars, will also receive five-year warrants to purchase 50,000 Common Shares at the initial public offering price.

         The Leases. The following summarizes certain provisions of the Initial Leases, and is qualified in its entirety by the lease agreements filed as exhibits to the Registration Statement of which this Prospectus is a part and to the terms of the Initial Leases described elsewhere in this Prospectus.

         Each Initial Lease will contain the basic provisions described below or substantially similar provisions. The leases for any property acquired by the Operating Partnership in the future will contain such terms and conditions as may be agreed upon between the lessee and the Operating Partnership at the time of such acquisition. Such terms and conditions may vary from the terms and conditions described herein.

         Lease Term. The Initial Leases will be entered into upon the conveyance to the Operating Partnership of the Initial Properties. Each Initial Property will be leased to the respective Initial Dealer Lessee under a lease that will generally have a primary term of ten years. Certain Initial Dealer Lessees will have options to extend the term thereof, generally, for two terms of five to ten years each. Many of the Initial Leases also provide that if a Founding Dealer exercises and accepts the Revaluation Option (as defined herein) between years three and five of the Initial Lease term, the Initial Lease will be amended to extend the primary term to ten years after the date of exercise of the Revaluation Option.

         Revaluation Option. During the third through fifth years of an Initial Lease, Founding Dealers (other than the Sterling McCall Group and the Bowers Group) will have a one-time right to request that the Operating Partnership reassess the purchase price of the Initial Property (the "Revaluation Option"). In the event that the Operating Partnership agrees to reassess the purchase price and such reassessment results in an increase in the value of such Initial Property, the Founding Dealer will receive additional OP Units to reflect the reassessed value of such Initial Property. Further, any agreement by the Operating Partnership to increase the value of such Initial Property may be coupled with an increase in the base rent under the Initial Lease to reflect a higher value of the Initial Property. Any additional OP Units that may be issued as a result of the agreement of the Operating Partnership to increase the purchase price of an Initial Property are to be valued on the basis of the then current market price for Common Shares. The Operating Partnership has no obligation to agree to reassess the purchase price of an Initial Property, and any such reassessment (and increased base rent) is subject to a process that requires that the Operating Partnership and the Founding Dealer agree on the reassessed value and any increase in base rent.

         Lease Payments. The fixed annual base rent under each Initial Lease ("Initial Annual Base Rent") has been negotiated by the Operating Partnership to produce an appropriate yield to the Operating Partnership (based on the return on the Operating Partnership's investment) considering (i) the purchase price of the Initial Property, (ii) the financial strength of the Initial Dealer Lessee,
(iii) the rental
rates for similarly situated properties in the geographic location in which the Initial Property is situated, (iv) the characteristics of the Initial Property,
(v) the cost to the Operating Partnership of the funds used to acquire the Initial Property, and (vi) the return that the Operating Partnership could realize from alternative investments on that Initial Property's purchase price (including acquisition fees and expenses). The yield to the Operating Partnership from an investment in Initial Properties will differ from the yield to shareholders from an investment in the Common Shares. The Initial Annual Base Rent under the Initial Leases may be adjusted upward annually based on increases in the CPI (generally ranging from 1/2 adjustment to a full CPI adjustment every year). All of the Initial Leases, other than the Initial Leases pertaining to the Bowers Group and Sunnyside Automotive, provide for rental increases based upon the CPI. The annual CPI adjustment in connection with the Initial Leases of nine Founding Dealers is a full CPI adjustment with two having no cap, one having a 2% cap and six having a 4% cap. The annual CPI adjustment in connection with the Initial Leases of four Founding Dealers is a one-half CPI adjustment with a 2% cap. The CPI adjustment in connection with the Initial Leases of one Founding Dealer is a one-half adjustment every five years with a 7.5% cap in any five year period. The CPI adjustment in connection with the Initial Leases of one Founding Dealer is a one-half CPI adjustment every five years. The Sunnyside Automotive Initial Lease provides for a 2% annual increase for the second through fifth lease period deferred until the last day of the fifth lease period. The Operating Partnership will have general recourse to the Initial Dealer Lessees. Generally, the Initial Dealer Lessees' payment obligations under the Initial Leases will be secured by a pledge of a portion of the Founding Dealer's OP Units for a one-year period following the closing of the Formation Transaction with respect to such Initial Lease. Provided the Initial Dealer Lessee is not in default under the Initial Lease at the end of such period, the security interest will be terminated. If the Initial Dealer Lessee is in default at the end of the first year, or if any sum paid to the Operating Partnership by the Initial Dealer Lessee is reclaimed by a third party, the security arrangement will remain in effect or be reinstated, as appropriate. Except for certain of the Initial Leases in three of the Founding Dealers that are not guaranteed or cross-defaulted, all payment obligations not secured by a pledge of OP Units are either guaranteed or subject to cross-default provisions. The lease payments for each of the properties are set forth below:

                                                                                             INITIAL
FOUNDING                                                                                     ANNUAL       FIXED      EXTENDED TERM
DEALER GROUPS           INITIAL DEALER LESSEES                        LOCATION              BASE RENT     TERM      (OPTIONS/YEARS)
-------------           ----------------------                        --------              ---------     -----     ---------------
Braman Group            Braman Motorcars............................  Palm Beach, FL      $   1,260,000  10 years  2/10 year options
                        Braman Motorcars............................  Palm Beach, FL            305,000  10 years  2/10 year options
                        Braman Honda................................  Miami, FL               1,150,000  10 years  2/10 year options
                        Braman Cadillac.............................  Miami, FL                 560,000  10 years  2/10 year options
                        Braman Motors...............................  Miami, FL                 759,900  10 years  2/10 year options
                        Braman Motors...............................  Miami, FL                 316,300  10 years  2/10 year options
                        Mile High Honda.............................  Denver, CO              1,130,000  10 years  2/10 year options
                        European Motorcars of Littleton.............  Denver, CO                470,000  10 years  2/10 year options
                        Prestige Porsche Audi.......................  Denver, CO                360,000  10 years  2/10 year options
                                                                                          -------------
                             Sub-Total..............................                      $   6,311,200
                                                                                          =============

Park Place Motorcars    Park Place Motorcars of Houston.............  Houston, TX         $   1,820,000  10 years  2/10 year options
                        Park Place Motorcars........................  Dallas, TX              1,760,400  10 years  2/10 year options
                        Park Place Lexus............................  Plano, TX               1,260,000  10 years  2/10 year options
                        Park Place Motorcars........................  Dallas, TX                159,600  10 years  2/10 year options
                                                                                          -------------
                             Sub-Total..............................                      $   5,000,000
                                                                                          =============

Momentum Motorcars      Momentum Jaguar
                          Momentum Porsche
                          Momentum Saab.............................  Houston, TX         $   1,740,000  10 years   5/5 year options
                        Momentum BMW................................  Houston, TX             1,104,000  10 years   5/5 year options
                        Momentum Volvo..............................  Houston, TX               420,000  10 years   5/5 year options
                        Momentum Motorcars..........................  Houston, TX               420,000  10 years   5/5 year options
                                                                                          -------------
                             Sub-Total..............................                      $   3,684,000
                                                                                          =============

Len Stoler Automotive   Len Stoler Chrysler/Plymouth
Group                     Len Stoler Lexus
                          Len Stoler Mitsubishi..................... Owings Mills, MD     $     890,000  10 years   2/5 year options
                        Len Stoler Ford
                          Len Stoler Nissan
                          Len Stoler Porsche/Audi................... Owings Mills, MD           650,000  10 years   2/5 year options
                        Len Stoler Chevrolet/Oldsmobile/Cadillac.... Owings Mills, MD           320,000  10 years   2/5 year options
                        Len Stoler Jeep Eagle Suzuki  .............. Westminister, MD           250,000  10 years   2/5 year options
                                                                                          -------------
                             Sub-Total..............................                      $   2,110,000
                                                                                          =============

Founding                                                                               Initial Annual    Fixed        Extended Term
Dealer Groups       Initial Dealer Lessees                    Location                    Base Rent      Term        (Options/Years)
-------------       ----------------------                    --------                    ---------     -----       ---------------
Group               Town & Country Jaguar . . . . . . . . .   Chattanooga, TN              289,224     10 years    2/5 year options
                    Sonic Automotive of Chattanooga . . . .   Chattanooga, TN              279,840     10 years    2/5 year options
                    Nebco of Cleveland, Inc.  . . . . . . .   Cleveland, TN                252,000     10 years    2/5 year options
                    Abra Auto Body & Glass  . . . . . . . .   Chattanooga, TN              198,000     10 years    2/5 year options
                    Town & Country Ford of Cleveland  . . .   Cleveland, TN                191,424     10 years    2/5 year options
                    Sonic Automotive 2490 South Lee
                      Highway . . . . . . . . . . . . . . .   Cleveland, TN                154,296     10 years    2/5 year options
                    Sonic International Drive . . . . . . .   Chattanooga, TN              132,840     10 years    2/5 year options
                    Town & Country Ford of Cleveland  . . .   Cleveland, TN                 90,000     10 years    2/5 year options
                    Town & Country Jaguar . . . . . . . . .   Chattanooga, TN               45,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,957,272
                                                                                     =============
Sterling McCall
Group               Group One: SMC Luxury Cars  . . . . . .   Houston, TX            $     840,000     0 years(1)  None
                    Group One: Southwest Toyota . . . . . .   Houston, TX                  840,000     0 years(1)  None
                    Group One: Southwest Toyota . . . . . .   Houston, TX                   84,000     0 years(1)  None
                    Group One: Southwest Toyota . . . . . .   Houston, TX                   84,000     0 years(1)  None
                    Group One: SMC Luxury Cars  . . . . . .   Houston, TX                   78,000     0 years(1)  None
                                                                                     -------------
                         Sub-Total  . . . . . . . . . . . .                          $   1,926,000
                                                                                     =============

Frankel Automotive  Frankel Cadillac  . . . . . . . . . . .   Baltimore, MD          $     628,620     10 years    2/5 year options
Group               Chesapeake Cadillac . . . . . . . . . .   Cockeysville, MD             516,000     10 years    2/5 year options
                    Frankel Acura . . . . . . . . . . . . .   Cockeysville, MD             480,000     10 years    2/5 year options
                    Chesapeake Cadillac . . . . . . . . . .   Cockeysville, MD             283,200     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,907,820
                                                                                     =============
Lindsay Automotive
Group               Lindsay Cadillac  . . . . . . . . . . .   Alexandria, VA         $     900,000     10 years    2/5 year options
                    Lindsay Lexus . . . . . . . . . . . . .   Alexandria, VA               600,000     10 years    2/5 year options
                    Saturn of Alexandria  . . . . . . . . .   Alexandra, VA                360,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,860,000
                                                                                     =============

Bell Automotive
Group               Bob Bell Ford . . . . . . . . . . . . .   Glen Burnie, MD        $     684,000     10 years    2/5 year options
                    Bob Bell Chevrolet Nissan . . . . . . .   Baltimore, MD                564,000     10 years    2/5 year options
                    Bob Bell of Bel Air Chevrolet . . . . .   Bel Air, MD                  252,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,500,000
                                                                                     =============

Miller Automotive
Group               Miller Infiniti . . . . . . . . . . . .   Van Nuys, CA           $     543,000     25 years    None
                    Miller Honda  . . . . . . . . . . . . .   Van Nuys, CA                 372,000     10 years    2/5 year options
                    Miller Mitsubishi . . . . . . . . . . .   Van Nuys, CA                 288,000     10 years    2/5 year options
                    Miller Honda  . . . . . . . . . . . . .   Van Nuys, CA                 276,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,479,000
                                                                                     =============
Lustine Automotive
Group               Lustine Chevrolet . . . . . . . . . . .   Hyattsville, MD        $     600,000     10 years    2/5 year options
                    Saturn of Woodbridge  . . . . . . . . .   Woodbridge, VA               240,000     10 years    2/5 year options
                    Lustine Toyota/Dodge  . . . . . . . . .   Woodbridge, VA               240,000     10 years    2/5 year options
                    Lustine Nissan  . . . . . . . . . . . .   Lanham, MD                   240,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,320,000
                                                                                     =============

The Motorcars
Group               Motorcars West  . . . . . . . . . . . .   North Olmsted, OH      $     480,000     10 years    2/10 year options
                    Motorcars, Inc. Honda . . . . . . . . .   Cleveland Heights, OH        474,000     10 years    2/10 year options
                    Motorcars Oldsmobile/Pontiac  . . . . .   Cleveland Heights, OH        240,000     10 years    2/10 year options
                    Motorcars Cleveland . . . . . . . . . .   Cleveland Heights, OH         90,000     10 years    2/10 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $   1,284,000
                                                                                     =============
Lynn Alexander
Auto Group          All American Chevrolet  . . . . . . . .   San Angelo, TX         $     400,000     10 years    2/5 year options
                    Lynn Alexander Lincoln Mercury Dodge
                      Nissan  . . . . . . . . . . . . . . .   San Angelo, TX               260,000     10 years    2/5 year options
                    Lynn Alexander Chrysler Plymouth Jeep
                      Eagle . . . . . . . . . . . . . . . .   San Angelo, TX               140,000     10 years    2/5 year options
                    Fiesta Dodge Chrysler Plymouth  . . . .   Big Spring, TX               100,000
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $     900,000
                                                                                     =============
Sunnyside
Automotive          Sunnyside Toyota  . . . . . . . . . . .   North Olmsted, OH      $     494,400     10 years    2/5 year options
                    Saturn of North Olmsted . . . . . . . .   North Olmsted, OH            240,000     10 years    2/5 year options
                                                                                     -------------
                        Sub-Total . . . . . . . . . . . . .                          $     734,400
                                                                                     =============

Founding                                                                   Initial Annual    Fixed        Extended Term
Dealer Groups       Initial Dealer Lessees          Location                  Base Rent      Term        (Options/Years)
-------------       ----------------------          --------                  ---------     -----       ---------------
Chase Chevrolet     Chase Chevrolet . . . . . . . .   Stockton, CA         $     720,000      10 years         2/5 year options
                                                                           =============
Towson Ford         Towson Ford . . . . . . . . . .   Towson, MD           $     420,000      10 years         2/5 year options
                                                                           =============
FUS, Inc.           Neviaser Motors . . . . . . . .   Easton, MD           $     232,800      10 years         2/5 year options
                                                                           =============
                    TOTAL . . . . . . . . . . . . .                        $  33,346,492
                                                                           =============

--------------------

        (1) Subject to earlier termination by the tenant upon written notice delivered to the landlord no less than six months prior to the Early Termination Date (as defined in the lease) or December 3, 2007, 2012, 2017 or 2022, as designated by tenant, in tenant's sole discretion).

        Use of the Properties. Pursuant to the terms of the respective Initial Leases, most of the Initial Properties may be used and occupied by an Initial Dealer Lessee thereof solely for the operation of an automobile dealership and for no other purpose whatsoever. A limited number of the Initial Properties are occupied by businesses related to the automotive industry, including body shops, make-ready facilities and technical centers. The Company believes that each of the Initial Properties is suitable and adequate for such use.

        Triple-Net Operating Leases. The Initial Leases are structured as triple-net operating leases under which each Initial Dealer Lessee will be required to pay all real estate and personal property taxes, insurance, utilities and services, maintenance and repair costs and other operating expenses, except as otherwise noted below.

        Maintenance, Alterations, Capital Additions or Improvements. Except in the case of the Sterling McCall Group, each Initial Dealer Lessee will agree, at its sole cost and expense, to maintain its Initial Property (including all structural components of the Initial Property) in good condition and repair and in accordance with all applicable laws. The Operating Partnership will not be required to maintain, replace or repair the Initial Property except as described in "-- Damage; Eminent Domain." The Initial Dealer Lessees are responsible for capital expenditures with respect to the leased premises, with the exception of the Sterling McCall Group. Although required to pay substantially all ongoing maintenance and capital expenditures, the Initial Lessees in the Sterling McCall Group are not required to pay for maintenance and capital expenses for the structural portions of the Initial Properties (including the foundation and structural supports relating to the roof). In the event that such Initial Lessee exercises its right to terminate the Initial Lease, the Operating Partnership will be required to reimburse the Initial Lessees in the Sterling McCall Group for the unamortized portion of any expenses incurred by them in connection with roof replacement, which replacement will be amortized monthly over a 120 month period.

        An Initial Dealer Lessee may make alterations and improvements to an Initial Property. Alterations which alter or affect the structure or mechanical or life safety systems or which would constitute a demolition of or such addition to an Initial Property require the Operating Partnership's consent. All machinery, equipment, furniture, furnishings and other personal property installed at the expense of an Initial Dealer Lessee on any Initial Property will remain the property of such Initial Dealer Lessee and may be removed by such Initial Dealer Lessee at the expiration or earlier termination of the Initial Lease. Each Initial Dealer Lessee generally will be responsible for any accommodations or alterations required to its Initial Property to comply with the ADA and similar state laws.

        Damage; Eminent Domain. Each of the Initial Leases will require the Initial Dealer Lessee to rebuild and repair its Initial Property in the event that it is damaged or destroyed by fire or other casualty regardless of whether the damage was caused by a risk insured against under the Initial Lease or whether insurance proceeds are available for such rebuilding or repair. In many Initial Leases, if 50% or more of the improvements on an Initial Property should be damaged or destroyed during the last two years of the term of the Initial Lease, including any renewal term, then either the Initial Dealer Lessee or the Operating Partnership may elect to terminate such Initial Lease. In some cases only the Initial Dealer Lessee may terminate the Initial Lease under such circumstances. Some Initial Leases provide that if no such election is made, the Initial Dealer Lessee may be required to rebuild and repair such Initial Property. In the Initial Leases pertaining to nine of the Founding Dealers, the Initial Dealer Lessees have the option to terminate the Initial Lease if the Initial Property is damaged to such an extent that it cannot be restored within a specific period after the casualty. In addition, each Initial Lease will terminate under certain circumstances specified in such Initial Lease that result in a taking of the Initial Property by a public authority. The

Operating Partnership is obligated under the Initial Leases to make the proceeds of insurance and condemnation awards available for repair and restoration if the lease is not terminated.

         Indemnification. Under each Initial Lease (with the exception of the Initial Leases pertaining to the Bowers Group and the Sterling McCall Group), the Initial Dealer Lessee has agreed to indemnify, defend and hold harmless the Operating Partnership and its partners, subsidiaries and affiliates and the officers, directors, shareholders, partners, members, employees, managers, independent contractors, attorneys and agents of any of the foregoing (collectively, the "Indemnitees") from and against any and all claims, demands, causes of action, judgments, costs and expenses and all losses and damages arising from the condition of the Initial Properties or any improvements or personal property located thereon, from such Initial Dealer Lessee's use of the applicable Initial Property or from the conduct of its business or from any activity, work or other acts or things done, permitted or suffered by such Initial Dealer Lessee in or about such Initial Property, and will further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on such Initial Dealer Lessee's part to be performed under the terms of such Initial Lease, or arising from any act or omission or negligence or willful or criminal misconduct of the Initial Dealer Lessee, or any officer, agent, employee, independent contractor, guest or invitee thereof, and from all costs, attorneys' fees and disbursements and liabilities incurred in the defense of any such claim or any action or proceeding that may be brought against, out of or in any way related to such Initial Lease.

         Initial Dealer Lessees have also agreed to defend, indemnify and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses of any kind or nature that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of certain hazardous materials on the property and (b) any environmental claims relating in any way to such Initial Dealer Lessees' operation or use of such Initial Property.

         The Initial Dealer Leases with respect to the Bowers Group require the Operating Partnership to indemnify the Initial Dealer Lessee for liability incurred as a result of hazardous materials if the Operating Partnership is responsible therefor; the Initial Dealer Lessee is required to indemnify the Operating Partnership for liability incurred as a result of hazardous materials if the tenant is responsible therefor. Such Initial Dealer Leases contain indemnification provisions applicable to both the Initial Dealer Lessees and the Operating Partnership with respect to broker's fees.

         The Initial Dealer Leases with respect to the Sterling McCall Group require the Operating Partnership to indemnify the Initial Dealer Lessee for claims attributable to events that (i) existed prior to the Initial Dealer Lessee's occupation of the leased premises, (ii) arise out of the breach or failure of the warranties and representations of the Operating Partnership or
(iii) relate to asbestos present on the leased premises prior to the commencement of such lease. The Initial Dealer Lessee is required to indemnify the Operating Partnership for claims arising out of default by the Initial Dealer Lessee, and injuries or damages to persons or property relating thereto. Such indemnification does not extend to events occurring or existing prior to the commencement of the occupancy of the Initial Dealer Lessee or to claims relating to structural components which the Operating Partnership is required to maintain.

         Insurance. Generally, the Initial Leases provide that the Initial Dealer Lessee will maintain property insurance on the related Initial Property covering fire and other hazards under "extended coverage" or "all risk" endorsements. With the exception of the Bowers Group, the foregoing insurance policies are required to name the Operating Partnership as an additional insured or loss payee, as applicable. In the opinion of the Company, the properties are adequately covered by insurance.

         Assignment and Subletting. With the exception of the Initial Leases pertaining to the Bowers Group and the Sterling McCall Group, which permit assignment and subletting (however, the tenant generally remains liable for obligations under the Initial Lease), the Initial Leases generally provide that each Initial Dealer Lessee may not, without the prior written consent of the Operating Partnership (which may not be withheld in an arbitrary or unreasonable way), assign or otherwise transfer any Initial Lease or sublease any Initial Property, in whole or in part, except to an affiliate. In deciding whether to grant or withhold its consent, the Operating Partnership may take into account the prospective transferee's business reputation and net worth or financial condition.

         Generally, even after an assignment of the lease or a subletting of an Initial Property, the Initial Dealer Lessee will continue to be primarily liable under the Initial Lease with respect thereto. Any assignment or other transfer of all or any portion of the Initial Dealer Lessee's interest in an Initial Lease in violation of the restrictions on assignment or subletting will be voidable at the Company's option.

         In addition to any other restrictions on assignment or subletting set forth in a lease, an Initial Dealer Lessee (other than the Initial Dealer Lessees in the Sterling McCall Group and the Bowers Group) will be required to obtain the Company's prior approval before entering into any sublease, license agreement or other arrangement which would have the effect of causing all or a portion of the amount received or accrued by the Company under the applicable Initial Lease to be treated as other than "rents from real property" within the meaning of Section 856(d) of the Code.

         Environmental Matters. The Contribution Agreements provide for various representations and warranties by the Founding Dealers relating to environmental matters with respect to each Initial Property. Each Initial Lease also generally requires the Initial Dealer Lessee to indemnify and hold harmless the Company from and against all liabilities, costs and expenses imposed upon or asserted against the Company, and the Initial Dealer Lessee or the Initial Property, on account of, among other things, any federal, state or local law, ordinance, regulation, order or decree relating to the protection of human health or the environment in respect of the Initial Property (irrespective of whether there has occurred any violation of any Environmental Law). Each Initial Dealer Lessee is required to comply with all Environmental Laws. See "Risk Factors -- Environmental and Other Regulations."

         Default by an Initial Dealer Lessee. Each Initial Lease describes certain events which will be deemed to be "events of default" by an Initial Dealer Lessee thereunder. Generally, such events of default include the following:

               (a) failure of an Initial Dealer Lessee to pay any installment of rent or any other obligation involving the payment of money and the continuation of such failure for a period of ten days after such payment becomes due and payable (and in some cases, following written notice of such failure);

               (b) failure of an Initial Dealer Lessee to comply with any provision of such Initial Lease, other than as described in section (a) above, and the failure to cure same within a specified period ranging from 15 to 30 days after written notice thereof (and in some cases, an extended cure period is provided if the Initial Dealer Lessee timely commences a cure and diligently pursues the same);

               (c) certain events of bankruptcy of an Initial Dealer Lessee;

               (d) the vacation or desertion, or the commencement thereof, of the Initial Property or any substantial portion thereof by the Initial Dealer Lessee, or the removal or attempt to remove by the Initial Dealer Lessee at any time prior to the last month of the lease term, without the prior written consent of the Operating Partnership, of all or a substantial amount of such Initial Dealer Lessee's goods, wares, equipment, fixtures, furniture or other personal property;

               (e) the creation of a lien that, in some cases, remains uncured for a period ranging from 20 to 60 days after notice upon all or any part of the Initial Property resulting from actions or failures to act by the Initial Dealer Lessee;

               (f) the default by a guarantor of the obligations of the Initial Dealer Lessee, or any attempt by such guarantor to repudiate or revoke its guaranty;

               (g) the occurrence of any default or event of default (or in some cases, a termination) under the Initial Dealer Lessee's franchise agreement; and

               (h) the occurrence of any default or event of default under any pledge agreement.

         However, under the Initial Leases pertaining to the Sterling McCall Group and the Bowers Group, the events further set forth in items (e),
         (f), (g) and (h) above do not expressly constitute an event of default.

         The majority of the Initial Leases between the Company and the Initial Dealer Lessees (representing 82% of the aggregate Initial Annual Base Rent) are cross-defaulted with other Initial Leases within each particular Founding Dealer or are guaranteed by other Initial Dealer Lessees within such Founding Dealer. Of the remaining leases, (i) the obligations of Chase Chevrolet, Sunnyside Automotive, Towson Ford and FUS, Inc. are guaranteed by one or more principals (and in the case of FUS, Inc. is limited to 90% of the basic rental under the Initial Lease and extends for a period of seven years), (ii) the obligations of the Bowers Group are subject to a limited third-party guarantee, except for two Initial Properties and (iii) the obligations of the Sterling McCall Group are not subject to any such cross-default provisions or guarantees. Upon the occurrence of any such event of default, the Operating Partnership generally will have the option to pursue any one or more of certain remedies to the extent permitted by law. Under one generally available alternative, the Operating Partnership, subject to applicable law, may (i) terminate the Initial Lease,
(ii) exclude the Initial Dealer Lessee from possession of the Initial

Property, and (iii) the Operating Partnership may use reasonable efforts to lease such Initial Property to others. If an Initial Lease is terminated with respect to all or a portion of the Initial Property, the Initial Dealer Lessee will remain liable to the Operating Partnership for damages in an amount equal to the rent and other sums which would have been owing by the Initial Dealer Lessee as to the Initial Property for the balance of the fixed term or extended term as if the Initial Lease had not been so terminated, less the net proceeds, if any, of any re-letting of the Initial Property by the Operating Partnership subsequent to such termination, after deducting all the Operating Partnership's expenses in connection with such re-letting. Alternatively, under a second generally available alternative, the Operating Partnership may maintain the lease in effect and hold the lessee liable for rent as it accrues. In addition, the Operating Partnership may exercise any other rights that it may have under law or under the Initial Lease.

         Governing Law. Each Initial Lease will be governed by and construed in accordance with the law of the state in which the Initial Property is located.

         Security Interest. As security for the Initial Dealer Lessee's obligations under the Initial Lease, the Founding Dealers (with the exception of those taking all cash in return for their contribution, the Braman Group, the Bowers Group, the Sterling McCall Group and FUS, Inc.) will pledge to the Operating Partnership 25% of the OP Units received by such Founding Dealers for a one year period after the closing of the Formation Transaction pursuant to which the OP Units are issued. Additional security is generally obtained under the Initial Leases including security deposits, affiliated guarantees and/or cross-defaults among related party leases. Under most of the Initial Leases, the Operating Partnership has waived its statutory and common law landlord's lien in the Initial Dealer Lessee's personal property.

         Lock-out Periods. With the exception of Momentum Motorcars, the Bowers Group, the Sterling McCall Group, the Lynn Alexander Auto Group, Sunnyside Automotive, Chase Chevrolet and FUS, Inc., the agreements with the Founding Dealers provide for lockout periods which are generally between 4 and 10 years (in one case 20 years), during which the Company is generally prohibited from selling their respective Initial Properties, the effect of which would be to accelerate the recognition of taxable gain to the respective Founding Dealer.

         Repurchase Options, Rights of First Refusal and Rights of First Offer. Eleven of the Founding Dealers have a right to repurchase their respective Initial Properties. Three of the Founding Dealers have an ongoing right of first refusal upon the proposed sale of an Initial Property. Six of the Founding Dealers have a right of first offer if the Company sells certain of the Initial Properties during years one through 20. The repurchase options, rights of first refusal and rights of first offer of each Founding Dealer are set forth below:


                                                             REPURCHASE OPTION
                                      ----------------------------------------------------------------
                                                                                                               RIGHT OF
                                                                          REPURCHASE                      FIRST REFUSAL/RIGHT
FOUNDING DEALER GROUPS                        YEAR                       AMOUNT(1)(2)                    OF FIRST OFFER IN YEAR
----------------------                        ----                       ------------                    ----------------------
Braman Group                                5-30          10 times the current base rent                      1-30
Park Place Motorcars                        10,20,30      greater of purchase price or 10 times                --
                                                              the current base rent
Momentum Motorcars                           35           greater of purchase price or 10 times                --
                                                              the current base rent
Len Stoler Automotive Group                  20           greater of FMV or purchase price                    1-20
Bowers Transportation Group                  --                              --                                --
Sterling McCall Group                        --                              --                               1-30
Frankel Automotive Group                     20           greater of FMV or purchase price                    1-20
Lindsay Automotive Group                     20           greater of FMV or purchase price                    1-20
Bob Bell Automotive Group                    20           greater of FMV or purchase price                    1-20
Miller Automotive Group                      --                              --                                --
Lustine Automotive Group(3)                  20           greater of FMV or purchase price                    1-20
The Motorcars Group                         5-30          10 times the current base rent                      1-30
Lynn Alexander Auto Group                 10,15,20        greater of FMV or 10 times the                       --
                                                             current base rent
Sunnyside Automotive                         --                              --                                --
Chase Chevrolet                              --                              --                                --
Towson Ford                                  20           greater of FMV or purchase price                    1-20
FUS, Inc.                                    --                              --                                --


-----------------
         (1)      "FMV" is fair market value.
         (2) The "purchase price" is the purchase price of the property in connection with the Formation Transactions by which the Company purchases such property.
         (3) The Initial Dealer Lessee of one Initial Property known as the Hyattsville property has the right to repurchase such property at any time for ten times the current base rent. If the option is exercised during the first four years, the option price may be paid by surrendering the OP Units received at the closing of the Formation Transactions with respect to such property and repaying to the Operating Partnership the amount of cash consideration paid at such closing. After the first four years, the option price is to be paid in cash.

         Development Properties. The Braman Group intends to construct new car facilities or refurbish/renovate existing lots at several of its Initial Properties (referred to as the "Braman Construction Lots"). The aggregate Initial Annual Base Rents of $6,311,200 paid by the Braman Group or affiliates thereof with respect to the Initial Properties assumes completed construction and renovation at the Braman Construction Lots. In connection with the closing of the Formation Transactions, properties will be contributed with the described refurbishment and renovation at no additional cost to the Operating Partnership (except as described below). The Braman Construction Lots include the following:

                  (a) Braman Honda Miami, 7080 Coral Way, Miami, Florida 33155 -- These renovations are anticipated to cost $11,500,000, of which $8,050,000 will be paid from a portion of the purchase price held in escrow (from which withdrawals will be made upon the consent of the Company).

                  (b) Palm Beach Property II, 2815 Okeechobee Boulevard, West Palm Beach, Florida 33409 -- These renovations are anticipated to cost an estimated $1,850,000, of which $945,000 will be paid from a portion of the purchase price held in escrow (from which withdrawals will be made upon the consent of the Company).

                  (c) Development property Porsche, 2801 Okeechobee Boulevard, West Palm Beach, Florida 33409 -- The Operating Partnership will not incur any expenditure in connection with this project.

                  (d) Palm Beach Greenacres Properties 5200, 5260-5270, 5300 Lake Worth Road, Lake Worth, Florida 33463 -- The improvements are anticipated to cost $5,100,000, of which $3,570,000 will be paid from a portion of the purchase price held in escrow (from which withdrawals will be made upon the consent of the Company).

                  (e) Colorado Property, 9201 West Colfax Avenue, Lakewood, Colorado 80215 -- The improvements are anticipated to cost $2,220,000, of which $1,540,000 will be paid from a portion of the purchase price held in escrow (from which withdrawals will be made upon the consent of the Company).

                  (f) Downtown Miami Properties (former service and parts) 1930 NE 2nd Avenue, Miami, Florida 33137; Temple Lots, 64 NE 20th Street, Miami, Florida 33137 -- These improvements are anticipated to cost $2,650,000, of which $1,885,000 will be paid from portion of the purchase price paid by the Company for such property held in escrow (from which withdrawals will be made upon the consent of the Company) .

         Park Place has ongoing construction activities with respect to some of its Initial Properties (referred to herein as the "Park Place Construction Lots"). The Initial Annual Base Rents paid by Park Place or its affiliates with respect to the Park Place Construction Lots are based upon property values that assume completed construction and renovation. Park Place plans to expand and renovate its Plano Lexus dealership, to expand lot space, improve lighting and expand the customer service area. These improvements will cost approximately $3,372,000. Park Place also has renovation and improvement plans with respect to two of its dealerships in Dallas (Mercedes and Porsche/Audi) that are contiguous and known as the "North Oaklawn Properties." The cost of renovations and improvements to the showrooms, service drives and garages, as well as the cost of acquiring a building for the Park Place Porsche/Audi dealership, is anticipated to total $5,302,000. Another Park Place location known as the "Atwell" location, which serves as a body shop and a new car preparation center, is undergoing $470,000 in renovations. Upon the closing of the Formation Transactions with respect to each of these Park Place Construction Lots at the election of the Company, (i) Park Place will draw on the unadvanced portion of existing construction financing up to the amount anticipated to be necessary to complete the foregoing construction (the "Build Out Amount"). The Company will pay a portion of the purchase price attributable to the Park Place Construction Lots to such construction lender in satisfaction of all amounts due and owing such lender, or (ii) advance to Park Place a cash amount equal to the Build Out Amount (which advance will be offset against the purchase price of the Park Place Initial Properties).

         The Frankel Automotive Group plans to improve one of its Cockeysville, Maryland locations (Frankel Acura) by adding a body shop on such property. The foregoing improvements will cost approximately $1,000,000 and will be financed by a single construction loan. The Initial Annual Base Rents paid by the Frankel Automotive Group or its affiliates with respect to the described improvements are based upon a property value that assumes the completion of such improvements.

         The Motorcars Group plans to improve its North Olmsted location by adding a Volvo showroom and by adding a service drive onto its existing Infiniti showroom. These improvements will cost approximately $400,000 and will be financed by existing operations. In connection with the closing of the Formation Transactions, this property will be contributed with the described improvements at no additional cost to the Operating Partnership. The Initial Annual Base Rents paid by the Motorcars Group or its affiliates with respect to the North Olmsted location are based on property values that assume the completion of such improvements.

         Momentum Motorcars plans to improve its 7300 SW Freeway location by converting its existing Porsche-Saab showroom into a Volvo facility, at a cost of approximately $400,000, to be financed by existing operations. Momentum Motorcars is also in the process of constructing a Jaguar/Porsche/Saab facility at its 10150 SW Freeway location, at a cost of approximately $10.5 million. The improvements for the Jaguar/Porsche/Saab facility are being financed with a third-party mortgage in the amount of $8 million and two loans totaling $900,000 secured by accounts of Momentum Motorcars, for a total construction financing cost of approximately $8.9 million. In connection with the closing of the Formation Transactions, these properties will be contributed with the described improvements and construction at no additional cost to the Company. However, it is anticipated that at the closing of the Formation Transactions with respect to the Initial Properties of Momentum Motorcars, a portion of the purchase price paid by the Company to Momentum Motorcars will be applied to satisfy the third party loans encumbering such Initial Properties. Under its Contribution Agreement, Momentum Motorcars is obligated to contribute its Initial Properties free and clear of liens. The Initial Annual Base Rents paid by Momentum Motorcars or its affiliates with respect to the described improvements are based on property values that assume the completion of such improvements.

         Because the Initial Annual Base Rents with respect to these Initial Leases are based on property values that assume completion of these improvements, failure to complete all or a portion of these improvements with respect to a particular Initial Dealer Lessee could affect that Initial Dealer Lessee's ability to make lease payments.

         The Company has agreed to provide funds of up to $3,500,000 at a future date under certain conditions to Lindsay Automotive Group, or an affiliate thereof, to finance the construction of a Lexus dealership. There is no current plan of development and hence, the date on which such funds will be provided has not been determined.

INVESTMENT POLICIES

         The Company will engage in the investment in Automotive Properties. The Company has established no limit on the amount that can be invested in any one property. The Company does not intend to acquire properties used by businesses other than automobile dealerships and related businesses. The Company currently does not intend to invest in mortgages (including participating and convertible mortgages), the securities of other issuers, except in connection with acquisitions of indirect interests in properties (normally through partnership interests in special purpose partnerships owning title to properties) or generally to make loans to third parties (except in connection with the development of Automotive Properties). The Company does not intend to underwrite the securities of other issuers. The Company currently has no plans to repurchase or otherwise reacquire its shares or the securities of others. The Company may change its policies with respect to the above activities without the approval of its shareholders. In any event, the activities of the Company with respect to investments in securities of other issuers will be subject to the asset and gross income tests necessary for REIT qualification for federal income tax purposes. See "Certain Policies and Objectives."

                                   MANAGEMENT

EXECUTIVE OFFICERS AND TRUST MANAGERS

         The following table sets forth certain information concerning each of the Company's executive officers and Trust Managers:

Name                                               Age           Position
----                                               ---           --------
Jack I. Tompkins                                   52            Chairman of the Board and Trust Manager

David L. Johnston                                  53            President, Chief Executive Officer and Trust Manager

Bert Wollen                                        52            Executive Vice President - Business Development,
                                                                 Chief Acquisition Officer and Trust Manager

Lawrence E. Darst                                  47            Chief Financial Officer and Executive Vice President

Carrine Reilly (1)                                 42            Vice President - Accounting, Controller and Director
                                                                 of Acquisitions

Nelson E. Bowers, II (2)                           52            Trust Manager

Norman Braman (2)                                  65            Trust Manager

Gerald W. Haddock                                  50            Trust Manager

Douglas W. Schnitzer (2)                           41            Trust Manager

_____________________                             ____           Independent Trust Manager

_____________________                             ____           Independent Trust Manager

_____________________                             ____           Independent Trust Manager

_____________________                             ____           Independent Trust Manager

_____________________                             ____           Independent Trust Manager

_____________________                             ____           Independent Trust Manager


------------
         (1) Lawrence E. Darst and Carrine Reilly have accepted offers of employment subject to the execution and delivery of employment agreements.
         (2) Each of Messrs. Braman, Douglas W. Schnitzer and Bowers will be appointed a Trust Manager by the Board of Trust Managers upon the closing of the Offering and upon transfer of the Initial Properties to be contributed by him or his affiliates to the Operating Partnership upon consummation of the Formation Transactions.

         Jack I. Tompkins is a founder of the Company and has been the Company's Chairman of the Board since January 1, 1998 and a Trust Manager since August 1997. Since 1996, Mr. Tompkins has served as a managing director of Raintree Capital Company, LLC and Raintree Equity Advisors, LLP ("Raintree"), a merchant banking concern. Prior to joining Raintree, he served as Senior Vice President, Chief Information, Administrative & Accounting Officer at Enron Corporation (from 1988 to 1996), where he also served as a member of Enron's Management Committee (from 1989 to 1996). Prior thereto, Mr. Tompkins was a partner with Arthur Andersen LLP (from 1981 to 1989). While at Arthur Andersen, he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group. Mr. Tompkins serves on the board of directors of Michael Petroleum Corporation, an oil and gas exploration concern. Mr. Tompkins holds an MBA degree from Baylor University.

         David L. Johnston has been the President and Chief Executive Officer of the Company, and a Trust Manager, since December 1997. Prior to joining the Company, Mr. Johnston served as Senior Vice President of United Dominion Realty Trust ("UDR") with responsibility for acquisition and development activities in the Western half of the United States (from 1996 to 1998), where he also served as Co-Chairman of the UDR Investment Committee. Prior thereto, Mr. Johnston served as Executive Vice President and Chief Investment Officer of South West Property Trust, Inc., which merged with UDR in December 1996. From 1988 to 1992, Mr. Johnston was a senior partner with Property Company of America, which acquired and developed real estate in conjunction with institutional financial partners. Mr. Johnston holds a BA degree from the University of Arizona and an MBA degree from Southern Methodist University.

         Bert Wollen is a founder of the Company and has been Chief Acquisitions Officer since January 1, 1998 and a Trust Manager since August 1997. Since 1996, Mr. Wollen has been a managing director of Raintree Capital Company, LLC and Raintree Equity Advisors, LLP. From 1993 to 1996, Mr. Wollen was a partner of Notre Capital Ventures, LLC, a merchant banking partnership involved in consolidations. Prior thereto, Mr. Wollen served as Director, Executive Vice President and Director of Capital Markets at Ladenburg Thalmann & Co. (from 1990 to 1993). From 1989 to 1990, he served as the Chief Executive Officer and a Director of ENSR Corporation, an environmental consulting firm. Prior thereto, Mr. Wollen served as Vice President and Syndicate Manager at Ladenburg Thalmann & Co. (1985-1989). Mr. Wollen holds a BA degree from the University of Washington.

         Lawrence E. Darst will be the Company's Chief Financial Officer and Executive Vice President upon the closing of the Offering. Since 1997, Mr. Darst has been Chairman, President and Chief Executive Officer of Nationwide Staffing, Inc., a consolidated staffing company. Prior thereto, Mr. Darst was a partner with Ernst & Young, LLP (from 1983 to 1996). While at Ernst & Young, he served as the Associate Regional Director of Accounting and Auditing (from 1995 to
1996). Mr. Darst is a certified public accountant in the State of Texas. Mr. Darst holds a BBA degree from Lamar University.

         Carrine Reilly will be the Company's Vice President - Accounting, Controller and Director of Acquisitions upon the closing of the Offering. Since 1988, Ms. Reilly has been associated with the firm of Walpert Smullian & Blumenthal, P.A., which has an accounting practice that specializes in the automobile industry, where she provides tax and business consulting services for automotive dealerships. Prior thereto, Ms. Reilly was associated with Arthur Andersen LLP (from 1982 to 1987), where her accounting practice was focused on tax and financial consulting for closely held businesses. Ms. Reilly is a certified public accountant in the State of Maryland. Ms. Reilly holds a BBA degree from the College of William and Mary.

         Nelson E. Bowers, II will be elected as a Trust Manager upon the closing of the Formation Transaction with respect to the property contributed by the Bowers Group. Since 1992, Mr. Bowers has served Chief Executive Officer of Bowers Group and its affiliates, a multi- franchised retail automotive concern with $250 million in revenue. Mr. Bowers has worked in the retail automotive industry since 1992. He serves as Executive Vice President and Director of Sonic Automotive, Inc. (an operator of automobile dealerships). Mr. Bowers holds a BA degree from the University of Georgia.

         Norman Braman will be elected as a Trust Manager upon the closing of the Formation Transaction with respect to the Braman Group. Since the early seventies, Mr. Braman has been Chairman of the Braman Group of affiliated dealerships in Miami, Florida, West Palm Beach, Florida and Denver, Colorado. From 1985 to 1994, Mr. Braman was the owner of the Philadelphia Eagles. Mr. Braman holds a BA degree from Temple University.

         Gerald W. Haddock has been President and Chief Executive Officer of Crescent Real Estate Equities Company ("Crescent"), a publicly held REIT, since 1996. From 1994 until 1996, Mr. Haddock was President of Crescent. From 1990 to 1993, Mr. Haddock was a partner with the law firm of Jackson & Walker, L.L.P., Fort Worth, Texas and in 1994, was of counsel to such firm. Mr. Haddock is also a director of ENSCO International Incorporated, a publicly-held oil and natural gas services company.

         Douglas W. Schnitzer will be elected as a Trust Manager upon the closing of the Formation Transaction with respect to the Park Place. Since 1995, Mr. Schnitzer has served as Chairman, Chief Executive Officer and founding partner of Senterra Real Estate Group, L.L.C., a real estate company dedicated to leasing, management, property acquisition and development. Since 1989, he has also served as President of Schnitzer Senterra Inc., the parent company of the general partner or managing partner in numerous entities involving real estate, automobile dealerships and various operating companies on the Houston Ship Channel. From 1982 to 1987, Mr. Schnitzer served as Senior Vice President of Marketing at Century Development Corp., where he had marketing responsibility for more than 14 million square feet of office space in Houston and San Antonio. From 1985 to 1987, he served as President of U.S. Commercial Brokerage, a brokerage company involved in the acquisition and disposition of varied real estate properties. Mr. Schnitzer serves on the Board of Trust Managers for Weingarten Realty Investors, a publicly traded real estate investment trust which is listed on the New York Stock Exchange since 1985. Mr. Schnitzer holds a BBA degree from the University of Arizona.

COMPENSATION OF TRUST MANAGERS

         The Company intends to pay its Trust Managers who are not employees of the Company on a meeting attended basis as follows: $2,000 per Board of Trust Managers' meeting attended in person (both regular and special); $500 per Board of Trust Managers' meeting attended by telephone; and $500 per committee meeting attended. Employee Trust Managers will not be entitled to such compensation.

         In addition, on the last day of each calendar year beginning with the last day of 1998, each non-employee Trust Manager will receive a non-qualified option to purchase ___ Common Shares.

EXECUTIVE COMPENSATION

         The Company was organized in August 1997, did not conduct any prior operations and, accordingly, did not pay any compensation to its Executive Officers for the year ended December 31, 1997. Each Executive Officer will receive an annual base salary and other compensation in 1998 as described under " -- Employment Agreements" below. In addition, the Company's Executive Officers will be eligible to receive incentive compensation at the discretion of the Compensation Committee (as defined herein).

INCENTIVE SHARE PLAN

         The Company has adopted the Employee and Trust Manager Incentive Share Plan of Automotive Realty Trust of America (the "Incentive Share Plan") to (i) furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving operations and increasing profits; (ii) encourage selected persons to accept or continue employment with the Company; and (iii) increase the interest of Trust Managers in the Company's welfare through their participation in the growth in value of the Common Shares. The Incentive Share Plan provides for the award (subject to the Ownership Limit) to full-time employees and Trust Managers of, and certain consultants to, the Company of a broad variety of equity-based compensation alternatives such as nonqualified share options, incentive share options, restricted shares, appreciation rights, and dividend equivalent rights.

         The total number of Common Shares that may be issued under the Incentive Share Plan is an amount of shares equal to 10% of the outstanding Common Shares on a fully-diluted basis, currently estimated at 1,642,600 Common Shares, of which options to purchase 1,000,000 Common Shares will be outstanding at the closing of the Offering.

         Options entitle the optionees to purchase Common Shares from the Company for a specified exercise price during a specified period. Under the Plan, the Company may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Code ("incentive stock options") or options that are not incentive stock options ("nonqualified stock options"). Incentive stock options and nonqualified stock options generally may not have an exercise price less than 100% of the fair market value of the Common Shares on the date of grant and will expire, with certain exceptions, ten years after such date. Under the Incentive Share Plan, any option or portion thereof that has not vested on or before the termination of employment of an optionee expires on the date of such termination.

         The options that will be granted to directors and officers will vest in three equal installments, the first installment to vest at the time of grant and the remaining installments to vest on the second and third anniversaries of grant, respectively.

         Restricted share awards entitle the recipient to purchase Common Shares from the Company in consideration of a specified exercise price under terms that provide for vesting over a specified period of time and forfeiture to the Company with respect to the unvested shares upon the termination of the recipient's employment or other relationship with the Company. Restricted shares may not be issued to non-employee Trust Managers. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares will receive distributions prior to the time when the restrictions lapse.

         Share appreciation rights entitle the recipient to receive from the Company at the time of exercise a per share amount equal to the excess of the fair market value at the date of exercise of a Common Share over a price specified at the time of grant, which cannot be less than the fair market value of the Common Shares on the grant date. Share appreciation rights may not be issued to non-employee Trust Managers.

         Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by the Company on one Common Share. Dividend equivalent rights may not be granted to non-employee Trust Managers and are forfeited to the Company upon the termination of the recipient's employment or other relationship with the Company.

         The Plan will be administered by a compensation committee appointed by the Board of Trust Managers (the "Compensation Committee"), which is authorized to determine the eligible persons to whom, and the time or times at which, awards under the Plan will be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan. The members of the Compensation Committee are required to be non-employee Trust Managers.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements (collectively, the "Employment Agreements" and individually, an "Employment Agreement") with Jack
I. Tompkins, Chairman of the Board, David L. Johnston, President and Chief Executive Officer, and Bert Wollen, Executive Vice President - Business Development and Chief Acquisition Officer. Mr. Wollen will be a full-time Chief Acquisition Officer, and he has agreed to devote substantially all of his business time to the affairs of the Company, and Mr. Johnston has agreed to devote all of his business time, to the affairs of the Company. Mr. Tompkins has agreed to devote a majority of his business time to the Company. In addition, Mr. Tompkins has agreed not to engage in any other activities with any other real estate investment trust. Each Employment Agreement is for a three year term. Mr. Johnston's annual base salary under his Employment Agreement is $300,000. In connection with his employment, Mr. Johnston also received 16,666 Common Shares and options (subject to certain vesting periods) to purchase 33,334 Common Shares at $0.40 per share (the "Founder's Option"). Further, Mr. Johnston will be eligible for a bonus of up to $150,000 per 12 month period of employment. The annual base salaries of Messrs. Tompkins and Wollen under each of their Employment Agreements are $100,000 and $200,000, respectively. The Employment Agreements permit the Company to terminate each Executive Officer's employment with appropriate notice with or without Cause (as defined in each Employment Agreement). In addition, each Employment Agreement may be terminated by the Company upon a "Change in Control" (which is generally defined to include certain mergers, consolidations, reorganizations, sales of Company assets, substantial acquisitions of Company shares and changes in the composition of the Board of Trust Managers.)

         If an Executive Officer's employment terminates for any reason, the Company will pay him accrued salary, bonuses already determined, and other existing obligations. In addition, if the Company terminates an Executive Officer without Cause, the Company will be obligated to pay him a Severance Payment (as defined in the Employment Agreement) equal to the amount of his then monthly base salary, payable in equal monthly installments through the fifth anniversary of the effective date of the Employment Agreement (or at its option, the Company may pay the terminated Executive Officer the then present value thereof in a single installment). In addition, upon the termination of Mr. Johnston without cause, any unvested portion of the Founder's Option will vest. If, following a Change in Control (as defined in the Employment Agreement), an Executive Officer's employment is terminated by the Company for a reason other than for Cause or disability, then beginning upon the date of such Change in Control and continuing until the earliest of (i) the expiration of three years,
(ii) the Executive Officer's death, or (iii) the attainment of age 65 (the "Severance Period"), the Executive Officer will continue to receive welfare benefits from the Company and will be entitled to additional severance benefits (the "Severance Benefits"). The Severance Benefit payable under such circumstances to Mr. Johnston is equal to three times the greater of (i) Mr. Johnston's annualized base salary at the time of the Change in Control, or (ii) the highest base salary received by Mr. Johnston in any year during the three full calendar years preceding the Change of Control. The Severance Benefit payable to each of Messrs. Tompkins and Wollen under such circumstances is equal to three times the greater of (i) the aggregate compensation (including salary and bonuses) paid to such Executive Officer during the 12 month period preceding the Change of Control, or (ii) the greatest amount of compensation (including salary and bonuses) paid to such Executive Officer in any year during the three full calendar years preceding the Change of Control. The Severance Benefit paid to an Executive Officer upon a Change of Control will be increased by the amount of any excise or similar taxes payable by the recipient due to the receipt of the Severance Benefit by the Executive Officer.

         Following a Change of Control, each Executive Officer generally may terminate his employment during the Severance Period and receive the benefits described above with regard to the Company's termination of the Executive Officer following a Change of Control, upon the occurrence of certain additional events including a failure to maintain the Executive Officer in his office or position with the Company, certain adverse changes in the nature or scope of his authority, powers, functions, responsibilities or duties, certain reductions or changes in the travel requirements applicable to the Executive Officer, as well as in the Executive Officer's base pay and incentive pay, or employee benefits ("Employee Benefits"); the determination by the Executive Officer that certain changes in circumstances have occurred following a Change in Control; certain liquidations, dissolutions, mergers, consolidations or reorganizations of the Company or transfers of all or substantially all of its business and/or assets; the Company's relocation of the principal executive offices or of the Executive Officer's principal location of work or; any material breach of the Employment Agreement by the Company.


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



         The Employment Agreements provide that during the period of each Executive Officer's employment and for an additional two-year period thereafter, each Executive Officer will not compete with the Company in the automotive real estate investment trust business.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 9.20 of the Texas REIT Act, as amended, subject to procedures and limitations stated therein, allows the Company to indemnify any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending or completed action, suit or proceeding (hereinafter "Proceeding") because the person is or was a Trust Manager or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred by the person in connection with the Proceeding. The Company is required by Section 9.20 to indemnify a Trust Manager or officer against reasonable expenses incurred by him or her in connection with a Proceeding in which he is a named defendant or respondent because he or she is or was a Trust Manager or officer if he or she has been wholly successful, on the merits of otherwise, in the defense of the proceeding. Under the Texas REIT Act, the indemnification of Trust Managers and officers found liable to the REIT or found liable on the basis that personal benefit was improperly received by them is limited to the reasonable expenses actually incurred by the Trust Managers or officers in connection with the Proceeding. Moreover, Trust Managers and officers found liable for willful or intentional misconduct in the performance of their duties to the REIT are denied indemnification altogether. The statute provides that indemnification pursuant to its provisions is not exclusive of the rights of indemnification to which a person may be entitled under any provision of a Texas REIT's declaration of trust, bylaws, agreements, or otherwise. In addition, the Company has, pursuant to Section 15.10 of the Texas REIT Act, provided in its Declaration of Trust that, to the fullest extent permitted by applicable law, a Trust Manager of the Company shall not be liable for any act, omission, loss, damage or expense arising from the performance of his or her duties except for his or her own willful misfeasance, malfeasance or negligence. Further, the Company intends to obtain director's and officer's insurance with limits of $10 million to $20 million.

COMPENSATION AND AUDIT COMMITTEE

         The Company has not had a Compensation or Audit Committee prior to this Offering; instead the functions of the Compensation and Audit Committees have been performed by the Board of Trust Managers as a whole. Immediately following the closing of this Offering, the Company will establish a Compensation Committee, a majority of which will be independent Trust Managers, and an Audit Committee, a majority of which will be independent Trust Managers.

INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

         The Company has entered into indemnification agreements
("Indemnification Agreements") with its Trust Managers, Executive Officers and certain key employees. Each such Indemnification Agreement provides for indemnification of the Company's Trust Managers, Executive Officers and certain key employees to the fullest extent permitted by the Texas REIT Act.

         To the extent that the Board of Trust Managers of the Company or the respective shareholders may in the future wish to limit or repeal the ability of the Company to indemnify Trust Managers, Executive Officers and key employees, such repeal or limitation may not be effective as to Trust Managers, Executive Officers and key employees who are parties to such Indemnification Agreements because their rights to full protection will be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future trust managers, executive officers and key employees of the Company.

TRANSACTIONS WITH CERTAIN OFFICERS AND TRUST MANAGERS

         The closing of the Formation Transactions will result in benefits to certain Executive Officers, Trust Managers and Founding Dealers.

         Nelson E. Bowers, II (affiliated with the Bowers Group), Norman Braman (affiliated with the Braman Group) and Douglas W. Schnitzer (affiliated with Park Place), each of whom is a Founding Dealer or an affiliate thereof, have agreed to serve as Trust Managers of the Company upon the closing of the Offering and the Formation Transactions with respect to their respective affiliated dealer groups. In regard to Park Place, Kenneth L. Schnitzer, the brother of Douglas W. Schnitzer, is primarily responsible for the operations of Park Place. Douglas W. Schnitzer has responsibility for the real estate operations of Senterra Real Estate Group, L.L.C. and certain affiliates of Park Place. Douglas W. Schnitzer has also agreed to serve as the Chairman of the Executive Committee of the Board of Trust Managers upon his election to the Board of Trust Managers. In consideration for the contribution of the Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer , Messrs. Bowers, Braman and Douglas W. Schnitzer, or their affiliates, will receive

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



cash and OP Units as set forth in "Business and Properties -- Property Descriptions and Lease Terms -- The Leases." The Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer will be leased back to their affiliates who will continue the operation of dealerships located upon such Initial Properties. See "Business and Properties -- Property Descriptions and Lease Terms -- The Leases." In connection with the Formation Transactions, due to potential adverse tax consequences to these Founding Dealers, the Company has agreed not to sell certain Initial Properties owned by affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer prior to the expiration of certain lock-out periods. The lock-out periods applicable to Initial Properties contributed by affiliates of Messrs. Braman and Douglas W. Schnitzer are generally the earlier of ten years (20 years with respect to one property owned by an affiliate of Mr. Braman), the sale or conversion of 75% of the OP Units held by Messrs. Braman or Douglas W. Schnitzer, or their affiliates, respectively, or the termination by their affiliated Initial Dealer Lessees of their respective leases. The lock-out period applicable to Mr. Bowers is generally the earlier of December 31, 2002 or the date upon which 75% of the OP Units held by Mr. Bowers have been converted or sold. In addition, upon the closing of the Formation Transactions (i) with respect to the Initial Properties to be contributed by the Braman Group, Mr. Braman and his affiliates will receive five-year warrants to purchase an aggregate of 70,000 Common Shares at the initial public offering price and a cash payment (which is a transaction cost to the Company) of approximately $631,000 in connection with the transfer of such properties to the Operating Partnership and (ii) with respect to the Initial Properties to be contributed by Momentum Motorcars, Douglas W. Schnitzer or his affiliates, will receive a cash fee equal to 1% of the total purchase price paid by the Company for such Initial Properties. The warrants to be issued to Mr. Braman and affiliates may not be exercised for a period of one year after the closing of the Formation Transaction with respect to the Braman Group.

         The Company has entered into employment agreements with Jack I. Tompkins, David L. Johnston and Bert Wollen, who are Executive Officers and Trust Managers. Messrs. Tompkins, Johnston and Wollen, in connection with their employment, Gerald W. Haddock, in connection with his appointment as a Trust Manager, and Douglas W. Schnitzer, in connection with his appointment as a Trust Manager and as the Chairman of the Executive Committee, will receive options under the Company's Incentive Share Plan. See "-- Incentive Share Plan" and "-- Employment Agreements." The actual number of OP Units issued to each Founding Dealer will be determined at the closing of the Formation Transactions by dividing the purchase price of the Initial Properties contributed by such Founding Dealer to the Operating Partnership (less the cash portion of the purchase price and any Assumed Debt) by the initial public offering price per Common Share. The number of Common Shares held by Jack I. Tompkins, Bert Wollen and WS&B, the founding shareholders of the Company, will depend upon the actual amount of OP Units issued in the Formation Transactions. Assuming an initial offering price of $20 per Common Share, 7,934,818 OP Units will be issued in the Formation Transactions, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 179,250, 119,250 and 238,500 respectively. If the initial public offering price per Common Share is $21, the number of OP Units issued will be 7,556,970, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 273,712, 213,712 and 427,424, respectively. If the initial public offering price is $19, the number of OP Units issued will be 8,352,440, and the number of Common Shares held by Messrs. Tompkins and Wollen and WS&B (excluding the Placement Shares) will be 74,845, 14,844 and 29,689, respectively. As a result, notwithstanding the initial public offering price per Common Share, an aggregate of 16,425,984 Common Shares and OP Units will be outstanding on the closing of the Offering. In connection with his employment agreement, David L. Johnston received 16,666 Common Shares and options to purchase 33,334 Common Shares for $0.40 per share (such options to vest over a two-year period). See "-- Employment Agreements."



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



                         CERTAIN POLICIES AND OBJECTIVES

         The following is a discussion of the Company's current policies with respect to investments, financings and certain other activities. The Company's policies with respect to these activities have been determined by management and may be amended or revised from time to time at the discretion of the Board of Trust Managers without a vote of the shareholders of the Company. No assurance can be given that the Company's investment objectives will be attained or that the value of the Company will not decrease. See "Risk Factors -- Changes in Policies."

         As the sole general partner of the Operating Partnership, the Company will also determine the investment policies of the Operating Partnership. Under the Partnership Agreement, future investments must generally be made through the Operating Partnership. See "Partnership Agreement."

INVESTMENT POLICIES

         Investment in Real Estate or Interests in Real Estate. The Company's investment objectives are to provide quarterly cash distributions to its shareholders and to achieve long-term capital appreciation in its shares through increases in cash flows and the value of the Initial Properties and future acquisitions. See "Business and Properties -- Business and Growth Strategy" and " -- Property Descriptions and Lease Terms" for a discussion of the Initial Properties and the Company's acquisition and other strategic objectives.

         The Company intends to pursue its investment objectives primarily through the ownership by the Operating Partnership of the Initial Properties and additional Automotive Properties. Although the Company intends to focus its activities on Automotive Properties in its target markets, future activity is not limited to any geographic area or to a specified percentage of the Company's assets. There is no limit on the amount or percentage of the Company's assets that may be invested in any one property or any one geographic area. The Company intends to engage in such activities in a manner consistent with its investment objectives and the maintenance of its status as a REIT for federal income tax purposes.

         The Company also may participate with third parties in property ownership through joint ventures or other types of co-ownership. Such investments may permit the Company to own interests in larger assets without unduly restricting diversification and, therefore, add flexibility in structuring its portfolio. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness as may be incurred in connection with acquiring or refinancing these investments. Debt service with respect to such financing or indebtedness, as well as indebtedness under Assumed Debt and advances under the Line of Credit, will have priority over any distributions with respect to capital stock. The Company intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940, as amended.

         Investments in Real Estate Mortgages. Although the Company's current portfolio is anticipated to consist of, and the Company's business objectives will emphasize, investments in Automotive Properties, the Company may, in the discretion of the Board of Trust Managers, invest in mortgages and other types of real estate interests consistent with the Company's qualification as a REIT. Investments in real estate mortgages present the risk that one or more borrowers may default under such mortgages and that the collateral securing such mortgages may not be sufficient to enable the Company to recover its investment. The Company may also, from time to time, retain a purchase money mortgage for a portion of the sale price in connection with the disposition of a property.

         Investments in Securities or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers. Although the Company has no present intention to do so, it also may invest in securities of other REITs, other entities engaged in real estate activities, or securities of other issuers (including for the purpose of exercising control over such entities), subject to the percentage ownership limitations, limitations on ownership of certain types of assets and the gross income tests necessary for REIT qualification. See "Federal Income Tax Considerations -- Taxation of the Company." The Company will not engage in trading, underwriting or the distribution or sale of securities of other issuers.

DISPOSITION POLICY

         Management will periodically review the assets comprising the Company's portfolio. The Company has no current intention to dispose of any of the Initial Properties, although it reserves the right to do so. See "Business and Properties -- Property Descriptions and Lease Terms." Disposition decisions relating to the Company's assets will be made based upon several factors, including, but not limited to: (i) the potential for continuing increases in cash flow and value, (ii) the sales price, (iii) the strategic fit of the properties with the

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



Company's portfolio, (iv) the potential for, or the existence of, any environmental or regulatory issues, (v) alternative uses of capital, (vi) maintaining qualification as a REIT and other tax-related considerations and
(vii) the terms of any lock-out agreements in connection with the contribution of such assets which may limit the ability of the Company to sell such assets. See "Federal Income Tax Considerations -- Taxation of the Company."

FINANCING POLICIES

         The Company intends to make additional investments in Automotive Properties and may incur indebtedness to make such investments or to meet the distribution requirements imposed by the REIT provisions of the Code to the extent that cash flows from the Company's investments and working capital are insufficient to finance such acquisitions. The Company has adopted a policy to limit its total consolidated indebtedness so that, at the time any debt is incurred, the Company's debt to total market capitalization ratio does not exceed 40%. Upon the closing of the Offering and the Formation Transactions, the Company's debt to total market capitalization ratio is anticipated to be approximately 10.9%. The Declaration of Trust and Bylaws, however, do not limit the amount or percentage of indebtedness that the Company may incur. The Company may, from time to time, modify its debt policy in light of current economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of the Common Shares, growth and acquisition opportunities, the Company's continued REIT qualification requirements and other factors. Accordingly, the Company may increase or decrease its debt to total market capitalization ratio beyond the limits described above. If these policies were changed, the Company could become more highly leveraged, resulting in an increased risk of default on its obligations and a related increase in debt service requirements that could have a material adverse effect on the business, financial condition and results of operations of the Company and its ability to make distributions to shareholders. See "Risk Factors -- Risks of Leverage; No Limitation on Indebtedness" and "-- Changes in Policies."

         The Company has established its debt policy relative to the total market capitalization of the Company computed at the time debt is incurred, rather than relative to the book value of its assets. The Company believes that the book value of its assets does not accurately reflect its ability to borrow and to meet debt service requirements and that a debt to total market capitalization ratio, therefore, provides a more appropriate indication of leverage. A debt to total market capitalization ratio, however, is based, in part, upon the aggregate market value of the outstanding Common Shares and will fluctuate with changes in the price of the Common Shares (and the issuance of additional Common Shares). Accordingly, because the measurement of the Company's total consolidated indebtedness to total market capitalization is made at the time debt is incurred, the debt to total market capitalization ratio could later exceed the 40% level. The debt to total market capitalization ratio is subject to change at the discretion of the Trust Managers.

         To the extent that the Board of Trust Managers desires to obtain additional capital, the Company may raise such capital through additional public and private equity offerings, debt financings (including the borrowing of funds pursuant to the Line of Credit, if obtained), retention of cash flow (subject to satisfying the Company's distribution requirements under the REIT provisions of the Code) or a combination of these methods. The Company's debt may consist of a combination of property level debt and corporate level debt, and financing may consist of floating and/or fixed rate debt. Borrowings may be unsecured or secured by any or all of the assets of the Company and may have full or limited recourse to all or any portion of the assets of the Company. Indebtedness may be in the form of bank borrowings, purchase money obligations to sellers of properties, publicly or privately placed debt instruments or financing from institutional investors or other lenders. The proceeds from any borrowings by the Company may be used (subject to limitations that may be contained in the instruments governing such indebtedness) to pay distributions, to provide working capital, to pay existing indebtedness or to finance acquisitions, expansions or selective development of new properties. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio.

CONFLICT OF INTEREST POLICIES

         The Company's policy is to require that all transactions between the Company and its Trust Managers, officers and other affiliates be on terms no less favorable to the Company than could be obtained from unaffiliated third parties, and that all such transactions be approved by a majority of the disinterested members of the Board of Trust Managers. Under Texas law, any contract or other transaction between a REIT and one or more of the trust managers or officers of the REIT, or between a REIT and any other REIT, corporation, partnership, association or other organization, is not void or voidable solely because one or more of the trust managers or officers of the REIT are trust managers, directors or officers or have a financial interest in the other REIT, corporation, partnership, association or other organization; solely because the trust manager or officer is present at or participates in the meeting of the trust managers or committee of trust managers that authorizes the contract or transaction; or solely because the trust manager's or officer's votes are counted for the authorization if: (i) the material facts as to the trust manager's or officer's relationship or interest as to the contract or transaction are

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



disclosed or are known to the trust managers or the committee, and the trust managers or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested trust managers, even though the number of disinterested trust managers is less than a quorum; (ii) the material facts as to the trust manager's or officer's relationship or interest as to the contract or transaction are disclosed or are known to the shareholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or (iii) the contract or transaction is fair as to the real estate investment trust as of the time the contract or transaction is authorized, approved or ratified by the trust managers a committee of trust managers or the shareholders.

CERTAIN OTHER POLICIES

         The Company has authority to offer Common Shares, Preferred Shares or options to purchase shares of beneficial interest in exchange for property and may authorize repurchases of Common Shares or other securities in the open market or otherwise and may engage in such activities in the future. The Board of Trust Managers, however, has no present intention of causing the Company to repurchase any shares of beneficial interest. The Company may issue Preferred Shares from time to time, in one or more series, as authorized by the Board of Trust Managers without shareholder approval. See "Description of Shares of Beneficial Interest -- Preferred Shares." The Company has not engaged in the trading of securities of other issuers for the purposes of exercising control, and does not presently intend to do so. The Company has not made any loans to third parties, although the Company may in the future make loans to third parties, including, without limitation, to joint ventures in which it participates. The Company intends to make investments in such a manner as to maintain its qualification as a REIT, unless because of circumstances or changes in the Code (or the Treasury Regulations), the Board of Trust Managers determines that it is no longer in the best interest of the Company to continue to qualify as a REIT.

         The Company will be required to file reports and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition to applicable legal or New York Stock Exchange requirements, if any, holders of Common Shares will receive annual reports containing audited financial statements with a report thereon by the Company's independent certified public accountants.



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                              PARTNERSHIP AGREEMENT

         The following summarizes certain provisions of the First Amended and Restated Agreement of Limited Partnership of ARTA Operating Limited Partnership, dated as of the closing of the Formation Transactions, among the Company and the Founding Dealers (the "Partnership Agreement"), and is qualified in its entirety to the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

MANAGEMENT

         The Operating Partnership is organized as a Delaware limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the Founding Dealers and any subsequent contributor who becomes a party to the Partnership Agreement (collectively, the "Limited Partners" and, together with the Company, the "Partners") are Limited Partners, and the Company is the sole general partner, of the Operating Partnership. The Company, in its capacity as general partner, will be the sole manager of the Operating Partnership's business and, subject to certain protective rights of the Limited Partners described below, will have the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, including, but not limited to, the power and authority to acquire, encumber or dispose of any or all of the assets of the Operating Partnership.

         The approval by Limited Partners who own more than 50% of the interests in the Operating Partnership held by the limited partners is required to: (a) do any act in contravention of the Partnership Agreement or any amendment thereto;
(b) do any act that would make it impossible to carry on the ordinary business of the Operating Partnership, except to the extent that such act is specifically permitted by the terms of the Partnership Agreement; or (c) confess a judgment against the Operating Partnership.

AMENDMENTS

         Generally, the Company, as general partner of the Operating Partnership, is granted a power of attorney (by the Limited Partners) to amend the Partnership Agreement. However, the consent of Limited Partners holding 67% or more of the limited partnership interests in the Operating Partnership is required with respect to certain amendments to the Partnership Agreement, including amendments which (i) modify the allocation of profits, losses or distributions among the Partners, (ii) modify the issuance and conversion of OP Units, and (iii) modify the provisions related to the transfer of OP Units. The written consent of the general partner and any Partner adversely affected is required to amend the Partnership Agreement so as to enlarge the obligation of any Partner to make capital contributions to the Operating Partnership. The written consent of all the Partners is required to amend these amendment limitations.

TRANSFERS OF OP UNITS

         The Partnership Agreement generally provides that the Limited Partners may not sell, assign, distribute or otherwise transfer any of their OP Units without the consent of the Company.

INITIAL AND ADDITIONAL CAPITAL CONTRIBUTIONS

         The Company will contribute to the Operating Partnership substantially all of the net proceeds of the Offering, in consideration of which the Company will receive a 1% general partnership interest and an approximate 51% limited partnership interest (54% if the Underwriter's over-allotment option is exercised in full) in the Operating Partnership. Pursuant to the Partnership Agreement, the Limited Partners will receive OP Units, which are units of ownership interest in the Operating Partnership, in exchange for the contribution of properties to the Operating Partnership.

         The Partnership Agreement provides that if the Operating Partnership requires additional funds or other property, as determined by the Company, additional funds may be contributed by the Company or any Limited Partner (provided that such Limited Partner is willing to do so and the Company consents thereto) as additional capital contributions. If and as any Partner makes additional capital contributions to the Operating Partnership, such Partner will receive additional OP Units and/or other securities of the Operating Partnership. The Company also has the right (i) to loan to the Operating Partnership the net proceeds of loans obtained or debt securities issued by the Company so long as the terms of such loan to the Operating Partnership are substantially equivalent to the corresponding loan obtained or debt securities issued by the Company and/or (ii) to raise additional funds required for the Operating Partnership by causing the Operating Partnership to borrow the necessary funds from third parties on such terms and conditions as the Company deems appropriate.

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



The Partnership Agreement also provides that, if the Company elects to cause the Operating Partnership to borrow the additional funds, or if the Operating Partnership issues a guaranty, indemnity or similar undertaking in connection with the indebtedness of the Company, one or more of the Operating Partnership's assets may be encumbered to secure the loan or undertaking.

REDEMPTION OF OP UNITS

         Pursuant to the Partnership Agreement, the Company has granted each holder of OP Units the right to request the redemption of any or all of its OP Units for cash (in a per OP Unit amount based upon a ten-day average of the last reported sale price per share of Common Shares) (the "Redemption Rights"). Such right may be exercised by a Limited Partner at any time after the first anniversary of the closing of this Offering, upon not less than ten days' prior written notice to the Operating Partnership and the Company. Upon receipt of such a request, the Company may, in its discretion, in lieu of causing the Operating Partnership to redeem such Limited Partner's OP Units for cash, issue to such Limited Partner a number of Common Shares equal to the OP Units offered by such Limited Partner for redemption. The Partnership Agreement also provides that, in the event of any change in the outstanding Common Shares by reason of any share dividend, split, recapitalization, merger, consolidation, combination, exchange of shares or other similar change, each holder's OP Units will be proportionately adjusted so that one OP Unit remains exchangeable for one Common Share. However, Limited Partners will not have the right to redeem their OP Units if, upon issuance of Common Shares for such OP Units, (i) the Company would, as a result thereof, no longer qualify (or it would be likely that the Company no longer would qualify) as a REIT under the Code or (ii) such exchange would constitute or be likely to constitute a violation of applicable federal or state securities laws or would violate any applicable provisions of the organizational documents of the Company (including without limitation the restrictions on ownership of Common Shares set forth in the Declaration of Trust). See "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws."

TERM

         The Operating Partnership will be dissolved and its affairs wound up upon the earliest to occur of the following events: (a) December 31, 2097; (b) the sale of all or substantially all of the assets of the Operating Partnership;
(c) the agreement of those Partners holding a majority-in-interest of the interests in the Operating Partnership determining that the Operating Partnership should be dissolved; or (d) unless reconstituted upon bankruptcy, the entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating as bankrupt either the Operating Partnership or the general partner, and the expiration without appeal of the period, if any, allowed by applicable law to appeal therefrom.




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                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of Common Shares, as adjusted to give effect to this Offering, and the Formation Transactions, by each Trust Manager, by each Executive Officer, by all Trust Managers (including persons who have agreed to become Trust Managers upon the closing of Formation Transactions) and Executive Officers of the Company as a group and by each person who is expected to be the beneficial owner of 5% or more of the outstanding Common Shares immediately following the completion of this Offering and the Private Placement. Except as otherwise indicated, the beneficial owners listed below, based on information furnished by such owners, have sole voting and investment power with respect to all of the Common Shares shown as beneficially owned by such person, subject to community property laws where applicable. The number of shares represents the number of Common Shares held by the person indicated or, if applicable, the number of Common Shares for which OP Units held by such person may be exchanged (if the Company so elects to exchange Common Shares in redemption of OP Units). Jack I. Tompkins, David L. Johnston, Bert Wollen and Douglas W. Schnitzer have agreed not to sell Common Shares (including Common Shares issued in exchange for OP Units) for a period of two years following the closing of the Offering without the consent of Smith Barney Inc. See "Shares Eligible for Future Sale -- Lock-up Agreements."



                                                             Number of Common                Number of Common
                                                         Shares Beneficially Owned      Shares Beneficially Owned
                                                         Prior to the Offering (1)        After the Offering (1)
                                                       -----------------------------   ----------------------------
                                                                         Percent                        Percent
Name and Address of Beneficial Owner                       Shares        of Class          Shares       of Class
------------------------------------                      --------       --------         --------      --------
Jack I. Tompkins (2)(3)                                      179,250       ___%             329,250       ___%
David L. Johnston (2)(3)                                      16,666       ___               27,777        *
Bert Wollen (2)(3)                                           119,250       ___              194,250       ___
Nelson E. Bowers, II (2)(4)(5)                                    --        --                   --        *
Norman Braman (2)(4)(5)                                           --        --               70,000        --
Douglas W. Schnitzer (2)(4)(5)                                    --        --              _______        *
Gerald W. Haddock (2)(3)                                          --        --              _______        *
All Trust  Managers and Executive Officers as a
group (7 persons) (3)(4)(5)                                  _______       ___%             _______       ___%


------------
* Less than 1%.

   (1) The Operating Partnership will have _____ OP Units outstanding as of the closing of this Offering (assuming an initial public offering price of $20 per Common Share), of which_____ will be owned by the Company. At the Company's option, OP Units (other than those owned by the Company) offered for redemption may be exchanged for Common Shares on a one-for-one basis after the first anniversary of the closing of this Offering. The total number of outstanding Common Shares used in calculating the foregoing percentages assumes that no OP Units are exchanged for Common Shares.

   (2) The address for the Trust Managers and Executive Officers of the Company is Campbell Centre II, 8150 N. Central Expressway, Suite 1233, Dallas, Texas 75206.

   (3) Includes Common Shares to be purchased in the Private Placement, as follows: Mr. Tompkins, 150,000 Common Shares; and Mr. Wollen, 75,000 Common Shares. See "Organizations and Formation Transactions." Includes options and warrants to purchase Common Shares which are exercisable within 60 days from the date of this Prospectus, as follows: Mr. Tompkins, ___ Common Shares; Mr. Johnston, 11,111 Common Shares; Mr. Wollen ___ Common Shares; Mr. Braman, 70,000 Common Shares; Mr. Schnitzer, ___ Common Shares; and Mr. Haddock, ___ Common Shares. Excludes options to purchase Common Shares which are not exercisable within 60 days from the date of this Prospectus as follows: Mr. Tompkins, ___ Common Shares; Mr. Johnston, 22,223 Common Shares; and Mr. Wollen, ___ Common Shares; Mr. Schnitzer, ___ Common Shares; and Mr. Haddock, ___ Common Shares.

   (4) Messrs. Bowers, Braman and Douglas W. Schnitzer have agreed to become Trust Managers upon the closing of Formation Transactions with respect to their affiliates, the Bowers Group, the Braman Group and Park Place, respectively. Upon the closing of Formation Transactions with the Bowers Group, the Braman Group and Park Place, respectively, affiliates of Messrs. Bowers, Braman and Douglas W. Schnitzer will own an aggregate of ___, ___ and ___ OP Units, respectively, that, upon tender for redemption by the holders thereof, at the Company's option may be exchanged for Common Shares on a one-for-one basis after the first anniversary of the closing of this Offering. However, the aggregate number of OP Units that may be exchanged for Common Shares is subject to the Ownership Limit and certain other limitations.

   (5) Does not include the Common Shares that may be issued in exchange for OP Units issued to affiliates of Messrs. Bowers, Braman or Douglas W. Schnitzer in connection with the Formation Transactions. Assuming the exchange of OP Units issued upon acquisition of Initial Properties from the Bowers Group, the Braman Group and Park Place. Messrs. Bowers, Braman and Douglas W. Schnitzer and their respective affiliates will beneficially own ____, ____ and ____ Common Shares at the closing of the Offering, respectively, representing ___%, ___% and ___% of the outstanding Common Shares, respectively, on a fully-diluted and exchanged basis. The total number of outstanding Common Shares used in calculating the foregoing percentages assumes that all Formation Transactions are consummated and all OP Units issued in the Formation Transactions are exchanged for Common Shares.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

         The authorized shares of beneficial interest of the Company consist of 200,000,000 Common Shares and 20,000,000 Preferred Shares. As of the date of this Prospectus, there were outstanding 1,629,166 Common Shares held by 16 shareholders of record. Under the Texas REIT Act, shareholders are generally not liable for a REIT's obligations or liabilities.

         The following summarizes certain provisions of the Common Shares, the Preferred Shares, the Declaration of Trust and the Bylaws. For further details, see the Declaration of Trust and the Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus is a part.

COMMON SHARES

         Subject to the provisions of the Declaration of Trust regarding the restrictions on transfer of Common Shares, each outstanding Common Share is entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of Trust Managers, and, except as otherwise specifically required by law or the Declaration of Trust or as specifically provided in any resolution or resolutions of the Trust Managers providing for the issuance of any particular series of Preferred Shares, the exclusive voting power of the Company is vested in the Common Shares. The Declaration of Trust prohibits cumulative voting for the election of Trust Managers. All Common Shares issued in this Offering will be, when issued and paid for, fully paid and nonassessable, and the holders thereof will not have preemptive rights. Subject to the provisions of the Declaration of Trust regarding the restrictions on transfer of Shares, holders of Common Shares are entitled to such distributions as may be declared from time to time by the Trust Managers out of funds legally available therefor and to share ratably in the assets of the Company legally available for distribution to shareholders in the event of the Company's liquidation or dissolution or a winding up after payment on or adequate provision for all known debts and liabilities of the Company. See "Distribution Policy." The rights, preferences and privileges of holders of Common Shares are subject to, and may be adversely affected by, the rights of holders of Preferred Shares of any series that the Company may designate and issue in the future. Holders of Common Shares have no preference, conversion, exchange or redemption rights.

PREFERRED SHARES

         The Company is authorized, without the approval of shareholders of the Company, to issue one or more series of Preferred Shares, and the number of shares in each series, designations, preferences, conversion, exchange or other rights, participations, voting powers, options, restrictions, limitations, special rights or relations, limitations as to dividends, qualifications or terms, or conditions of redemption thereof will be determined by resolution of the Trust Managers. The issuance of Preferred Shares, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of the outstanding voting shares of the Company. The Company has no present intention to issue Preferred Shares.

CERTAIN PROVISIONS OF TEXAS LAW AND THE COMPANY'S DECLARATION OF TRUST AND
BYLAWS

         Permitted Investments. While the Company plans to concentrate its investments in Automotive Properties, under the Declaration of Trust, the Company may purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve other real property and interests in real property. Such diversification, if it should occur, may serve as a hedge against the risk of having all of the Company's investments limited to a single asset group, but will also expose the Company to the risk of owning and operating assets not directly related to its primary business. See "Certain Policies and Objectives -- Investment Policies."

         Management Liability and Indemnification. The Declaration of Trust contains certain provisions permitted under Texas law relating to the liability of trust managers and officers. Such provisions eliminate the liability of Trust Managers and officers to the Company for any act, omission, loss, damage or expense arising from the performance of their duties for the Company except for their own willful misfeasance or malfeasance or negligence. The Declaration of Trust also contains provisions obligating the Company to indemnify its Trust Managers and officers to the fullest extent permitted by Texas law. The Company believes that these provisions should assist the Company in attracting and retaining qualified individuals to serve as Trust Managers and officers. See "Management -- Indemnification of Trust Managers and Officers."

         Restrictions on Transfer. For the Company to qualify as a REIT under the Code: (i) not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; (ii) the capital stock of the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain percentages of the Company's gross income must be from particular activities. See "Federal Income Tax Considerations." Because the Trust Managers believe it is essential for the Company to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder other than a person approved by the Trust Managers, in their sole discretion (provided that such approval will not result in the termination of the status of the Company as a
REIT), may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the Ownership Limit of the lesser of the number or value (in either case as determined in good faith by the Trust Managers) of the total outstanding Common Shares. The Trust Managers may waive the Ownership Limit if evidence satisfactory to the Trust Managers is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Trust Managers determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT. Any transfer or issuance of Common Shares or any security convertible into Common Shares that would (x) create a direct or indirect ownership of Common Shares in excess of the Ownership Limit, (y) with respect to transfers only, result in the Common Shares being owned by fewer than 100 persons, or (z) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the Common Shares. The Company's Declaration of Trust provides that any or all Excess Securities that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Common Shares in excess of the Ownership Limit, or would otherwise jeopardize the REIT status of the Company, will be deemed to be transferred to a trust ("Beneficial Trust") to be held for the exclusive benefit of a charitable beneficiary. The trustee of the Beneficial Trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions as may be declared by the Board of Trust Managers on such Excess Securities for the benefit of the charitable beneficiary. The trustee of the Beneficial Trust may select a transferee to whom the Excess Securities may be sold without exceeding the Ownership Limit, and the intended transferee (as to whom the transfer of the Excess Securities would violate the Ownership Limit) will receive from the trustee of the Beneficial Trust the lesser of (i) such sale proceeds or (ii) the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the proposed date of transfer to the intended transferee). In addition, the Company has the right to purchase any Excess Securities for a period of 90 days after the transfer that created such Excess Securities. Any dividend or distribution paid to a proposed transferee on Excess Securities prior to the discovery by the Company that such Excess Securities have been transferred in violation of the provisions of the Declaration of Trust will be paid to the trustee of the Beneficial Trust for the benefit of the charitable beneficiary. The trustee of the Beneficial Trust shall be entitled to vote all Excess Securities. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Securities may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Securities and to hold such Excess Securities on behalf of the Company.

         Annual Shareholder Meetings. Pursuant to the Texas REIT Act and the Bylaws, annual meetings of shareholders may be called by the Trust Managers to elect Trust Managers and transact such other business as may properly be brought before such meetings.

         Special Shareholder Meetings. Pursuant to the Texas REIT Act and the Bylaws, special meetings of shareholders may be called by the Trust Managers, any officer of the Company or the holders of at least 10% of all of the shares entitled to vote at such meeting. The effect of this provision permitting holders of 10% of the shares to call a special meeting combined with the restrictions on transfer described above might deter or prevent special meetings from being called by shareholders of the Company.

         Distributions. The Declaration of Trust authorizes the Trust Managers from time to time to declare, and the Company to pay, distributions on outstanding shares in cash, property or in shares, except when (i) the Company is unable, or when the payment of such dividend would result in the Company being unable, to pay its debts as they become due in the usual course of its business or (ii) the amount of the distribution would exceed the surplus of the Company, except as set forth in the Texas REIT Act. The term "surplus" is defined by reference to the Texas Business Corporation Act, as amended, as the excess of the net assets over stated capital. The general effect of this provision is to afford the Company greater flexibility in the means by which it may pay distributions to shareholders.

         Redemption of Shares. Pursuant to the Declaration of Trust, the Company may purchase or redeem its own shares, subject to the limitations of the Texas REIT Act, which allows REITs formed thereunder to redeem or repurchase shares, unless (i) after giving effect thereto, the Company would be insolvent or (ii) the amount paid therefor would exceed the surplus of the Company. This provision affords the Company with a means of distributing assets by acquiring shares, as well as the ability to redeem shares in transactions in which such a redemption may be beneficial to the Company and its shareholders.

         Voting Rights. The Bylaws provide that each shareholder will be entitled at each meeting of shareholders to one vote on each matter submitted to a vote at such meeting for each Share having voting rights registered in his, her or its name on the books of the Company at the time of the closing of the share transfer books (or the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present), the votes of a majority of the shares entitled to vote, present in person or represented by proxy, will decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or the Bylaws the vote of a greater number is required, in which case the vote of such greater number will govern and control the decision of such matter. In determining the number of shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote.

         Shareholder Action Without a Meeting. The Bylaws provide that any action to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. This requirement for unanimity will make it more difficult for shareholders to take actions that are opposed by the Board of Trust Managers and will make removal of Trust Managers more difficult.

         Election and Removal of Trust Managers. The Bylaws provide that vacancies on the Board of Trust Managers may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of at least two-thirds of the outstanding shares at an annual or special meeting of shareholders. The Bylaws also provide that nominations of persons for election as Trust Managers may be made at any annual meeting of shareholders (i) by or at the direction of the Trust Managers or (ii) by any shareholder of the Company who is a shareholder of record on the date of the giving of notice provided for in the Bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in the Bylaws. The Bylaws require Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Company to be elected at the annual meeting of shareholders by the affirmative vote of two-thirds of the outstanding shares entitled to vote thereon. The Bylaws also require the affirmative vote of two-thirds of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon to remove a Trust Manager.

         Business Combinations. The Declaration of Trust requires that, except in certain circumstances, a Business Combination (as defined below) between the Company and a Related Person (as defined below) must be approved by the affirmative vote of the holders of 80% of the outstanding Common Shares, including the affirmative vote of the holders of not less than 50% of the outstanding Common Shares not owned by the Related Person. However, the 50% voting requirement referred to is not applicable if the Business Combination is approved by the affirmative vote of the holders of not less than 90% of the outstanding Common Shares.

         The Declaration of Trust provides that a "Business Combination" is: (i) any merger or consolidation, if and to the extent permitted by law, of the Company or a subsidiary, with or into a Related Person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 35% of the book value of the total assets of the Company and its subsidiaries (taken as a whole) as of the end of the fiscal year ending prior to the time the determination is being made, to or with a Related Person; (iii) the issuance or transfer by the Company or a subsidiary (other than by way of a pro rata distribution to all shareholders) of any securities of the Company or a subsidiary of the Company to a Related Person; (iv) any reclassification of securities (including any reverse Share split) or recapitalization by the Company, the effect of which would be to increase the voting power of the Related Person; (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of a Related Person which involves any transfer of assets, or any other transaction, in which the Related Person has any direct or indirect interest (except proportionally as a shareholder); (vi) any series or combination of transactions having, directly or indirectly, the same or substantially the same effect as any of the foregoing; and (vii) any agreement, contract or other arrangement providing, directly or indirectly, for any of the foregoing.

         A "Related Person" generally is defined in the Declaration of Trust to include any individual, corporation, partnership or other person and the affiliates and associates thereof which individually or together is the beneficial owner in the aggregate of more than 50% of the outstanding Common Shares.

         The 80% and 50% voting requirements outlined above will not apply, however, if: (i) the Trust Managers by a vote of not less than 80% of the Trust Managers then holding office (a) have expressly approved in advance the acquisition of shares that caused the Related Person to become a Related Person, or (b) have expressly approved the Business Combination prior to the date on which the Related Person involved in the Business Combination becomes a Related Person; or (ii) the Business Combination is solely between the Company and another entity, 100% of the voting shares, or comparable interests, of which is owned directly or indirectly by the Company; or (iii) the Business Combination is proposed to be consummated within one year after the consummation of a Fair Tender Offer (as defined in the Declaration of Trust) by the Related Person in which Business Combination the cash or fair market value of the property, securities or other consideration to be received per Common Share by all remaining holders of Common Shares in the Business Combination is not less than the price offered in the Fair Tender Offer; or (iv) all of the following conditions shall have been met:
(A) the Business Combination is a merger or consolidation, the consummation of which is proposed to take place within one year of the date of the transaction pursuant to which such person became a Related Person and the cash or fair market value of the property, securities or other consideration to be received per share by all remaining holders of Common Shares in the Business Combination is not less than the highest per-share price, with appropriate adjustments for recapitalization and for share splits and share dividends, paid by the Related Person in acquiring any of its holdings of Common Shares; (B) the consideration to be received by such holders is either cash or, if the Related Person has acquired the majority of its holdings of Common Shares for a form of consideration other than cash, in the same form of consideration with which the Related Person acquired such majority; (C) after such person has become a Related Person and prior to consummation of such Business Combination: (1) there has been no reduction in the annual per share rate of dividends, if any, paid on the Shares (adjusted as appropriate for recapitalizations and for share splits, reverse share splits and share dividends), except any reduction in such rate that is made proportionately with any decline in the Company's net income for the period for which such dividends are declared and except as approved by a majority of the Trust Managers continuing in office and (2) such Related Person has not received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Company prior to the consummation of such Business Combination (other than in connection with financing a Fair Tender Offer); and (D) a proxy statement that conforms in all respect with the provisions of the Exchange Act and the rules and regulations thereunder is mailed to holders of the Common Shares at least 45 days prior to the consummation of the Business Combination for the purpose of soliciting shareholder approval of the Business Combination; or (v) the Rights (as hereinafter defined) have become exercisable.

         If a person has become a Related Person and within one year after the date of transaction pursuant to which the Related Person became a Related Person (the "Acquisition Date"), (x) a Business Combination meeting all of the requirements of clause (iv) above regarding the applicability of the 80% voting requirement has not been consummated, (y) a Fair Tender Offer has not been consummated and (z) the Company has not been dissolved and liquidated, then, in such event the beneficial owner of each Common Share (not including shares beneficially owned by the Related Person) will have the right (individually, a "Right" and collectively, the "Rights"), which may be exercised subject to certain conditions, commencing at the opening of business on the one-year anniversary of the Acquisition Date and continuing for a period of 90 days thereafter (the "Exercise Period"), subject to certain extensions, to sell to the Company on the terms set forth therein one Common Share upon exercise of such Right. At 5:00 P.M., Dallas, Texas time, on the last day of the Exercise Period, each Right not exercised will become void and all rights in respect thereof shall cease as of such time.

         These provisions may delay, deter or prevent a change in control of the Company, even where such change in control could be beneficial to the Company's shareholders, and may also deter tender offers for Common Shares, even where such offers may be attractive to shareholders, or limit the opportunity of shareholders to receive a premium for their Common Shares that might otherwise exist if an investor were attempting to effect a change in control of the Company. See "Risk Factors -- Ownership Limits" and "-- Anti-Takeover Provisions."

         Approval of Limited Partners. Certain actions relating to the Operating Partnership and the Company's interest therein require approval of the Limited Partners. See "Partnership Agreement -- Management."

         Amendments to the Declaration of Trust and the Bylaws. The Declaration of Trust may be amended from time to time by the affirmative vote of the holders of at least two-thirds of the outstanding voting Shares. However, the provisions of the Declaration of Trust that relate to (i) the prohibition against engaging in non-real estate investment trust businesses, (ii) approval of Business Combinations, (iii) the number and removal of Trust Managers, (iv) Share ownership requirements and (v) the amendment of the Declaration of Trust, may not be amended or repealed, and provisions inconsistent therewith may not be adopted, except with the affirmative vote of the holders of at least 80% of the outstanding voting Shares.

         The Bylaws may be amended: (a) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers or (b)(1) with respect to the provisions of the Bylaws that relate to business at the annual meeting, the election, nomination and removal of Trust Managers, vacancies on the Board of Trust Managers and amendment of the Bylaws, by the affirmative vote of the holders of two-thirds of the outstanding Shares or (2) with respect to all other provisions of the Bylaws, by the affirmative vote of the holders of a majority of the outstanding Shares.

TRANSFER AGENT

         The transfer agent and the registrar for the Common Shares is
__________________.


                         SHARES ELIGIBLE FOR FUTURE SALE

         Prior to the date of this Prospectus, there has been no public market for the Common Shares. The Company will apply to the New York Stock Exchange to have the Common Shares listed thereon, subject to official notice of issuance. No prediction can be made as to the effect, if any, that future sales of Common Shares (including sales pursuant to Rule 144) or the availability of Common Shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares (including Common Shares issued upon the exercise of options or the exchange of OP Units), or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Shares and impair the Company's ability to obtain additional capital through the sale of equity securities. See "Risk Factors -- Shares Eligible for Future Sale." For a description of certain restrictions on transfers of Common Shares held by certain shareholders of the Company, see "Underwriting" and "Description of Shares of Beneficial Interest."

         Upon the closing of this Offering and of the Formation Transactions, the Company will have outstanding 8,491,166 Common Shares (9,631,166 Common Shares upon exercise of the Underwriters' over-allotment option in full). All of such Common Shares will be freely tradeable without restriction under the Securities Act, subject to the limitations on ownership set forth in the Declaration of Trust, and except that shares owned by "affiliates" of the Company will be subject to certain restrictions. See "Description of Shares of Beneficial Interest -- Certain Provisions of Texas Law and the Company's Declaration of Trust and Bylaws -- Restrictions on Transfer." In addition to the Common Shares issued in this Offering, the Company may issue additional Common Shares if the Founding Dealers exercise their Redemption Rights. Under the Partnership Agreement, the Founding Dealers will have the right to request the Operating Partnership to redeem their OP Units for Common Shares on a one-for-one basis beginning one year after the completion of this Offering. See "Partnership Agreement -- Redemption of OP Units." Certain of the Common Shares held by or which may be issued to the Founding Dealers may be subject to limitations on resale under Rule 145 promulgated under the Securities Act.

LOCK-UP AGREEMENTS

         Pursuant to terms of lock-up agreements with the Underwriters, (x) the Company has agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares or any other security of the company convertible into, or exchangeable or exercisable for Common Shares for a period of six months after the effective date of the Registration Statement of which this Prospectus is a part, (y) Jack I. Tompkins, David L. Johnston, Bert Wollen and Douglas W. Schnitzer, who hold in the aggregate ______ Common Shares, have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares, or any other security of the Company convertible into, or exchangeable or exercisable for, Common Shares for a period of two years after the effective date of the Registration Statement of which this Prospectus is a part, and (z) Nelson E. Bowers, II, and Norman Braman have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares, or any other security of the Company convertible into, or exchangeable or exercisable for, Common Shares for a period of one year after the effective date of the Registration Statement of which this Prospectus is a part, without the prior written consent of Smith Barney Inc., except that (a) the Company may issue (i) Common Shares or options to purchase Common Shares under the Incentive Share Plan and (ii) Common Shares or OP Units in connection with the Company's acquisitions of additional Automotive Properties, and (b) Messrs. Tompkins, Johnston, Wollen and Douglas W. Schnitzer may make bona fide gifts to donees who agree to be bound by the foregoing restrictions. See "Underwriting."

         Pursuant to the Partnership Agreement, holders of OP Units may not request redemption of OP Units until the first anniversary of the closing of the Offering. See "Partnership Agreement -- Redemption of OP Units."

         The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Smith Barney Inc., at any time and without notice, may release all or any portion of the Common Shares subject to the foregoing lock-up agreements.

REGISTRATION RIGHTS

         The Founding Dealers who are to receive OP Units in connection with the Formation Transactions, who together will own an aggregate of 7,934,818 OP Units (based on an initial public offering price of $20), which are convertible into the same number of Common Shares (the "Registrable Securities"), upon the closing of this Offering (assuming consummation of each of the Formation Transactions), are parties to agreements with the Company under which they have certain rights with respect to the registration of sufficient Common Shares to allow for the transfer by the Company of Common Shares in exchange for their OP Units. Pursuant to these agreements, the Company has agreed to file, as soon as practicable (and in no event later than 90 days) after the expiration of 12 months after the closing of the Formation Transactions, a registration statement under the Securities Act with respect to the offer and sale of Common Shares issuable on exchange of OP Units and to use its best efforts to keep the registration effective thereafter. The Company is required to bear the expenses of satisfying the registration requirements, except that the expenses shall not include any underwriting discounts or commissions, Blue Sky registration fees or transfer taxes relating to the shares.

         The Company intends to file a registration statement under the Securities Act registering the offer and sale of Common Shares reserved for issuance under the Incentive Share Plan within 90 days after the completion of this Offering. See "Management -- Incentive Share Plan."

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following summary of material federal income tax considerations regarding this Offering that may be relevant to a prospective holder of Common Stock in the Company is based on current law. The information set forth below, to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, is the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., legal counsel to the Company. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

         The statements in this discussion and the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. with respect thereto are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

         General. The Company plans to make an election to be taxed as a REIT under Sections 856 through 859 of the Code, commencing with its taxable year ending on December 31, 1998. The Company believes that, commencing with its initial taxable year, it will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

         These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. has acted as tax counsel to the Company in connection with this Offering.


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         In the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

         In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its taxable income or capital gain which is distributed to shareholders in the form of non-preferential dividends. The Company will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

          Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to the corporate "alternative minimum tax," on its items of tax preference, as well as tax in certain situations not presently contemplated. If the Company acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of the Company is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the ten-year period beginning on the date on which such asset was acquired by the Company (the "Recognition Period"), then, pursuant to Treasury Regulations that have not yet been issued and to the extent of the excess of the fair market value of the asset as of the date of the Company's acquisition over the Company's adjusted basis in such asset on such date, such gain will be subject to tax at the highest regular corporate rate. The results described above with respect to assets acquired from a C corporation assume that the Company will make an election pursuant to Internal Revenue Service Notice 88-19 and that the availability or nature of such election is not modified as proposed in President Clinton's 1999 federal budget proposal.

         Requirements for Qualification. The Code provides a definition of a REIT that the Company must satisfy to qualify or maintain its qualification as a REIT. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities); and
(vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and
(vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

         The Company believes that it will have issued sufficient shares pursuant to this Offering to allow it to satisfy conditions (v) and (vi). In addition, the Declaration of Trust provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in
(v) and (vi) above. Those restrictions may not ensure that the Company in all cases will be able to satisfy the share ownership requirements described above. If the Company

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



fails to satisfy those share ownership requirements, the Company's status as a REIT will terminate. See "-Failure to Qualify". Pursuant to the Taxpayer Relief Act of 1997, enacted August 5, 1997, starting with a REIT's first taxable year that begins after August 5, 1997, a REIT that complies with Treasury Regulations for ascertaining the ownership of its shares and that does not know or, exercising reasonable diligence would not have known, whether it failed condition (vi) will be treated as meeting condition (vi). The provisions of the Taxpayer Relief Act of 1997 will apply to each of the Company's taxable years since its first taxable year will begin after August 5, 1997. In addition, pursuant to the Taxpayer Relief Act of 1997, if the Company fails to comply with regulations to ascertain its ownership it will be subject to a penalty for failing to do so. The penalty is $25,000 ($50,000 for intentional violations) for any year in which the Company does not comply with the ownership regulations. The Company will also be required, when requested by the IRS, to send curative demand letters.

          Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, 100% of the stock of which is held by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. Each of the Company's current subsidiaries is a "qualified REIT subsidiary." The Company's subsidiaries therefore will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

         In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "Federal Income Tax Consideration -- Tax Aspects of the Operating Partnership."

         Income Tests. In order to qualify and maintain qualification as a REIT, the Company annually must satisfy two gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Pursuant to the Initial Leases, the Initial Dealer Lessees lease from the Company the land, buildings, improvements and equipment comprising the properties for, generally, a 10-year period, with options to extend for two additional terms of five years each. The leases provide that the Initial Dealer Lessees will be obligated to pay to the Company
(i) lease payments and (ii) certain other additional charges.

         Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Declaration of Trust provides that no person may own, directly or constructively, in excess of 9.8% of the Common Shares. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Moreover, pursuant to the Taxpayer Relief Act of 1997, income derived by a REIT from property with respect to which non-qualifying services are provided to tenants will not be treated as rent from real property unless income from such sources does not exceed one percent of the REIT's gross income from the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable

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
to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property (unless the income from those services qualifies as rent from real property pursuant to the Taxpayer Relief Act of 1997) other than through an independent contractor from whom the Company derives no revenue. The Company believes that the aggregate amount of any non-qualifying income in any taxable year will not exceed the limit on non-qualifying income under the gross income tests.

         In order for the lease payments and the additional charges to constitute "rents from real property," the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

         In addition, Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is non-performance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. is of the opinion that each Initial Lease will be treated as a true lease for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Partnership and the Initial Dealer Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements; (ii) the Initial Dealer Lessees have the right to exclusive possession and use and quiet enjoyment of the Initial Properties during the term of the Initial Leases; (iii) the Initial Dealer Lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the Initial Properties and dictate how the Initial Properties are operated, maintained and improved; (iv) the Initial Dealer Lessees bear all of the costs and expenses of operating the Initial Properties during the term of the Initial Leases; (v) the Initial Dealer Lessees benefit from any savings in the costs of operating the Initial Properties during the term of the Initial Leases; (vi) the Initial Dealer Lessees have indemnified the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Initial Leases by reason of (A) injury to persons or damage to property occurring on the Initial Properties or (B) the Initial Dealer Lessee's use, management, maintenance or repair of the Initial Properties; (vii) the Initial Dealer Lessees are obligated to pay substantial fixed rent for the period of use of the Initial Properties; and (viii) the Initial Dealer Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Initial Properties; (ix) the useful lives of the Initial Properties are significantly longer than the terms of the Initial Leases; and
(x) the Operating Partnership will receive the benefit of any increase in value, and will bear the risk of any decrease in value of the Initial Properties during the terms of the Initial Leases.

         Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. with respect to the relationship between the Operating Partnership and the tenants under the Initial Leases is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not asset successfully a contrary position. If the Internal Revenue Service were to successfully challenge the characterization of the Initial Leases as true leases and instead treat them as loans, the Operating Partnership would not be treated as the owner of the Initial Properties in question for federal income tax purposes and the Operating Partnership would lose tax depreciation and cost recovery deductions with respect to such Initial Properties which, in turn, could cause the Company to fail to qualify as a REIT. If the Initial Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the tenants may not be considered rent or may not otherwise satisfy the various

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requirements for qualification as "rents from real property." In that case, the
Company would likely be unable to satisfy either the 75% or 95% gross income tests and, as a result, would likely lose its REIT status.

         The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

         If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

         Asset Tests. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the stock of a qualified REIT subsidiary). If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

         Annual Distribution Requirements. In order to maintain its REIT status, the Company must satisfy certain distribution requirements prescribed by the Code. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Company disposes of any asset acquired from a C corporation in a carryover basis transaction during its Recognition Period, the Company will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the built-in gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement.

         The Company may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gain. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company. Such amount would be treated as having been distributed for purposes of the 4% excise tax described above.

         It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the

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inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

         Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. The Company intends to calculate its "REIT taxable income" based upon the conclusion that the Operating Partnership is the owner for federal income tax purposes of all of the properties. As a result, the Company expects that depreciation deductions with respect to all such properties will reduce its "REIT taxable income". This conclusion is consistent with the leases with respect to the properties being treated as leases for federal income tax purposes. If the Service were to successfully challenge this position, the Company might be deemed retroactively to have failed to meet the distribution requirement and would have to rely on the payment of a "deficiency dividend" in order to retain its REIT status. Further, the Company would be subject to the 4% excise tax as described above.

FAILURE TO QUALIFY

         If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. In addition, a recent federal budget proposal contains a provision which, if enacted in its present form, would result in the immediate taxation of all gain interest in a C corporation's assets upon an election by the corporation to become a REIT in taxable years beginning after January 1, 1999, and this could effectively preclude the Company from re-electing to be taxed as a REIT following a loss of its REIT status.

PARTNERSHIP ANTI-ABUSE RULE

         The United States Treasury Department has issued a regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

         The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, the limited partners have the right, beginning one year after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the Company's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, the Company believes that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are

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met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of its partners as nonpartners.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

         As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable domestic shareholders as gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time the Company held the assets which produced such gains, and on certain designations, if any, which may be made by the Company, such gains may be taxable to non-corporate domestic shareholders at a 20%, 25% or 28% rate. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Pursuant to the Taxpayer Relief Act of 1997, a REIT may elect to retain and pay income tax on net long-term capital gains that it receives during a taxable year. If a REIT makes this election, its shareholders are required to include in their income as long-term capital gain their proportionate share of the undistributed long-term capital gains so designated by the REIT. A shareholder will be treated as having paid his or her share of the tax paid by the REIT in respect of long-term capital gains so designated by the REIT, for which the shareholder will be entitled to a credit or refund. In addition, the shareholder's basis in his or her REIT shares will be increased by the amount of the REIT's designated undistributed long-term capital gains that are included in the shareholder's long-term capital gains, reduced by the shareholder's proportionate share of tax paid by the REIT on those gains that the shareholder is treated as having paid. The earnings and profits of the REIT will be reduced, and the earnings and profits of any corporate shareholder of the REIT will be increased, to take into account amounts designated by the REIT pursuant to this rule. A REIT must pay its tax on its designated long-term capital gains within 30 days of the close of any taxable year in which it designates long-term capital gains pursuant to this rule, and it must mail a written notice of its designation to its shareholders within 60 days of the close of the taxable year. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a shareholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by the Company in October, November or December of any year payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

         Upon any sale or other disposition of Common Shares, a shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the Common Shares for tax purposes. Such gain or loss will be capital gain or loss if the Common Shares have been held by the shareholder as a capital asset. Long-term capital gain of an individual shareholder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and the maximum rate is reduced to 20% in the case of property held in excess of 18 months. In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain.

BACKUP WITHHOLDING

         The Company will report to its domestic shareholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.


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TAXATION OF TAX-EXEMPT SHAREHOLDERS

         In Revenue Ruling 66-106, 1966-1 C.B. 151, the Service ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the Service. However, based upon Revenue Ruling 66-106 and the analysis therein, distributions by the Company to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

         In certain circumstances, a pension trust that owns more than 10% of the Company's stock will be required to treat a percentage of the dividends received from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI Percentage rule will apply to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock.

TAXATION OF FOREIGN SHAREHOLDERS

         The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

         Distributions by the Company that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or the appropriate withholding agent or
(ii) the Non-U.S. Shareholder files a Service Form 4224 with the Company certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Shareholder. Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under the recently promulgated final Treasury Regulations that are proposed to be effective for distributions made after December 31, 1999 (the "New Withholding Regulations"), however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the final Treasury Regulations, in the case of Common Shares held by a foreign partnership, (x) the certification requirement would generally be applied to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. The New Withholding Regulations provide look- through rules in the case of tiered partnerships. Shareholders that are partnerships or entities that are similarly fiscally transparent for federal income tax purposes, and persons holding Common Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

         The New Withholding Regulations also require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed below) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules.

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         In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Shares to or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Shareholder (as defined below) and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption. Under the New Withholding Regulations, such payments by a U.S.-related broker will be subject to backup withholding if such broker has actual knowledge that the payee is a U.S. person.

         Payment to or through a U.S. office of a broker of the proceeds of a sale of Common Shares is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Shareholder (as defined below) or otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the Service.

         Distributions to a Non-U.S. Shareholder that are designated by the Company at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by the Company of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

         Distributions in excess of current and accumulated earnings and profits of the Company, which are not treated as attributable to the gain from disposition by the Company of a U.S. real property interest, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Common Shares, but rather will reduce the adjusted basis of such Common Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Common Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the Service if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

         For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the same capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. However, if the Company designates as a capital gain dividend a distribution made prior to the day the Company actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, the Company must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability.

         Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of shares will not be subject to taxation under FIRPTA. However, because the shares will be publicly-traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." In addition, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain (except that a shareholder that is a foreign corporation may also be subject to the 30% branch profits tax), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder

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



will be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% branch profits tax) and the purchaser of such Common Shares would be required to withhold 10% of the gross purchase price.

         EXCEPT WHERE SPECIFICALLY NOTED, THE DISCUSSION SET FORTH IN "TAXATION OF FOREIGN SHAREHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

STATE AND LOCAL TAXES

         The Company, any of its subsidiaries, the Operating Partnership or the Company's shareholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state tax treatment of the Company and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

         The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

         Classification as a Partnership. The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if
(i) it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations; (ii) it does not elect to be classified as an association taxable as a corporation; and (iii) it is not treated as a corporation by virtue of being classified as a "publicly traded partnership."

         Under Section 7704 of the Code, a partnership is treated as a corporation for federal income tax purposes if it is a "publicly traded partnership" (except in situations in which 90% or more of the partnership's gross income is of a specified type). A partnership is deemed to be publicly traded if its interests are either (i) traded on an established securities market, or (ii) readily tradable on a secondary market (or the substantial equivalent thereof). While the OP Units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the Redemption Rights enabling the partners to dispose of their OP Units.

         Under Treasury Regulations governing the classification of partnerships under Section 7704 (the "PTP Regulations"), the classification of partnerships is generally based on a facts and circumstances analysis. However, the regulations also provide limited "safe harbors" which preclude publicly traded partnership status. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership for this purpose, a person owning an interest in a flow through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (x) substantially all of the value of the person's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (y) a principal purpose of the use of the tiered arrangement is to permit the partnership to satisfy the 100-partner limitation.

         The Partnership Agreement requires the Operating Partnership to have less than 100 partners (including persons owning interests through flow-through entities) for purposes of the PTP Regulations. The Operating Partnership has not issued any OP Units required to be registered under the Securities Act. Thus, the Operating Partnership presently qualifies for the safe harbors provided in the PTP Regulations. If the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), it nevertheless would be treated as a partnership for federal income tax purposes (rather than an

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
association taxable as a corporation) if at least 90% of its gross income in each taxable year (commencing with the year in which it is treated as a publicly traded partnership) consists of "qualifying income" with the meaning of Section 7704(c)(2) of the Code (including interest, dividends, "real property rents" and gains from the disposition of real property (the "90% Passive-Type Income Exception"). For purposes of this test, rents received from greater than 10% owners of lessees, which owners also own 5% or more of the interests in the Operating Partnership would not qualify as rents from real property. Because of the substantial ownership of the Operating Partnership by the Initial Dealer Lessees (or their affiliates), the Operating Partnership currently would not be eligible for the 90% Passive-Type Income Exception. Thus, if the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), the Company would be required to place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Operating Partnership does not constitute a publicly traded partnership. However, there is no assurance that the Operating Partnership will at all times in the future be able to avoid treatment as a publicly traded partnership. The opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. as to the classification of the Partnership is based on an assumption that the Operating Partnership will continue to fall within a safe harbor from publicly traded partnership status.

         If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "-- Taxation of the Company -- Requirements for Qualification," "-- Taxation of the Company -- Income Tests" and "-- Taxation of the Company -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See " -- Taxation of the Company -- Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

         The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

         Partnership Allocations. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

         Tax Allocations With Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the properties contributed by Founding Dealers) that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including the properties). Consequently, the Partnership Agreement will require such allocations to be made in a manner consistent with Section 704(c) of the Code. In general, the Founding Dealers will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including the properties) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Founding Dealers and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of this Offering. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Annual Distribution Requirements." The foregoing principles also apply

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



in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased the contributed assets entirely for cash.

         The Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. The Operating Partnership has generally determined to use the "traditional method" with "curative" allocations (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the Initial Properties. The Operating Partnership has not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to any properties contributed to it in the future.

         Basis in Operating Partnership Interest. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and
(c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

         If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

         Sale of the Properties. The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Taxation of the Company -- Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. See "-- Taxation of the Company -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the properties (and other similar properties) and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

                              ERISA CONSIDERATIONS

         Because the Common Shares should qualify as a "publicly-offered security," plans subject to ERISA ("ERISA Plans"), individual retirement accounts ("IRAs") and H.R. 10 Plans ("Keogh Plans") may purchase Common Shares and treat such Common Shares, and not the Company's assets, as plan assets. A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Common Shares. Accordingly, among other factors, such fiduciary should consider (i) whether the plan's aggregate investments (including such an investment) satisfy the diversification requirements of section 404(a)(l)(C) of ERISA, (ii) whether the investment is in accordance with ERISA, the Code and the documents and instruments governing the plan (as required by section 404(a)(l)(D) of ERISA), and (iii) whether the investment is prudent, considering the role such an investment plays in the plan's portfolio, the nature of the Company's business, the possible limitations on the marketability of Common Shares and the anticipated earnings of the Company. Investors proposing to purchase Common Shares for their IRAs and Keogh Plans should consider that an IRA and a Keogh Plan may only make investments that are authorized by the appropriate governing instruments. Moreover, Keogh Plans that cover common law employees are also subject to the ERISA fiduciary standards described above.

         Any ERISA Plan or Keogh Plan covering common law employees should also consider prohibitions in ERISA relating to improper delegation of control over or responsibility for "plan assets," prohibitions in ERISA and in the Code relating to a plan's engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan, and other provisions in ERISA dealing with "plan assets." The Code provisions relating to a plan's engaging in certain transactions involving "plan assets" with persons who are "disqualified persons" under the Code with respect to the plan also apply to IRAs and Keogh Plans.

         If the assets of the Company were deemed to be "plan assets" of plans that are holders of Common Shares, Subtitle A and Parts 1 and 4 of Subtitle B of Title I of ERISA (the prudence and fiduciary standards) with respect to ERISA Plans and Keogh Plans covering common law employees, and section 4975 of the Code (the prohibitions on transactions involving disqualified persons) with respect to ERISA Plans, IRAs and Keogh Plans, would extend to transactions entered into and decisions made by the Company's management. Furthermore, the Company's management would be deemed to be fiduciaries with respect to such plans.

         ERISA and the Code do not define "plan assets." On November 13, 1986, the U.S. Department of Labor published a final regulation, amended on December 31, 1986 and effective March 13, 1987, relating to the definition of "plan assets," under which the assets of an entity in which employee benefits plans, including ERISA Plans, IRAs and Keogh Plans, acquire interests would be deemed "plan assets" under certain circumstances (the "Regulation"). The Regulation generally provides that when a plan acquires an equity interest in any entity that is a "publicly-offered security," the plan's assets include only the acquired equity interest and not any interest in the underlying assets of the entity. The Regulation defines a "publicly-offered security" as a security that is "widely held," freely transferable and registered pursuant to certain provisions of the federal securities laws. The Company believes that the Common Shares offered hereby will be a "publicly-offered security," and thus that the Company's assets under the Regulation will not be deemed to be assets of any employee benefit plan that is a holder of Common Shares.

         FIDUCIARIES OF EMPLOYEE BENEFIT PLANS THAT ARE PROSPECTIVE SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN COUNSEL AND FINANCIAL ADVISORS TO DETERMINE THE CONSEQUENCES UNDER ERISA OF AN INVESTMENT IN THE COMPANY, AND TO DETERMINE THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR PLAN AND CURRENT APPLICABLE LAW.

                                  UNDERWRITING

         Upon the terms and subject to the conditions stated in the Underwriting Agreement dated to be effective as of the date hereof, each Underwriter named below has severally agreed to purchase, and the Company has agreed to sell to such Underwriter, the number of Common Shares set forth opposite the name of such Underwriter.


                                                                                               Number of
                                                                                             Common Shares
                                                                                             -------------

Smith Barney Inc......................................................................
NationsBanc Montgomery Securities LLC.................................................
Jefferies & Company, Inc..............................................................
Sanders Morris Mundy..................................................................

                                                                                               ---------
         Total........................................................................         7,600,000
                                                                                               =========

         The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the Common Shares offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

         The Underwriters initially propose to offer part of the shares directly to the public at the public offering price set forth on the cover page of this Prospectus and part of the shares to the other Underwriters or to certain dealers at a price which represents a concession not in excess of $ per share under the public offering price. The Underwriters may allow, and such dealers may re-allow, a concession not in excess of $ per share to certain other dealers. After the initial offering of the shares to the public, the public offering price and such concessions may be changed by the Underwriters. The Underwriters have advised the Company that the Underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

         The Company has granted to the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,140,000 additional Common Shares at the price to public set forth on the cover page of this Prospectus minus the underwriting discounts and commissions. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, in connection with the Offering of the shares offered hereby. To the extent such option is exercised, each Underwriter will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite under each Underwriter's name in the preceding table bears to the total number of shares listed in such table.

         In connection with this Offering and in compliance with applicable law, the Underwriters may over-allot (i.e., sell more Common Shares than the total amount shown on the list of Underwriters and participations which appears above) and may effect transactions which stabilize, maintain or otherwise affect the market price of the Common Shares at levels above those which might otherwise prevail in the open market. Such transactions may include placing bids for the Common Shares or effecting purchases of the Common Shares for the purpose of pegging, fixing or maintaining the price of the Common Shares or for the purpose of reducing a syndicate short position created in connection with the Offering. A syndicate short position may be covered by exercise of the option described above in lieu of or in addition to open market purchases. In addition, pursuant to the contractual arrangements among the Underwriters, if an Underwriter purchases Common Shares in the open market for the account of the underwriting syndicate and the securities purchased can be traced to a particular Underwriter or member of the selling group, the underwriting syndicate may require the Underwriter or selling group member in question to purchase the Common Shares in question at the cost price to the syndicate or may recover from (or decline to pay to) the Underwriter or selling group member in question the selling concession applicable to the securities in question. The Underwriters are not required to engage in any of these activities and any such activities, if commenced, may be discontinued at any time.

         The Company has agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares or any other security of the Company convertible into, or exchangeable or exercisable for Common Shares for a period of six months after the date of this Prospectus, and Jack I. Tompkins, David L. Johnston, Bert Wollen and Douglas W. Schnitzer have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares, or any other security of the Company convertible into, or exchangeable or exercisable for, Common Shares for a period of two years after the date of this Prospectus, without the prior written consent of Smith Barney Inc. Nelson E.

Bowers, II, and Norman Braman have agreed not to offer, sell, offer to sell, contract to sell, assign, pledge, grant any option to purchase or otherwise dispose of or transfer any Common Shares, or any other security of the Company convertible into, or exchangeable or exercisable for, Common Shares for a period of one year after the date of this Prospectus, without the prior written consent of Smith Barney Inc. Notwithstanding the foregoing, (a) the Company may issue Common Shares or options to purchase Common Shares under the Incentive Share Plan, (b) the Operating Partnership may issue OP Units in connection with acquisition of additional Automotive Properties and (c) Messrs. Tompkins, Johnston, Wollen and Douglas W. Schnitzer may make bona fide gifts to donees who agree to be bound by the foregoing restrictions. Smith Barney Inc., at any time and without notice, may release all or any portion of the Common Shares subject to the foregoing restrictions.

         Pursuant to the Partnership Agreement, holders of OP Units may not request redemption of OP Units until the first anniversary of the closing of the Offering. See "Partnership Agreement -- Redemption of OP Units."

         The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Prior to the Offering, there has been no public trading market for the Common Shares. Consequently, the initial public offering price will be determined by negotiations between the Company and the Underwriters. Among the factors to be considered in such negotiations are the history of and prospects for the Company and the industry in which it operates, an assessment of the Company's management, the prospects for future earnings of the Company, the present state of the Company's development, the general condition of securities markets at the time of the Offering and the market price of publicly traded stock of comparable companies in recent periods.

         NationsBank, N.A., an affiliate of NationsBanc Montgomery, has entered into negotiations with the Company, with respect to the Line of Credit. See "Prospectus Summary - The Company." Jefferies & Company, Inc. will receive an advisory fee equal to 1% of the gross proceeds of the Offering (up to a maximum advisory fee of $4 million) for providing financial advisory assistance in connection with the Offering. Affiliates of Sanders Morris Mundy own an aggregate of 25,000 Common Shares and have loaned an aggregate of $400,000 to the Company at an interest rate of 8%, the repayment of which is due upon the closing of the Offering.

                                  LEGAL MATTERS

         The validity of the Common Shares offered hereby will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas. Certain legal matters in connection with this Offering will be passed upon for the Underwriters by Latham & Watkins, San Francisco, California. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. As of the date of this Prospectus, a partner of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., participating in the consideration of legal matters relating to this Offering was a partner in a limited partnership that owned 5,000 Common Shares and had loaned the Company $80,000 to be repaid from the proceeds of the Offering.

                                     EXPERTS

         The financial statement included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-11 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information concerning the Company and the Common Shares offered hereby, reference is made to such Registration Statement, exhibits and schedules. Statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. A copy of the Registration Statement may be examined without charge at the offices of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor,

New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained form the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at http:www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

         The Company intends to furnish to its shareholders with annual reports containing audited financial statements accompanied by a report thereon by its independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                       AUTOMOTIVE REALTY TRUST OF AMERICA


                      INTRODUCTION TO FINANCIAL STATEMENTS


The following pages present the audited financial statements of the Company. Financial statements of the Initial Lessees have not been presented as no purchase price of any single or related initial properties under lease represent greater than 20 percent of the aggregate purchase price of all the initial properties, and therefore are not considered significant. Financial statements of the operating partnership have not been presented as it has not had any significant activity since its inception. The operating partnership will commence activity concurrent with the closing of the offering.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Automotive Realty Trust of America:

We have audited the accompanying balance sheet of Automotive Realty Trust of America (a Texas real estate investment trust) as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Automotive Realty Trust of America as of December 31, 1997, in conformity with generally accepted accounting principles.



                                                       ARTHUR ANDERSEN LLP


Dallas, Texas,
    March 12, 1998

                       AUTOMOTIVE REALTY TRUST OF AMERICA

                        BALANCE SHEET--DECEMBER 31, 1997

                                     ASSETS
 CURRENT ASSETS:
     Cash                                                                    $ 29,184
     Restricted cash                                                          324,687
                                                                             --------

                   Total current assets                                       353,871
                                                                             --------

 DEFERRED OFFERING COSTS                                                      231,363

 ORGANIZATIONAL COSTS AND OTHER ASSETS                                          7,000
                                                                             --------

                   Total assets                                              $592,234
                                                                             ========



                       LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES:
     Accounts payable-affiliates                                             $ 15,534
     Notes payable                                                            400,000
                                                                             --------

                   Total current liabilities                                  415,534
                                                                             --------
 SHAREHOLDERS' EQUITY:
     Common stock, no par value, 1,596,666 shares issued and outstanding           --
     Additional paid-in capital                                               176,700
                                                                             --------

                   Total shareholders' equity                                 176,700
                                                                             --------

                   Total liabilities and shareholders' equity                $592,234
                                                                             ========

       The accompanying notes are an integral part of this balance sheet.

                       AUTOMOTIVE REALTY TRUST OF AMERICA

                             NOTES TO BALANCE SHEET

                                DECEMBER 31, 1997

1.    ORGANIZATION:

Automotive Realty Trust of America (the "Company") was formed as a Texas real estate investment trust on August 28, 1997, and was initially capitalized on September 29, 1997 through the issuance of 1,500,000 common shares for $1,500. The Company was formed to invest in the real property and improvements used by operators of automobile dealerships and motor vehicle related businesses located throughout the United States, through its ownership interest in ARTA Operating Limited Partnership (the "Operating Partnership"). After the IPO, the Company will consolidate the Operating Partnership due to its control as sole general partner. The accompanying balance sheet includes all accounts of the Company.

The Company's sole activity through December 31, 1997, consisted of the organization and start-up of the Company. Accordingly, no statement of operations is presented.

The Company is in the process of filing a Registration Statement for approximately 7,600,000 shares of common stock (the "IPO"). Additionally, the Company will sell 225,000 shares of common stock in a private placement at the IPO price. Contingent upon the consummation of the IPO, the Company will be liable for organization and offering expenses in connection with the sale of the shares of the common stock offered. In conjunction with the IPO, Private Placement, and restructuring of the common shares outstanding at that date, the Company will contribute the net proceeds from the IPO and the Private Placement to the Operating Partnership in exchange for 8,491,166 units in the Operating Partnership assuming an initial public offering price of $20 per share.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Restricted Cash

Restricted cash consists of amounts held in a money market fund securing a letter of credit guaranteeing an employment agreement with the Company's Chief Executive Officer (CEO).

Property and Equipment

Subsequent to completion of its pending acquisitions (see Note 4) the Company will capitalize property and equipment at cost. Buildings and improvements will be depreciated over a 20 year life using the straight-line method. Improvements will be capitalized at cost, while maintenance and repairs will be charged to operating expenses when incurred.

Income Taxes

The Company intends to qualify as a real estate investment trust ("REIT") under the provisions of the Internal Revenue Code of 1986, as amended. As a REIT, the Company is required to distribute at least 95% of its REIT taxable income to shareholders and meet certain other requirements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Risk

The Company is in the development stage, and therefore will be subject to several risk factors, including the following:

     o Risks affecting automobile dealerships generally, including, without limitation, industry consolidation, competition, seasonally, susceptibility to changing consumer preferences and unpredictability of discretionary consumer spending, all of which could adversely affect a lessee's ability to make its lease payments to the Company;

     o Dependence on lease payments from the Company's lessees for substantially all of the Company's income and the difficulties associated with attracting replacement lessees;

     o   The lack of investment diversification among different industries;

     o The limitations imposed by federal and state laws on the Company's recourse against lessees who default under their leases;

     o Risks associated with the long-term nature of the leases (with terms, including options, of up to 35 years) together with lock-out periods applicable to many of the Company's properties, which may have an adverse effect on the Company's ability to sell a property;

     o The lack of appraisals of the Initial Properties and the possibility that the purchase prices paid for the Initial Properties may exceed the fair market value of one or more of the Initial Properties;

     o The risks associated with repurchase options allowing certain dealer lessees to repurchase properties at prices that may be less than the then existing fair market values thereof;

     o The lack of control over the day-to-day operations and management of the automobile dealerships and related businesses which lease property from the Company;

     o Dependence upon future acquisitions, and the related risks of competition for acquisition opportunities and possible unavailability of capital to make such acquisitions;

     o The possible inability of the Company to maintain its proposed initial distribution rate;

     o   The lack of an operating history for the Company; and

     o Adverse tax consequences of failing to qualify as a REIT and in the event of such failure, the decrease in funds available to pay distributions to shareholders resulting from taxation as a regular corporation.

3.  NOTES PAYABLE:

Under the provisions of certain subscription agreements, the Company received $500,000 from several investors, which is allocated between common stock and notes payable in accordance with the subscription agreements. At December 31, 1997, such investors had collectively subscribed to 25,000 shares at $4 per share for a total of $100,000. The remaining $400,000 is in the form of notes payable. The notes payable accrue interest at 8%, with interest and principal due on the earlier of December 31, 1998, or upon the effective date of the IPO.

The Company has a letter of credit with a bank securing up to $324,000 of the funding of the employment agreement with the Company's CEO. No amounts were outstanding at December 31, 1997.

4.   SUBSEQUENT EVENTS (UNAUDITED):

Acquisitions

Since August 28, 1997, the Company, through the Operating Partnership, has committed to acquire real property and improvements from the affiliates of 17 motor vehicle dealers (the "Dealers") for a total purchase price of approximately $334,485,000, for which approximately $158,696,000 will be paid with units in the Operating Partnership (valued at the same price as the Company's shares sold in the IPO), $125,024,000 will consist of mortgage debt assumed by the Company, and the remaining $50,765,000 will be paid with the proceeds of the IPO. Approximately $119,378,000 of the mortgage debt assumed will be repaid with the proceeds of the IPO. These acquisitions are contingent on the completion of the IPO as discussed above.

Rental Income

As part of the planned acquisitions described above, the Company will enter into lease agreements (the "Leases") with the operators of the initial lessees. The Leases generally have initial terms of ten years, and generally may be extended for up to two additional five- or ten-year terms, at the option of the lessees. During the third through fifth years of certain initial leases, certain Dealers will have a revaluation option. An increase in the lease payment, as well as an extension of the primary term to ten years after such exercise of the revaluation option may also occur. Most of such Leases will be cross-defaulted and/or guaranteed among affiliated properties operated within a dealer group. The Leases are triple-net leases and require the lessees to pay substantially all expenses associated with operations, including taxes, insurance, utilities, service, maintenance and ground lease payments. Base rent generally will be increased annually over the term of the Leases by a factor of the consumer price index. Future minimum rental payments will be received as follows (in thousands):


         1998                                    $ 33,347
         1999                                      33,347
         2000                                      33,347
         2001                                      33,347
         2002                                      33,347
         Thereafter                               174,877
                                                 --------
                                                 $341,612
                                                 ========

Incentive Share Plan

The Company has adopted the Employee and Trust Manager Incentive Share Plan of Automotive Realty Trust of America (the "Plan") to (i) furnish incentives to individuals chosen to receive share-based awards because they are considered capable of responding by improving operations and increasing profits; (ii) encourage selected persons to accept or continue employment with the Company; and (iii) increase the interests of Trust Managers in the Company's welfare through their participation in the growth in value of the common shares. Each option granted pursuant to the Plan shall be designated at the time of grant as either an "incentive share option" or as a "non-qualified share option." The number of shares that may be issued under the Plan is equal to 10 percent of the aggregate number of the Company's outstanding shares on a fully-diluted basis, currently estimated at 1,642,600 common shares, of which options to purchase 1,000,000 common shares will be outstanding at the closing of the IPO. Options may, at the sole discretion of the Plan's administrative committee be exercisable or vest, at varying times, as specified in each award and will have terms of up to ten years.

Employment Agreements

The Company has entered into employment agreements with its Chairman of the Board, President and Chief Executive Officer, and Executive Vice
President-Business Development and Chief Acquisition Officer. The President and Chief Executive Officer has agreed to devote all of his business time to the affairs of the Company.

The Chairman of the Board has agreed to devote substantially all of his business time to the Company. The Executive Vice President-Business Development and Chief Acquisition Officer will be a full-time acquisition officer and devote substantially all of his professional time to the Company. Each employment agreement is for a three year term.

                       AUTOMOTIVE REALTY TRUST OF AMERICA


                PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1997,
          AND PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR THEN ENDED


The following unaudited pro forma balance sheet gives effect to: (i) the completion of the Offering and Private Placement, (ii) the acquisition of the Initial Properties, (iii) the commencement of the Initial Leases, and (iv) certain other transactions described in the notes hereto as though such transactions occurred on December 31, 1997.

The following unaudited pro forma statement of operations gives effect to (i) the completion of the Offering and Private Placement, (ii) the acquisition of the Initial Properties, (iii) the commencement of the Initial Leases, and (iv) certain other transactions described in the notes hereto as though such transactions occurred at the beginning of the period presented.

The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations of the Company would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations for the Company for future periods.

                       AUTOMOTIVE REALTY TRUST OF AMERICA
                             PRO FORMA BALANCE SHEET
                             AS OF DECEMBER 31, 1997
                                   (unaudited)
                             (Dollars in Thousands)

                                                                                 Proforma               Pro
ASSETS                                                            Historical    Adjustments            Forma(G)
                                                                  ----------    -----------            --------
 CURRENT ASSETS:
     Cash                                                           $  29       $     672 (A)          $    431
                                                                                  138,140 (B)
                                                                                     (701)(B)
                                                                                  (50,765)(C)
                                                                                  (85,024)(D)
                                                                                     (920)(L)
                                                                                   (1,000)(K)
     Restricted cash                                                  325            (325)(A)               770
                                                                                      770 (F)
                                                                    -----                              --------
                   Total current assets                               354                                 1,201
                                                                    -----                              --------

 LAND                                                                  --         234,138 (C)           234,138

 BUILDING AND IMPROVEMENTS                                             --         100,347 (C)           100,347
                                                                    -----                              --------

                   Total real estate                                   --                               334,485

 DEFERRED OFFERING COSTS AND OTHER ASSETS                             238           1,015 (A)             1,013
                                                                                   (1,240)(B)
                                                                                    1,000 (K)
                                                                    -----                              --------
                   Total assets                                     $ 592                              $336,699
                                                                    =====                              ========


 LIABILITIES AND SHAREHOLDERS' EQUITY

 ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                           $  16       $     (16)(A)          $     --
                                                                                      701 (A)
                                                                                     (701)(B)

 SECURITY DEPOSITS PAYABLE                                             --             770 (F)               770

 NOTES PAYABLE                                                        400             520 (A)                --
                                                                                     (920)(L)
                                                                    -----                              --------
                   Total current liabilities                          416                                   770

 MORTGAGE NOTES PAYABLE                                                --         125,024 (C)             5,646
                                                                                 (119,378)(D)

 LINE OF CREDIT                                                        --          34,354 (D)            34,354
                                                                    -----                              --------
                   Total liabilities                                  416                                40,770

 MINORITY INTEREST                                                     --         158,696 (C)(E)        158,696

 SHAREHOLDERS' EQUITY:
     Common stock                                                      --              --                    --
     Additional paid-in capital                                       176             157 (A)           137,233
                                                                                  138,140 (B)
                                                                                   (1,240)(B)
                                                                    -----                              --------
                   Total shareholders' equity                         176                               137,233
                                                                    -----                              --------

                   Total liabilities and shareholders' equity       $ 592                              $336,699
                                                                    =====                              ========


          The accompanying notes are an integral part of this unaudited pro forma balance sheet.

                       AUTOMOTIVE REALTY TRUST OF AMERICA

                        PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (Unaudited)
                  (Dollars in thousands, except per share data)

                                                                             Pro
                                          Historical    Adjustments        Forma(G)
                                          ----------    -----------        --------
 TOTAL REVENUE                             $   --      $ 33,347 (H)         $ 33,347

 DEPRECIATION AND AMORTIZATION                 --         5,020 (C)            5,020

 GENERAL AND ADMINISTRATIVE EXPENSE            --         2,585 (I)            2,585

 INTEREST EXPENSE                              --         3,052 (J)
                                                            333 (K)            3,385
                                           ------                           --------

                   Total expenses              --                             10,990

 NET INCOME BEFORE MINORITY INTEREST           --                             22,357

 MINORITY INTEREST                             --       (10,731)(E)          (10,731)
                                           ------                           --------

 NET INCOME APPLICABLE TO COMMON
     SHAREHOLDERS                              --                           $ 11,626
                                           ======                           ========

 EARNINGS PER SHARE:
     BASIC                                     --                           $   1.37
                                           ======                           ========
     FULLY DILUTED                             --                           $   1.36
                                           ======                           ========

 WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING:
     BASIC                                     --         8,491 (M)            8,491
                                           ======                           ========
     FULLY DILUTED                             --         8,524                8,524
                                           ======                           ========

          The accompanying notes are an integral part of this unaudited pro forma financial statement.

                       AUTOMOTIVE REALTY TRUST OF AMERICA

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                   (Unaudited)



     (A) To record activity of the Company subsequent to December 31, 1997. The following summarizes the net change (in thousands) in cash of $672:


         Proceeds of private debt                                  $   520
         Proceeds from private equity                                  157
         Reduction in restricted cash                                  325
         Increase in deferred offering costs                        (1,015)
         Increase in accrued liabilities                               701
         Reduction in accrued liabilities                              (16)
                                                                   -------
                  Net change in cash                               $   672
                                                                   =======

     (B) Represents 7,600,000 shares of common stock issued in the IPO, and 225,000 shares of common stock sold in the Private Placement, at $20 per share with no par value. Adjustments consist of the following (in thousands):

         Proceeds of offering                                $152,000
         Underwriters discount                                (12,160)
         Private placement                                      4,500
         Offering expenses                                     (6,200)
                                                             --------

         Net proceeds                                        $138,140
                                                             ========

         Common stock                                        $     --
         Additional paid-in capital                           138,140
                                                             --------

         Net proceeds                                        $138,140
                                                             ========

         The Company will utilize approximately $1.24 million of cash raised in private equity and debt transactions (see Note A) to pay a portion of offering costs.

     (C) Represents contribution of the Initial Properties for units of the Operating Partnership (assuming the IPO price of the Company's Common Shares), assumption of mortgage debt, and cash. In the opinion of management, the purchase price of the real property acquired approximates the estimated fair value as of the date of commitment to acquire. The purchase price of real property has been preliminarily allocated 70%-30% between land and buildings, respectively, for purposes of the unaudited pro forma financial statements. Final allocations will be calculated and recorded by the Operating Partnership upon closing. Adjustments are comprised of the following (in thousands):

                                                                              Total          Land         Building
                                                                              -----          ----         --------
         Units issued-Minority interest                                     $158,696       $111,087       $ 47,609
         Cash paid                                                            50,765         35,535         15,230
         Mortgage debt assumed                                               125,024         87,516         37,508
                                                                            --------       --------       --------

                                                                            $334,485       $234,138       $100,347
                                                                            ========       ========       ========

         Depreciation is computed using the straight-line method assuming estimated useful lives of 20 years for the buildings and improvements.

     (D) Represents the estimated $119.4 million repayment of the $125.0 million mortgage debt assumed from the Initial Properties using $85.0 million of proceeds from the Offering and $34.4 million of line of credit indebtedness. See "Use of Proceeds" elsewhere in this Prospectus.

     (E) The ownership of the Operating Partnership is as follows (in thousands):

                                                                                $             Units           %
                                                                             -------          -----          ---
         Partners' capital:
              Certain Initial Sellers                                        158,696          7,935           48%
              The Company                                                    138,140          8,491           52
                                                                            --------         ------          ---

                  Total                                                     $296,836         16,426          100%
                                                                            ========         ======          ===

     (F) Represents security deposits to be received from the Initial Lessees.

     (G) The Company, as the sole general partner of the Operating Partnership, will have, subject to certain protective rights of the Limited Partners, full, exclusive and complete responsibility and discretion in the management and unilateral control of the Operating Partnership. Such responsibilities permit the Company to enter into certain major transactions including acquisitions, dispositions and refinancings, and to cause changes in the Operating Partnership's line of business and distribution policies. Further, the Company may not be replaced as general partner by the Limited Partners, except in certain limited circumstances. Accordingly, for accounting purposes, the Company is considered to control the Operating Partnership and the accompanying unaudited pro forma financial statements consolidate the accounts of the Company and the Operating Partnership. Financial statements of the Operating Partnership have not been presented as it has not had any activity since its inception.

     (H) Represents payments of base rent from the Initial Lessees to the Company calculated on a pro forma basis as if the beginning of the period presented was the beginning of a lease year.

     (I) Adjustment represents management's estimate for legal, audit, office costs, salaries and other general and administrative expenses to be paid by the Company, based on its current activity, as follows (in thousands). This amount may increase based on additional acquisition activity:

                                                                                                       Year Ended
                                                                                                      December 31,
                                                                                                           1997
                                                                                                      ------------
         Salaries and benefits--executive officers                                                        $1,421
         Other salaries and benefits                                                                         254
         Directors and officers insurance                                                                    175
         Legal and accounting                                                                                250
         Acquisition expenses                                                                                250
         Directors fees and travel                                                                           100
         Office rent, telephone, supplies and other
             administrative                                                                                  135
                                                                                                          ------
                  Total                                                                                   $2,585
                                                                                                          ======

         Salaries and benefits are based upon employment contracts with executive management or estimates of amounts which will be paid. Other amounts are based upon management's estimates of expenses to be incurred given the Company's level of operations and related administrative requirements.

     (J) Represents interest on amounts outstanding under the line of credit and mortgage note payable at a weighted average rate of 7.63 percent.

     (K) Represents deferred financing costs incurred in conjunction with obtaining the line of credit and related amortization over a 3 year term.

     (L) Represents the repayment of the notes payable with proceeds of the IPO.

     (M) Represents 7,600,000 common shares issued in conjunction with the IPO and sale of the 225,000 Common Shares in the Private Placement, the proceeds of which will be used to acquire the Initial Properties and the contribution to the Company by shareholders of an aggregate of 963,000 common shares, resulting in total common shares outstanding of 666,166 immediately prior to the IPO.

=====================================================                      =====================================================
No dealer, salesperson or any other person has been                                         7,600,00 Shares
authorized to give any information or to make any
representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any
of the Underwriters.  This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, those to
which it relates in any state to any person to whom it is not                                  [LOGO]
lawful to make such offer in such state.  The delivery of this
Prospectus at any time does not imply that information
contained herein is correct as of any time subsequent to its date.
                                                                                         Automotive Realty
                                                                                          Trust of America


                                                                                          Common Shares of
                          TABLE OF CONTENTS                                              Beneficial Interest



Prospectus Summary..................................1                                 __________________________
Risk Factors.......................................13
Use of Proceeds....................................28                                         PROSPECTUS
Distribution Policy................................29                                 __________________________
Capitalization.....................................31
Dilution...........................................32
Selected Historical Financial Information..........33
Management's Discussion and Analysis of                                                  Salomon Smith Barney
  Financial Condition and Results of Operations....34
Organization and Formation Transactions ...........37                                   NationsBanc Montgomery
Business and Properties............................39                                       Securities LLC
Management.........................................56
Certain Policies and Objectives....................62                                  Jefferies & Company, Inc.
Partnership Agreement .............................65
Principal Shareholders.............................67                                    Sanders Morris Mundy
Description of Shares of Beneficial Interest ......68
Shares Eligible for Future Sale....................72
Federal Income Tax Considerations..................73
ERISA Considerations...............................84                                       _________, 1998
Underwriting.......................................86
Legal Matters......................................87
Experts............................................87
Additional Information.............................87
Index to Financial Statements.....................F-1



                 ------------------


Until , 1998 (25 days after the commencement of the offering), all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters
and with respect to their unsold allotments or subscriptions.
=====================================================                      =====================================================


                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table itemizes the expenses incurred by the Company in connection with the offering of the Common Shares being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the New York Stock Exchange listing fee.

       Item                                                                                      Amount
       ----                                                                                      ------
       Registration Fee - Securities and Exchange Commission                                     $54,144

       New York Stock Exchange Listing Fee                                                        76,000

       Transfer Agent's and Registrar's Fees                                                        *
                                                                                                 -------
       Printing and Engraving Fees                                                                  *
                                                                                                 -------
       Legal Fees and Expenses (other than Blue Sky)                                                *
                                                                                                 -------
       Accounting Fees and Expenses                                                                 *
                                                                                                 -------
       Blue Sky Fees and Expenses (including fees of counsel)                                       *
                                                                                                 -------
       Miscellaneous Expenses                                                                       *
                                                                                                 -------
               TOTAL                                                                             $  *
                                                                                                 =======

----------------
* To be filed by amendment.


ITEM 32.          SALES TO SPECIAL PARTIES

         Not applicable.

ITEM 33.         RECENT SALES OF UNREGISTERED SECURITIES

         During the past three years, the Registrant has sold the following securities, the offer and sale of which were not registered under the Securities Act:

         (i) Effective September 29, 1997, the Registrant issued to Jack I. Tompkins, Bert Wollen and WS&B Auto REIT, LLC, 375,000 Common Shares, 375,000 Common Shares and 750,000 Common Shares, respectively, in consideration of the payment of cash in the amount of $0.001 per Common Share issued. Such issuances were exempt from the registration provisions of the Securities Act pursuant to
Section 4(2) thereof. No commissions were paid in connection with such sales. Prior to the closing of the Offering, Common Shares will be contributed to the Company as follows: WS&B Auto REIT, LLC: 511,500 Common Shares; Mr. Tompkins:
195,750 Common Shares; and Mr. Wollen: 255,750 Common Shares.

         (ii) Effective November 21, 1997, the Registrant issued to Dorothy Barnes an aggregate of 5,000 Common Shares at a purchase price of $0.001 per share. Such issuance was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such sales.

         (iii) Effective November 25, 1997, the Registrant issued to Brodie Cobb an aggregate of 50,000 Common Shares at a purchase price of $0.05 per share. Such issuance was exempt from the registration provisions of the

Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such sale.

         (iv) Effective December 15, 1997, the Registrant issues to David L. Johnston 16,666 Common Shares in consideration of personal services, and granted to Mr. Johnston an option to purchase 33,334 Common Shares exercisable at $0.40 per share. Such issuance and grant were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such issuance and grant.

         (v) Effective December 18, 1997, the Registrant issued to the following persons an aggregate of 25,000 Common Shares at a purchase price of $4.00 per share and borrowed from the following persons an aggregate of $400,000, as follows:

                                                    Common           Amount
                                                    Shares          Advanced
                                                    -------         --------
                 John I. Mundy                      1,250           $ 20,000
                 Don A. Sanders                    11,250            180,000
                 Katherine U. Sanders               6,250            100,000
                 John Drury                         6,250            100,000

         (vi) Effective February 1, 1998, the Registrant issued to the following persons an aggregate of 27,500 Common Shares at a purchase price of $4.00 per share and borrowed from the following persons an aggregate of $440,000, as follows:

                                                    Common           Amount
                                                    Shares          Advanced
                                                    -------         --------
                 Thomas R. Powers                   1,250           $ 20,000
                 Douglas Y. Bech                    1,250             20,000
                 Allen B. Cobb                     10,000            160,000
                 Harold Zlot and Mary Zlot         10,000            160,000
                 David Ward                         5,000             80,000

Such issuances were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such sales.

         (vii) Effective March 5, 1998, the Registrant issued to BG Holdings, Ltd., an aggregate of 5,000 Common Shares at a purchase price of $4.00 per share and borrowed from BG Holdings, Ltd., an aggregate of $80,000. Such issuance was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such sale.

         (viii) Effective April 17, 1998, the Registrant agreed to sell to Jack I. Tompkins and Bert Wollen 150,000 Common Shares and 75,000 Common Shares, respectively, in consideration of a payment per share equal to the initial public offering price. Such sales were exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such sales.

         (ix) Effective ________, 1998, the Registrant granted to Carrine Reilly options to purchase an aggregate of 30,000 Common Shares pursuant to the Registrant's Employee and Trust Manager Incentive Share Plan. See "Management -- Incentive Share Plan." The grant of such options was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such grants.

         (x) Effective ________, 1998, the Registrant granted to Laurence A. Darst options to purchase an aggregate of 50,000 Common Shares pursuant to the Registrant's Employee and Trust Manager Incentive Share Plan. See "Management
-- Incentive Share Plan." The grant of such options was exempt from the registration provisions of the Securities Act pursuant to Section 4(2) thereof. No commissions were paid in connection with such grants.

ITEM 34.         INDEMNIFICATION OF TRUST MANAGERS AND OFFICERS

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act"), authorizes a real estate investment trust ("REIT") to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the REIT or is or was serving at the request of the REIT as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another REIT, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in a good faith and reasonably believed his conduct was in or not opposed to the best interests of the REIT and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Texas REIT Act further provides that, except to the extent otherwise permitted by the Texas REIT Act, a person may not be indemnified in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the REIT. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the REIT.

         Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the REIT if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the REIT, that were prepared or presented by officers or employees of the REIT, legal counsel, public accountants, investment bankers or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the REIT for any act, omission, loss, damage or expense arising from the performance of his duty to a REIT, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         The Company's Declaration of Trust provides for indemnification by the Company of its Trust Managers and officers to the fullest extent permitted by the Texas REIT Act. In addition, the Company's Declaration of Trust provides that the Company may pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former Trust Manager or officer made a party to a proceeding by reason of his or her status as a Trust Manager or officer provided that (i) the Trust Managers have consented to the advancement of expenses (which consent shall not be unreasonably withheld) and (ii) the Company shall have received (a) a written affirmation by the Trust Manager or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company under the Texas REIT Act and (b) a written undertaking by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met or it is ultimately determined that indemnification of the Trust Manager against expenses incurred by him in connection with that proceeding is prohibited by Section 9.20 of the Texas REIT Act.

         The Company has entered into indemnification agreements requiring the Company to indemnify its officers and Trust Managers, and advance expenses, to the maximum extent permitted by Texas law.

         The Company intends to obtain director and officer liability insurance in the amount of $10,000,000.

         The Company has agreed to indemnify the Underwriters against certain liabilities, losses and expenses including liabilities under the Securities Act of 1933, or to contribute to payments that the Underwriters may be required to make in respect thereof.

ITEM 35.          TREATMENT OF PROCEEDS FROM COMMON SHARES BEING REGISTERED

                  Not applicable.

ITEM 36.          FINANCIAL STATEMENTS AND EXHIBITS

         a.       FINANCIAL STATEMENTS

                  Report of Independent Public Accountants
                  Balance Sheet
                  Notes to Balance Sheet
                  Pro Forma Balance Sheet
                  Pro Forma Statement of Operations
                  Notes to Pro Forma Financial Statements

         b.       EXHIBITS

EXHIBIT
NO.                 DESCRIPTION
--------            -----------
  *1.1         Form of Underwriting Agreement

 **3.1         Form of Declaration of Trust

 **3.2         Amended and Restated Bylaws of the Company

  *4.1         Form of Common Share Certificate

  *5.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding the legality of the Common Shares being registered

  *8.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding certain federal income tax matters

 *10.1 First Amended and Restated Agreement of Limited Partnership of the Operating Partnership

 *10.2         Employment Contract between the Company and David L. Johnston

 *10.3         Employment Contract between the Company and Jack I. Tompkins

 *10.4         Employment Contract between the Company and Bert Wollen

 *10.5         Employee and Trust Manager Incentive Share Plan

 *10.6         Form of Indemnification Agreement

 *10.7         Asset Management Agreement by and between the Operating
               Partnership and Elite Sports Properties

 *10.8         Asset Management Agreement by and between the Operating
               Partnership and David Sibits

 *10.9         Asset Management Agreement by and between the Operating
               Partnership and Robert Garfield

  *10.10       Asset Management Agreement by and between the Operating
               Partnership and Robert J. Jones

  *10.11       Asset Management Agreement by and between the Operating
               Partnership and Daniel C. Gaubatz, Sr.

  *10.12       Asset Management Agreement by and between the Operating
               Partnership and Robert Dilmore

  *10.13       Asset Management Agreement by and between the Operating
               Partnership and Dennis Puskaric

  *10.14       Asset Management Agreement by and between the Operating
               Partnership and S.I.E., Inc.

  *10.15       Asset Management Agreement by and between the Operating
               Partnership and Colliers Pinkard

  *10.16       Contribution and Exchange Agreement by and among PPM Greenway
               Land Company, Ltd., North Oak Lawn, L.P., Park Place LX Land
               Company No. 1, Ltd. and PPM Specialists, Ltd. and the Operating
               Partnership and the Company

  *10.17       Form of Lease Agreement re Park Place Motorcars

  *10.18 Agreement Regarding Property Matters by and among the Company, the Operating Partnership, PPM Greenway Land Company, Ltd. and
               Lamar Plaza

  *10.19 North Oak Lawn, L.P. Side Agreement Regarding Property Matters by and among the Company, the Operating Partnership, North Oak Lawn,
               L.P. and MB Holdings, L.P.

  *10.20       Extension of Side Agreement of MB Holdings, L.P.

  *10.21       Park Place LX Land Company No. 1, Ltd. Side Agreement Regarding
               Property Matters by and among the Company, the Operating
               Partnership and Park Place LX Land Company No. 1, Ltd.

  *10.22 PPM Specialists Ltd. Side Agreement Regarding Property Matters by and among the Company, the Operating Partnership and PPM
               Specialists, Ltd.

  *10.23       Contribution and Exchange Agreement by and among 7300 Associates,
               Ltd. and Diamante Properties, Ltd. and the Operating Partnership and the Company

  *10.24       Form of Lease Agreement re Momentum Motorcars

  *10.25       Contribution and Exchange Agreement by and among Len Stoler,
               Inc., Leonard Stoler, Colonial/Stoler Partnership, High Falcon
               Realty Corporation and The One-Forty Corporation and the
               Operating Partnership and the Company

  *10.26       Form of Lease Agreement re Len Stoler Automotive Group

  *10.27       Agreement Regarding Property Matters by and among the Operating
               Partnership and Len Stoler, Inc.

  *10.28       Agreement Regarding Property Matters by and among the Operating
               Partnership, Colonial/Stoler Partnership and Leonard Stoler,
               Harriet Berg and Barry Stoler


  *10.29       Agreement Regarding Property Matters by and among the Operating
               Partnership and High Falcon Realty Corporation

  *10.30       Agreement Regarding Property Matters by and among the Operating
               Partnership and Leonard Stoler

  *10.31       Agreement Regarding Property Matters by and among the Operating
               Partnership and The One-Forty Corporation

  *10.32       Contribution and Exchange Agreement by and among ABRA Land
               Development, LLC, Nelson E. Bowers, II, Cleveland Investments
               G.P., Cleveland Properties, LLC, Bownel Euromo, LLC, JAG
               Properties, LLC, and Bownel Satchat, Inc. and the Operating
               Partnership and the Company

  *10.33       Assumed Lease Agreements re Bowers Transportation Group

  *10.34       Contribution and Exchange Agreement by and among SMC Investment,
               Inc., SBM-L Family Limited Partnership, SBM-T Family Limited
               Partnership, SBM-T-I&E Family Limited Partnership, Dodge
               Financial Family Limited Partnership, Sterling B. McCall, Jr. and
               Marianne O. McCall and the Operating Partnership and the Company

  *10.35       Assumed Lease Agreements re Sterling McCall Group

  *10.36       Contribution and Exchange Agreement by and among Robert E.
               Frankel and the Operating Partnership and the Company

  *10.37       Form of Lease Agreement re Frankel Automotive Group

  *10.38       Agreement Regarding Property Matters by and among the Operating
               Partnership and Robert E. Frankel

  *10.39       Contribution and Exchange Agreement by and among Lindsay Motor
               Car Co. and the Operating Partnership and the Company

  *10.40       Form of Lease Agreement re Lindsay Automotive Group

  *10.41       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lindsay Motor Car Co.

  *10.42       Contribution and Exchange Agreement by and among Bob Bell Ford,
               Robert L. Bell and Rosemarie C. Bell and the Operating
               Partnership and the Company

  *10.43       Form of Lease Agreement re Bob Bell Automotive Group

  *10.44       Agreement Regarding Property Matters by and among the Operating
               Partnership and Robert L. Bell and Rosemarie C. Bell

  *10.45       Agreement Regarding Property Matters by and among the Operating
               Partnership and Bob Bell Ford and Susan Powers Bell Trust,
               Patricia Bell Trust, Teresa Bell Trust, Nancy Bell Trust and Mary
               Bell Trust

  *10.46       Contribution and Exchange Agreement by and among Miller
               Automotive Properties L.P., Miller Trust of 1980, Fred and
               Barbara Miller Family Partnership, Miller Investment Trust and
               Miller Automotive Group and the Operating Partnership and the
               Company


  *10.47       Form of Lease Agreement re Miller Automotive Group

  *10.48       Form of Agreement Regarding Property Matters by and among the
               Operating Partnership and Miller Automotive Group affiliates

  *10.49       Contribution and Exchange Agreement by and among Lustine
               Oldsmobile-Buick, Inc., Lustine Chevrolet, Inc., L&B Investment
               Partnership, L&K Partnership and B&L Partnership and the
               Operating Partnership and the Company

  *10.50       Form of Lease Agreement re Lustine Automotive Group

  *10.51       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lustine Chevrolet, Inc.

  *10.52       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lustine Oldsmobile-Buick, Inc.

  *10.53       Agreement Regarding Property Matters by and among the Operating
               Partnership and L & B Investment Partnership

  *10.54       Agreement Regarding Property Matters by and among the Operating
               Partnership and L & K Partnership, Burton Lustine and L.N. Kairys

  *10.55       Agreement Regarding Property Matters by and among the Operating
               Partnership and B & L Partnership, Burton Lustine and L.N. Kairys

  *10.56       Purchase and Sale Agreement by and among Lee G. Seidman
               Charitable Remainder Unitrust, Motor Cars, Inc., Coco Properties,
               L.L.C. and the Operating Partnership and the Company

  *10.57       Form of Lease Agreement re The Motorcars Group

  *10.58       Contribution and Exchange Agreement by and among L & B Land &
               Cattle Company and the Operating Partnership and the Company

  *10.59       Form of Lease Agreement re Lynn Alexander Auto Group

  *10.60       Purchase and Sale Agreement by and among John W. Chase and the
               Operating Partnership and the Company

  *10.61       Form of Lease Agreement re Chase Chevrolet

  *10.62       Contribution and Exchange Agreement by and among Ferd Onnen and
               Towson Ford Sales, Inc. and the Operating Partnership and the
               Company

  *10.63       Form of Lease Agreement Towson Ford

  *10.64       Agreement Regarding Property Matters by and among the Operating
               Partnership and Ferd Onnen

  *10.65       Agreement Regarding Property Matters by and among the Operating
               Partnership and Towson Ford Sales, Inc.

  *10.66 Contribution and Exchange Agreement by and among FUS, Inc. and the Operating Partnership and the Company

  *10.67       Form of Lease Agreement re FUS, Inc.


  *10.68       Contribution and Exchange Agreement by and among Norma and Irma
               Braman, Braman Cadillac, Inc., Braman Motors, Inc., Braman
               Imports, Inc., Palm Beach Imports, Inc., European Motor Cars of
               Littleton, Inc., Braman Leibowitz Associates #2 and BHLM
               Partnership and the Operating Partnership and the Company

  *10.69       Form of Lease Agreement re Braman Automotive Group

  *10.70       Form of Agreement Regarding Property Matters by and among the
               Operating Partnership and Braman Automotive Group affiliates

  *10.71 Purchase and Sale Agreement by and among Suncare, Ltd. and the Operating Partnership and the Company

  *10.72       Form of Lease Agreement re Sunnyside Automotive

  *11.1        Statement Regarding Computation of Per Share Earnings

 **23.1        Independent Auditors' Consent, Arthur Andersen LLP

  *23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Included in response to Exhibits 5.1 and 8.1

 **24.1        Power of Attorney (included herein on signature page)

  *27.1        Financial Data Schedule

 **99.1        Consent of Norman Braman to be named as Trust Manager

 **99.2        Consent of Douglas W. Schnitzer to be named as Trust Manager

 **99.3        Consent of Nelson E. Bowers, II to be named as Trust Manager

 **99.4        Consent of Gerald W. Haddock to be named as Trust Manager

--------------------
*  To be filed by amendment.
** Filed herewith.



ITEM 37.          UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trust Managers, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trust Manager, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trust Manager, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Automotive Realty Trust of America certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 17, 1998.


                                        AUTOMOTIVE REALTY TRUST OF AMERICA


                                        By:  /s/  David L. Johnston
                                           ------------------------------
                                             David L. Johnston,
                                             President and Chief
                                             Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack I. Tompkins and Bert Wollen and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                                          Title                         Date
----                                                          -----                         ----

/s/   Jack I. Tompkins                           Chairman of the Board of Trust           April 17, 1998
---------------------------------------          Managers and Chief Financial
      Jack I. Tompkins                           Officer

/s/   David L. Johnston                          President, Chief Executive               April 17, 1998
---------------------------------------          Officer and Trust Manager
      David L. Johnston

/s/   Bert Wollen                                Executive Vice President -               April 17, 1998
---------------------------------------          Business Development, Chief
      Bert Wollen                                Acquisition Officer and Trust
                                                 Manager


                                  EXHIBIT INDEX

EXHIBIT
  NO.          DESCRIPTION
-------        -----------

  *1.1         Form of Underwriting Agreement

 **3.1         Form of Declaration of Trust

 **3.2         Amended and Restated Bylaws of the Company

  *4.1         Form of Common Share Certificate

  *5.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding the legality of the Common Shares being registered

  *8.1 Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding certain federal income tax matters

  *10.1 First Amended and Restated Agreement of Limited Partnership of the Operating Partnership

  *10.2        Employment Contract between the Company and David L. Johnston

  *10.3        Employment Contract between the Company and Jack I. Tompkins

  *10.4        Employment Contract between the Company and Bert Wollen

  *10.5        Employee and Trust Manager Incentive Share Plan

  *10.6        Form of Indemnification Agreement

  *10.7        Asset Management Agreement by and between the Operating
               Partnership and Elite Sports Properties

  *10.8        Asset Management Agreement by and between the Operating
               Partnership and David Sibits

  *10.9        Asset Management Agreement by and between the Operating
               Partnership and Robert Garfield

  *10.10       Asset Management Agreement by and between the Operating
               Partnership and Robert J. Jones

  *10.11       Asset Management Agreement by and between the Operating
               Partnership and Daniel C. Gaubatz, Sr.

  *10.12       Asset Management Agreement by and between the Operating
               Partnership and Robert Dilmore

  *10.13       Asset Management Agreement by and between the Operating
               Partnership and Dennis Puskaric

  *10.14       Asset Management Agreement by and between the Operating
               Partnership and S.I.E., Inc.

  *10.15       Asset Management Agreement by and between the Operating
               Partnership and Colliers Pinkard



  *10.16       Contribution and Exchange Agreement by and among PPM Greenway
               Land Company, Ltd., North Oak Lawn, L.P., Park Place LX Land
               Company No. 1, Ltd. and PPM Specialists, Ltd. and the Operating
               Partnership and the Company

  *10.17       Form of Lease Agreement re Park Place Motorcars

  *10.18 Agreement Regarding Property Matters by and among the Company, the Operating Partnership, PPM Greenway Land Company, Ltd. and
               Lamar Plaza

  *10.19 North Oak Lawn, L.P. Side Agreement Regarding Property Matters by and among the Company, the Operating Partnership, North Oak Lawn,
               L.P. and MB Holdings, L.P.

  *10.20       Extension of Side Agreement of MB Holdings, L.P.

  *10.21       Park Place LX Land Company No. 1, Ltd. Side Agreement Regarding
               Property Matters by and among the Company, the Operating
               Partnership and Park Place LX Land Company No. 1, Ltd.

  *10.22 PPM Specialists, Ltd. Side Agreement Regarding Property Matters by and among the Company, the Operating Partnership and PPM
               Specialists, Ltd.

  *10.23       Contribution and Exchange Agreement by and among 7300 Associates,
               Ltd. and Diamante Properties, Ltd. and the Operating Partnership and the Company

  *10.24       Form of Lease Agreement re Momentum Motorcars

  *10.25       Contribution and Exchange Agreement by and among Len Stoler,
               Inc., Leonard Stoler, Colonial/Stoler Partnership, High Falcon
               Realty Corporation and The One-Forty Corporation and the
               Operating Partnership and the Company

  *10.26       Form of Lease Agreement re Len Stoler Automotive Group

  *10.27       Agreement Regarding Property Matters by and among the Operating
               Partnership and Len Stoler, Inc.

  *10.28       Agreement Regarding Property Matters by and among the Operating
               Partnership, Colonial/Stoler Partnership and Leonard Stoler,
               Harriet Berg and Barry Stoler

  *10.29       Agreement Regarding Property Matters by and among the Operating
               Partnership and High Falcon Realty Corporation

  *10.30       Agreement Regarding Property Matters by and among the Operating
               Partnership and Leonard Stoler

  *10.31       Agreement Regarding Property Matters by and among the Operating
               Partnership and The One-Forty Corporation

  *10.32       Contribution and Exchange Agreement by and among ABRA Land
               Development, LLC, Nelson E. Bowers, II, Cleveland Investments
               G.P., Cleveland Properties, LLC, Bownel Euromo, LLC, JAG
               Properties, LLC, and Bownel Satchat, Inc. and the Operating
               Partnership and the Company

  *10.33       Assumed Lease Agreements re Bowers Transportation Group


  *10.34       Contribution and Exchange Agreement by and among SMC Investment,
               Inc., SBM-L Family Limited Partnership, SBM-T Family Limited
               Partnership, SBM-T-I&E Family Limited Partnership, Dodge
               Financial Family Limited Partnership, Sterling B. McCall, Jr. and
               Marianne O. McCall and the Operating Partnership and the Company

  *10.35       Assumed Lease Agreements re Sterling McCall Group

  *10.36       Contribution and Exchange Agreement by and among Robert E.
               Frankel and the Operating Partnership and the Company

  *10.37       Form of Lease Agreement re Frankel Automotive Group

  *10.38       Agreement Regarding Property Matters by and among the Operating
               Partnership and Robert E. Frankel

  *10.39       Contribution and Exchange Agreement by and among Lindsay Motor
               Car Co. and the Operating Partnership and the Company

  *10.40       Form of Lease Agreement re Lindsay Automotive Group

  *10.41       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lindsay Motor Car Co.

  *10.42       Contribution and Exchange Agreement by and among Bob Bell Ford,
               Robert L. Bell and Rosemarie C. Bell and the Operating
               Partnership and the Company

  *10.43       Form of Lease Agreement re Bob Bell Automotive Group

  *10.44       Agreement Regarding Property Matters by and among the Operating
               Partnership and Robert L. Bell and Rosemarie C. Bell

  *10.45       Agreement Regarding Property Matters by and among the Operating
               Partnership and Bob Bell Ford and Susan Powers Bell Trust,
               Patricia Bell Trust, Teresa Bell Trust, Nancy Bell Trust and Mary
               Bell Trust

  *10.46       Contribution and Exchange Agreement by and among Miller
               Automotive Properties L.P., Miller Trust of 1980, Fred and
               Barbara Miller Family Partnership, Miller Investment Trust and
               Miller Automotive Group and the Operating Partnership and the
               Company

  *10.47       Form of Lease Agreement re Miller Automotive Group

  *10.48       Form of Agreement Regarding Property Matters by and among the
               Operating Partnership and Miller Automotive Group affiliates

  *10.49       Contribution and Exchange Agreement by and among Lustine
               Oldsmobile-Buick, Inc., Lustine Chevrolet, Inc., L&B Investment
               Partnership, L&K Partnership and B&L Partnership and the
               Operating Partnership and the Company

  *10.50       Form of Lease Agreement re Lustine Automotive Group

  *10.51       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lustine Chevrolet, Inc.

  *10.52       Agreement Regarding Property Matters by and among the Operating
               Partnership and Lustine Oldsmobile-Buick, Inc.


  *10.53       Agreement Regarding Property Matters by and among the Operating
               Partnership and L & B Investment Partnership

  *10.54       Agreement Regarding Property Matters by and among the Operating
               Partnership and L & K Partnership, Burton Lustine and L.N. Kairys

  *10.55       Agreement Regarding Property Matters by and among the Operating
               Partnership and B & L Partnership, Burton Lustine and L.N. Kairys

  *10.56       Purchase and Sale Agreement by and among Lee G. Seidman
               Charitable Remainder Unitrust, Motor Cars, Inc., Coco Properties,
               L.L.C. and the Operating Partnership and the Company

  *10.57       Form of Lease Agreement re The Motorcars Group

  *10.58       Contribution and Exchange Agreement by and among L & B Land &
               Cattle Company and the Operating Partnership and the Company

  *10.59       Form of Lease Agreement re Lynn Alexander Auto Group

  *10.60       Purchase and Sale Agreement by and among John W. Chase and the
               Operating Partnership and the Company

  *10.61       Form of Lease Agreement re Chase Chevrolet

  *10.62       Contribution and Exchange Agreement by and among Ferd Onnen and
               Towson Ford Sales, Inc. and the Operating Partnership and the
               Company

  *10.63       Form of Lease Agreement Towson Ford

  *10.64       Agreement Regarding Property Matters by and among the Operating
               Partnership and Ferd Onnen

  *10.65       Agreement Regarding Property Matters by and among the Operating
               Partnership and Towson Ford Sales, Inc.

  *10.66 Contribution and Exchange Agreement by and among FUS, Inc. and the Operating Partnership and the Company

  *10.67       Form of Lease Agreement re FUS, Inc.

  *10.68       Contribution and Exchange Agreement by and among Norma and Irma
               Braman, Braman Cadillac, Inc., Braman Motors, Inc., Braman
               Imports, Inc., Palm Beach Imports, Inc., European Motor Cars of
               Littleton, Inc., Braman Leibowitz Associates #2 and BHLM
               Partnership and the Operating Partnership and the Company

  *10.69       Form of Lease Agreement re Braman Automotive Group

  *10.70       Form of Agreement Regarding Property Matters by and among the
               Operating Partnership and Braman Automotive Group affiliates

  *10.71 Purchase and Sale Agreement by and among Suncare, Ltd. and the Operating Partnership and the Company

  *10.72       Form of Lease Agreement re Sunnyside Automotive

  *11.1        Statement Regarding Computation of Per Share Earnings



  **23.1       Independent Auditors' Consent, Arthur Andersen LLP

   *23.2 Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. Included in response to Exhibits 5.1 and 8.1

  **24.1       Power of Attorney (included herein on signature page)

   *27.1       Financial Data Schedule

  **99.1       Consent of Norman Braman to be named as Trust Manager

  **99.2       Consent of Douglas W. Schnitzer to be named as Trust Manager

  **99.3       Consent of Nelson E. Bowers, II to be named as Trust Manager

  **99.4       Consent of Gerald W. Haddock to be named as Trust Manager


--------------
*  To be filed by amendment.
** Filed herewith.